As filed with the Securities and Exchange Commission on October 4, 2024

1940 Act File No. 811-23961

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☑
Amendment No. 1	☑

PRIVACORE PCAAM ALTERNATIVE INCOME FUND

(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

1-855-685-3093

(Registrant’s Telephone Number)

Sandhya Ganapathy, Esq.

Privacore PCAAM Alternative Income Fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.
☐	Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.
☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.
☐	Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
☐	Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box)

☐	when declared effective pursuant to Section 8(c) of the Securities Act
☐	Immediately upon filing pursuant to paragraph (b)
☐	On (date) pursuant to paragraph (b)
☐	60 days after filing pursuant to paragraph (a)
☐	On (date) pursuant to paragraph (a)

If appropriate, check the following box:

☐	This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☒	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.
☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement on Form N-2 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest (“Shares”) of the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) because such Shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may only be made by natural persons or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Privacore PCAAM Alternative Income Fund

Class S Shares

Class D Shares

Class I Shares

October 4, 2024

Privacore PCAAM Alternative Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund. The Fund operates under an Agreement and Declaration of Trust dated April 23, 2024 (the “Declaration of Trust”). Privacore Capital Advisors, LLC serves as the investment adviser (the “Adviser”) of the Fund. Partners Capital Investment Group, LLP serves as the sub-adviser (the “Sub-Adviser”) to the Fund (the Sub-Adviser, together with the Adviser, the “Advisers”). Each of the Adviser and Sub-Adviser is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The Fund intends to qualify and elect to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s primary investment objectives are to seek to achieve high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation. The Fund seeks to achieve its investment objectives by investing primarily in lending directly or indirectly to performing businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as receivables factoring or a sale and leaseback of real estate or equipment. In receivables factoring, companies sell their accounts receivable (unpaid invoices) at a discount to a third-party manager (a “Factor”) for cash. The Factor may create a fund of such transactions in which investors may participate. The Factor assumes responsibility for collecting payment from the customers, seeking to generate a payment greater than the negotiated purchase price and a return for investors. Under normal market conditions, the Fund will have at least 80% of its assets (plus any borrowings for investment purposes) invested in lending investments or loans that are expected to generate income (“Lending Investments”) (the “80% Policy”). For the purpose of the 80% Policy, Lending Investments are investments that the Sub-Adviser believes are likely to generate an interest payment, pay dividends or have other forms of distributions that generally accrue value over time, or securities that provide the Fund with exposure to such investments. The Fund’s Lending Investments may include, but are not limited to corporate loans, real estate loans, loans backed by other hard assets or receivables, securitizations, preferred securities, and royalties. Investments may be made directly, or indirectly through a range of investment vehicles that the Sub-Adviser believes will ultimately achieve the investment objectives of the Fund, including but not limited to general or limited partnerships, funds, corporations, trusts or other investment vehicles (collectively, “Portfolio Funds”). The Fund may invest in Portfolio Funds that are registered under the Investment Company Act, including mutual funds, exchange-traded funds (“ETFs”), registered closed-end funds and business development companies (“BDCs”), as well as private fund that are not registered under the Investment Company Act. Further, the Fund may invest in private equity, investments made in private or public companies through privately negotiated transactions, which may be structured using common equity, preferred equity, subordinated debt, warrants, or other instruments. The Fund’s investments may also include secondary purchases of interests in private funds, which are investments in existing private funds through the acquisition of an existing interest in a private fund by one investor from another in a negotiated transaction. The Sub-Adviser will allocate dynamically and diversify across investment vehicle type, collateral, geography, and other relevant factors based on the Sub-Adviser’s assessment of the market environment and relative attractiveness of various credit opportunities.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objectives will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (See “GENERAL RISKS,” “BUSINESS AND STRUCTURE RELATED RISKS,” “MANAGEMENT RELATED RISKS,” “INVESTMENT RELATED RISKS,” “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “RISKS SPECIFIC TO SECONDARY INVESTMENT FUNDS” and “LIMITS OF RISKS DISCLOSURE” beginning on page 21).

The Fund is offering shares of beneficial interest in the Fund (“Shares”) pursuant to this confidential private placement memorandum (“Memorandum”) in a private placement of its securities exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This Memorandum applies to the offering of three separate classes of Shares in the Fund, designated as Class S Shares, Class D Shares and Class I Shares. The Fund has applied to the SEC for an exemptive order that would permit the Fund to offer more than one class of Shares. There is no assurance that the SEC will grant such exemptive order. Class S Shares and Class D Shares will not be offered to investors until the Fund has received an exemptive order permitting the multi-class structure. The Fund’s Shares will generally be offered on each business day, which is any day the New York Stock Exchange is open for business (a “Business Day”), at the net asset value per Share on that day, except that Shares may be offered less frequently as determined by the Board in its sole discretion. No person who is admitted as a shareholder of the Fund (each a “Shareholder” and collectively, the “Shareholders”) will have the right to require the Fund to redeem its Shares. This Memorandum is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “ELIGIBLE INVESTORS.”

Janus Henderson Distributors US LLC (the “Placement Agent”) acts as the placement agent and principal underwriter of the Fund’s Shares on a commercially reasonable efforts basis. The Placement Agent is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use commercially reasonable efforts to solicit orders for the sale of the Shares. The Shares will generally be offered for purchase on any Business Day, in each case subject to any applicable sales charges or placement fee and other fees, as described herein. The Shares will be issued at net asset value per Share. The Fund is a closed-end investment company operating as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund (see “REPURCHASES OF SHARES” beginning on page 85 and “GENERAL RISKS - Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares” beginning on page 21).

If you purchase Shares of the Fund, you will become bound by the terms and conditions of the Declaration of Trust.

Shares are speculative and illiquid securities involving substantial risk of loss.

●	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop.

●	You should generally not expect to be able to sell your Shares (other than through the limited repurchase process), regardless of how we perform.

●	Although the Fund is required to implement and has implemented a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. See “REPURCHASE OF SHARES”.

●	Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust.

●	Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

There are risks associated with the Fund’s distribution sources.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.

Limited History. The Fund has limited operating history and the shares have no history of public trading.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated October 4, has been filed with the U.S. Securities Exchange Commission (“SEC”). You can request a copy of the SAI, annual and semi-annual reports, other information of the Fund, and make shareholder inquiries without charge by writing to the Fund, c/o UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at 855-685-309. The SAI is incorporated by reference into this Memorandum in its entirety. You can obtain the SAI, material incorporated by reference and other information about the Fund, on the SEC’s website (sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

The Fund’s Shares have not been registered with the SEC under the Securities Act, and are being offered and sold solely in private placement transactions in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

THE FUND’S PLACEMENT AGENT IS JANUS HENDERSON DISTRIBUTORS US LLC.

The date of this Memorandum is October 4, 2024.

i

ii

FUND SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum, the SAI, and the Declaration of Trust.

The Fund and the Shares

Privacore PCAAM Alternative Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware trust on March 26, 2024. Privacore Capital Advisors, LLC (the “Adviser” or “Privacore”) serves as the investment adviser of the Fund. Partners Capital Investment Group, LLP serves as the sub-adviser (the “Sub-Adviser” together with the Adviser, the “Advisers”) to the Fund.

The Fund is an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class net asset value (“NAV”), of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer. See “Repurchases of Shares” below. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund expects to offer three separate classes of shares of beneficial interest (“Shares”) designated as Class S Shares, Class D Shares and Class I Shares. Each class of Shares will be subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. The Fund has applied for an exemptive order from the SEC with respect to the Fund’s multi-class structure. Class I Shares will be the only class offered for purchase until the Fund has received an exemptive order permitting the multi-class structure. There is no assurance that the Fund will be granted the exemptive order.

The Fund intends to satisfy the diversification requirements necessary to qualify as a RIC under the Code, which generally requires that, at the end of each quarter: (1) at least 50% of the Fund’s total assets are invested in (i) cash and cash items (including receivables), Federal Government securities and securities of other RICs; and (ii) securities of separate issuers, each of which amounts to no more than 5% of the Fund’s total assets (and no more than 10% of the issuer’s outstanding voting shares), and (2) no more than 25% of the Fund’s total assets are invested in (i) securities (other than Federal Government securities or the securities of other RICs) of any one issuer; (ii) the securities (other than the securities of other RICs) of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses; or (iii) the securities of one or more qualified publicly traded partnerships.

Investment Objectives and Strategies

The Fund’s primary investment objectives are to seek to achieve high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation. The Fund seeks to achieve its investment objectives by investing primarily in lending directly or indirectly to performing businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as receivables factoring or a sale and leaseback of real estate or equipment. In receivables factoring, companies sell their accounts receivable (unpaid invoices) at a discount to a third-party manager (a “Factor”) for cash. The Factor may create a fund of such transactions in which investors may participate. The Factor assumes responsibility for collecting payment from the customers, seeking to generate a payment greater than the negotiated purchase price and a return for investors. Under normal market conditions, the Fund will have at least 80% of its assets (plus any borrowings for investment purposes) invested in lending investments or loans that are expected to generate income (“Lending Investments”) (the “80% Policy”). For the purpose of the 80% Policy, Lending Investments are investments that the Sub-Adviser believes are likely to generate an interest payment, pay dividends or have other forms of distributions that generally accrue value over time, or securities that provide the Fund with exposure to such investments. The Fund’s Lending Investments may include, but are not limited to corporate loans, real estate loans, loans backed by other hard assets or receivables, securitizations, preferred securities, and royalties. Investments may be made directly, or indirectly through a range of investment vehicles that the Sub-Adviser believes will ultimately achieve the investment objectives of the Fund, including but not limited to general or limited partnerships, funds, corporations, trusts or other investment vehicles (each a “Portfolio Fund” and collectively, “Portfolio Funds”) managed by investment managers selected by the Sub-Adviser (each a “Portfolio Fund Manager” and collectively, “Portfolio Fund Managers”). The Fund may invest in Portfolio Funds that are registered under the Investment Company Act, including mutual funds, exchange-traded funds (“ETFs”), registered closed-end funds and business development companies (“BDCs”), as well as private fund that are not registered under the Investment Company Act. Further, the Fund may invest in private equity, investments made in private or public companies through privately negotiated transactions, which may be structured using common equity, preferred equity, subordinated debt, warrants, or other instruments. The Fund’s investments may also include secondary purchases of interests in private funds, which are investments in existing private funds through the acquisition of an existing interest in a private fund by one investor from another in a negotiated transaction. The Sub-Adviser will allocate dynamically and diversify across investment vehicle type, collateral, geography, and other relevant factors based on the Sub-Adviser’s assessment of the market environment and relative attractiveness of various credit opportunities.

The Advisers believe that the Fund can benefit investors and achieve its investment objectives by diversifying across multiple credit strategies. Unlike many other asset classes, credit is highly fragmented and requires specialist knowledge of the specific underlying assets. As such, due diligence requires assessing the return and risk opportunities for individual types of credit strategies as well as selecting what the Sub-Adviser believes to be the best Portfolio Funds/Portfolio Fund Managers to implement those credit strategies.

The below describes the credit strategies that the Fund may utilize, each of which is considered a Lending Investment for purposes of the Fund’s 80% Policy.

●	US, Non-US Corporate Direct Lending: Directly originated by non-bank entities, typically senior secured loans to middle market companies underwritten on a cash flow or EBITDA basis.
●	Capital Solutions: Directly originated senior or subordinate loans (or structured equity) to companies undergoing some form of transition or restructuring.
●	Mezzanine Lending: Directly originated corporate loans (or structured equity) subordinate to senior debt. Can be secured by assets or unsecured, but have priority to common equity.
●	Specialist Corporate Lending: Directly originated by non-bank entities, senior or subordinate loans (or structured equity) to companies in niche sectors or less easily underwritten sectors.
●	Structured (CLO debt and equity): Typically highly levered investments in diversified credit collateral.
●	Venture Debt: Loans to venture capital-backed companies that are typically not yet profitable. Investments may be a combination of cash and payment-in-kind (“PIK”) income plus equity/warrants.
●	Asset-based: Debt or structured equity backed by assets and underwritten to asset value as well as cash flows. Collateral may include hard assets and/or financial assets such as trade claims and receivables.
●	Leasing (Aircraft, Equipment, Other): Leasing of commoditized equipment or mission critical assets to a counterparty over a defined term.
●	Real Estate Debt: Loans collateralized by real estate. May take the form of (i) a whole loan with the senior portion syndicated to a bank partner or (ii) a mezzanine unsecured loan.
●	Infrastructure: Senior and mezzanine debt or structured equity investments backed by infrastructure assets and related cash flows.
●	Royalties: Investments in intellectual property rights with credit-like cash flow characteristics or debt investments to companies collateralized by intellectual property rights.
●	Insurance-linked: Sale of reinsurance policies tied primarily to weather events and other natural disasters; may also include life settlement assets.
●	Legal Finance: Lending to law firms or claimants to fund litigation costs and/or general working capital needs, secured by future proceeds from either ongoing or settled cases.
●	Marketplace Lending: Loans to consumers either originated individually or rediscount lending to platforms that originate consumer loans.

There is no limit on the duration, maturity or credit quality of any investment in the Fund’s portfolio, and the Fund’s assets will be dynamically allocated across durations, maturities and credit qualities based on market opportunities. There can be no assurance that the Fund will achieve its investment objectives. The Fund may invest in below-investment grade debt securities or “junk” debt securities and non-rated debt or equity securities. These investments could constitute a material percentage of the Fund’s holdings at any given point in time.

The Fund may invest directly in foreign debt and equity securities, including those from emerging markets, issued in both U.S. dollars and foreign currencies. It is not anticipated that investments in foreign securities and/or emerging markets will constitute a significant portion of the Fund’s investments. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Sub-Adviser, the Fund may or may not hedge all or a portion of its currency exposures.

The Fund may make investments through wholly-owned subsidiaries (a “Subsidiary” or the “Subsidiaries”). Such Subsidiaries will not be registered under the Investment Company Act; however, the Fund will wholly own and control any Subsidiaries.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by investors, the Sub-Adviser may sell certain of the Fund’s assets on the Fund’s behalf.

Except as otherwise indicated, the Fund may change its investment objectives and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objectives of the Fund are not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board” or “Trustees”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objectives or any of its investment policies, restrictions or strategies. There can be no assurance that the investment objectives of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. See “INVESTMENT OBJECTIVES AND STRATEGIES.”

Risk Factors	An investment in the Fund involves substantial risks and special considerations. A discussion of the risks associated with an investment in the Fund can be found under “GENERAL RISKS,” “BUSINESS AND STRUCTURE RELATED RISKS,” “MANAGEMENT RELATED RISKS,” “INVESTMENT RELATED RISKS,” “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “RISKS SPECIFIC TO SECONDARY INVESTMENT FUNDS” and “LIMITS OF RISKS DISCLOSURE.”
Management	The Fund’s Board has overall responsibility for the management and supervision of the business operations of the Fund. See “MANAGEMENT OF THE FUND - The Board of Trustees.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Advisers.
The Adviser	Privacore Capital Advisors, LLC, serves as the Fund’s investment adviser. The Adviser is responsible for the management of the Fund and supervises the activities of the investment sub-adviser described below. Its principal place of business is located at 1411 Broadway, New York, NY 10018. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
The Sub-Adviser	Partners Capital Investment Group, LLP serves as investment sub-adviser of the Fund. The Sub-Adviser is responsible for the daily investment and portfolio management activities for the Fund. Its principal place of business is located at 600 Atlantic Avenue, 30th Floor, Boston MA 02210. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act.
Fund Administration	The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.
Fees and Expenses	The Fund’s expenses incurred and to be incurred in connection with the Fund’s organization are not expected to exceed $400,000. The Fund’s expenses incurred and to be incurred in connection with the initial offering of Shares will be amortized by the Fund over the 12-month period beginning on the date of the Fund’s commencement of investment operations and are not expected to exceed $350,000. The Fund will also bear directly certain ongoing offering costs associated with any periodic offers of Shares, which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its offering expenses). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management Fee. The Fund pays the Adviser a management fee (the “Investment Management Fee”) at an annual rate of 1.25%, accrued daily and payable monthly in arrears, based upon the Fund’s average daily net assets. The Investment Management Fee is paid out of the Fund’s assets. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and decreases the net profits or increases the net losses of the Fund that are credited to its Shareholders. See “INVESTMENT MANAGEMENT FEE.”

Sub-Advisory Fee. Under the sub-advisory agreement among the Adviser, the Fund and the Sub-Adviser (the “Sub-Advisory Agreement”) the Adviser shall pay the Sub-Adviser, monthly in arrears, 55% of the net management fees payable to the Adviser, provided that if the Adviser receives no management fees for any month, including because of the effect of any expense limitation or fee waivers agreed to with the Fund, the Adviser shall have no obligation to compensate the Sub-Adviser for such month pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month.

Administration Fee. The Administrator provides the Fund certain administration and accounting services. In consideration for these services, the Fund pays the Administrator a tiered fee based on the Fund’s net assets, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund, and therefore, decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency and custodian services. See “ADMINISTRATION.”

The Fund has applied for exemptive relief from the SEC that will allow the Fund, subject to certain conditions, to adopt a Distribution and Service Plan with respect to Class S Shares and Class D Shares in compliance with Rule 12b-1 under the Investment Company Act. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to 0.85% on an annualized basis of the aggregate net assets of the Fund attributable to Class S Shares and up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Class D Shares (the “Distribution and Servicing Fee”) to the Fund’s Placement Agent or other qualified recipients under the Distribution and Service Plan. The Distribution and Servicing Fee will be paid out of the Fund’s assets and decrease the net profits or increase the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee only, the value of the Fund’s assets will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class I Shares are not subject to the Distribution and Servicing Fee. Class S Shares and Class D Shares will not be offered for sale until the Fund has received the requested exemptive relief from the SEC. Class S Shares and Class D Shares will not pay a Distribution and Servicing Fee until the Fund has received the requested exemptive relief from the SEC. There is no assurance that the Fund will be granted the exemptive order. See “DISTRIBUTION AND SERVICE PLAN.”

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding Specified Expenses (defined in “FUND EXPENSES”)) do not exceed, on an annualized basis, 1.60%, 1.00% and 0.75% of the average daily net assets of Class S Shares, Class D Shares and Class I Shares, respectively, in the relevant period (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of one year, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board upon thirty days’ written notice to the Adviser. See “FUND EXPENSES.”
Investor Qualifications

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. In addition, Shares are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes or (ii) non-U.S. persons that meet eligibility standards as defined by the Fund pursuant to applicable law in the relevant jurisdictions. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP (as defined below)) will be required to qualify as Eligible Investors prior to the additional purchase. Shares are being offered pursuant to Rule 506(b) of Regulation D under the Securities Act.

Prospective investors that are non-U.S. persons for U.S. federal income tax purposes must request a copy of supplemental offering materials without charge by writing to the Fund, c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212. See “CERTAIN TAX CONSIDERATIONS - Taxation of Non-U.S. Shareholders.”

To the extent the Fund identifies any Shareholder holding Shares that was not an Eligible Investor at the time of acquiring such Shares, the Fund reserves the right to (i) cause a mandatory redemption of all or some of the Shares of such Shareholder, or any person acquiring Shares from or through such Shareholder, (ii) retain any unrealized gains or profits associated with Shares held by such Shareholder and/or (iii) take any other action the Board determines to be appropriate in light of the circumstances.

The Offering	The minimum initial investment in the Fund for Class S Shares and Class D Shares is $10,000, and the minimum initial investment for Class I Shares is $1,000,000, except for additional purchases pursuant to the DRIP (as defined below). However, the Fund reserves the right, in its sole discretion, to waive the minimum initial investment amounts for investments by current or retired officers and Trustees of the Fund and other funds managed by the Adviser, as well as their family members; current or retired officers, directors and employees of the Adviser and certain participating affiliated companies of the Adviser; the immediate family members of any such officer, Trustee or employee (including parents, spouses, children, fathers/mothers-in-law, daughters/sons-in-law, and domestic partners); and a trust or plan established primarily for the benefit of any of the foregoing persons. In addition, the minimum initial investment amounts may be reduced in the discretion of the Adviser based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. The Fund, in the sole discretion of the Adviser, may also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $1,000 and incremental contributions are not less than $500.

The Shares are offered on a private placement basis. Shares will generally be offered for purchase on each Business Day, which is any day the New York Stock Exchange is open for business, except that Shares may be offered less frequently as determined by the Board in its sole discretion.

Investments in Class S Shares and Class D Shares of the Fund are sold subject to a sales charge or placement fee of up to 3.50% and 1.50% of the investment, respectively. For some investors, the sales charge may be waived or reduced. The full amount of sales charge may be reallowed to brokers or dealers participating in the offering. Your Financial Intermediary (defined below) may impose additional charges when you purchase shares of the Fund.

A prospective investor must submit the completed subscription documents prior to the cut-off times set by the Fund and notified to prospective investors. In general, an investment will be accepted if the completed subscription documents and funds are received in good order in advance of the cut-off times (generally 4:00 p.m. Eastern Time on the cut-off date) identified in a particular offering. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Additional information regarding the subscription process is set forth under “PURCHASING SHARES.”

Distributions	Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to make quarterly distributions of substantially all of its net investment income beginning no later than the first calendar quarter after the one-year anniversary of the Fund’s commencement of operations. Distributions cannot be assured, and the amount of each distribution is likely to vary. In addition, distributions will be paid at least annually in amounts representing substantially all of the net investment income not previously distributed in a quarterly distribution and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income. See “Certain Tax Considerations.”
Dividend Reinvestment Plan	The Fund has adopted an “opt out” dividend reinvestment plan (the “DRIP”). Investors that wish to participate in the DRIP will not be required to take any action. A participating investor’s distribution amount will purchase Shares at the net asset value of the Fund. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription agreement or by notifying the Administrator in writing at Privacore PCAAM Alternative Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution, or the Shareholder will receive such distribution in Shares through the DRIP.
Repurchases of Shares	The Fund provides a limited degree of liquidity to the Shareholders by conducting quarterly offers to repurchase its Shares at their NAV on the date on which the repurchase price for Shares is determined (the “Valuation Date”). Each repurchase offer will be for no less than 5% nor more than 25% of the Fund’s Shares outstanding. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.”

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $5,000 worth of Shares. Such minimum ownership requirement may be waived by the Board, subject to applicable federal securities laws. If a Shareholder tenders a portion of his or her Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below the required minimum account balance of $5,000, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. Shares acquired through the Fund’s DRIP are not subject to an early repurchase fee. An early repurchase fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Shareholder. Such waivers will be applied uniformly to all Shareholders. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.”

Transfer Restrictions

A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “ELIGIBLE INVESTORS.” Such notice of a proposed transfer of Shares must also be accompanied by properly completed subscription documents in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “TRANSFERS OF SHARES.”

Taxes	The Fund intends to elect to be treated as a RIC for U.S. federal income tax purposes and to maintain RIC status each year. As a RIC, the Fund generally will not be subject to U.S. federal corporate income tax, provided that it distributes all, or virtually all, of its net taxable income and gains each year. It is anticipated that the Fund will principally recognize dividends and capital gains and therefore distributions paid to the Shareholders that are attributable to such income will, in large part, be taxable to the Shareholders who are individuals at the reduced rates of U.S. federal income tax that are applicable for “qualified dividends” and long-term capital gains.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Tax Reports” below and “CERTAIN TAX CONSIDERATIONS” in this Memorandum, and “TAX MATTERS” in the Fund’s SAI.

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will distribute to its Shareholders, after the end of each calendar year, IRS Forms 1099-DIV setting forth the amounts includible in such Shareholders’ taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.
Reports to Shareholders	Shareholders will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be sent reports regarding the Fund’s operations each quarter. See “REPORTS TO SHAREHOLDERS.”
Fiscal and Tax Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.
Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Shareholders can expect to bear indirectly.

	Class S Shares	Class D Shares	Class I Shares
SHAREHOLDER FEES
Maximum Sales Charge Imposed on Purchases (as a percentage of offering price)(1)	3.50%	1.50%	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

ANNUAL EXPENSES (as a percentage of net assets attributable to Shares)
Investment Management Fee(3)	1.25%	1.25%	1.25%
Distribution and Servicing Fee(4)	0.85%	0.25%	0.00%
Interest Payments on Borrowed Funds(5)	0.00%	0.00%	0.00%
Other Expenses(6)	1.14%	1.14%	1.14%
Acquired Fund Fees and Expenses(7)	1.46%	1.46%	1.46%
Total Annual Expenses	4.70%	4.10%	3.85%
Fee Waivers and/or Expense Reimbursements(8)	-0.39%	-0.39%	-0.39%
Total Annual Fund Operating Expenses (after Fee Waivers and/or Expense Reimbursements)	4.31%	3.71%	3.46%

(1)	Investors in Class S Shares and Class D Shares may be charged a sales charge or placement fee of up to 3.50% and 1.50% of the subscription amount, respectively.

(2)	A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Shareholder’s Class S, Class D or Class I Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of the Shares (on a “first in-first out” basis). An early repurchase fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Shareholder. Such waivers will be applied uniformly to all Shareholders. See “REPURCHASES OF SHARES.”

(3)	The Investment Management Fee is equal to 1.25% on an annualized basis, accrued daily and payable monthly in arrears, of the Fund’s average daily net assets. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. See “INVESTMENT MANAGEMENT FEE” for additional information.

(4)	The Fund has applied for exemptive relief from the SEC permitting it to offer multiple classes of Shares and to adopt a distribution and service plan for Class S Shares and Class D Shares. If approved, the Fund may charge a distribution and/or servicing fee up to a maximum of 0.85% per year on Class S Shares and a maximum of 0.25% per year on Class D Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class. The Fund may use these fees, in respect of the relevant class, to compensate financial intermediaries or financial institutions (collectively with their respective agents, “Financial Intermediaries”) for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class S Shares and Class D Shares of the Fund. There is no assurance that the Fund will be granted the exemptive order. See “DISTRIBUTION AND SERVICE PLAN.”

(5)	The Fund does not anticipate engaging in any borrowings for the current fiscal year.

(6)	Other expenses are estimated for the Fund’s current fiscal year.

(7)	Shareholders also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds. Generally, asset-based fees payable in connection with Portfolio Fund investments will range from 1% to 2.5% (annualized) of (depending on the structure and strategy of the Portfolio Fund) the commitment amount of the Fund’s investment, the capital amount invested by the Fund or the net asset value of the Fund’s investment. Performance or incentive fees or allocations will vary depending on the structure and strategy of the relevant Portfolio Fund. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. “Acquired Fund Fees and Expenses” are estimated for the Fund’s current fiscal year.

(8)	The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding Specified Expenses (defined in “FUND EXPENSES”)) do not exceed, on an annualized basis, 1.60%, 1.00% and 0.75% of the average daily net assets of Class S Shares, Class D Shares and Class I Shares, respectively, in the relevant period (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of one year, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board upon thirty days’ written notice to the Adviser.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “CUSTODIAN,” “FUND EXPENSES,” “REPURCHASES OF SHARES” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.

EXAMPLE

Class S Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge or Placement Fee, a 0.85% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$77	$168	$261	$493

Class D Shares

You Would Pay the Following Expenses Based on the Imposition of the 1.50% Sales Charge or Placement Fee, a 0.25% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$52	$134	$218	$435

Class I Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$35	$114	$195	$405

The examples are based on the annual fees and expenses set out in the tables above and should not be considered a representation of future expenses. The examples above exclude the 2.00% Early Repurchase Fee which would apply if your Shares are repurchased within one year of their purchase. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

USE OF PROCEEDS

The proceeds from the sale of Shares of the Fund, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objectives and strategies as soon as practicable after receipt of such proceeds, consistent with market conditions and the availability of suitable investments. Such proceeds will be invested together with any interest earned in the Fund’s account with the custodian prior to the closing of the applicable offering. See “PURCHASING SHARES - Purchase Terms.” Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private markets transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Sub-Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for the Portfolio Fund Managers to invest the amounts committed by the Fund.

A portion of the amount of proceeds of the offering of Shares or any other available funds may be invested in short-term debt securities, money market securities, cash and/or cash equivalents pending investment pursuant to the Fund’s investment objectives and strategies. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

The Fund’s primary investment objectives are to seek to achieve high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation. There can be no assurance that the Fund will achieve its investment objectives.

Except as otherwise indicated, the Fund may change its investment objectives and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objectives of the Fund are not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Fund’s outstanding Shares upon not less than sixty (60) days’ written notice to Shareholders. The Fund will notify Shareholders of any changes to its investment objectives or any of its investment policies, restrictions, strategies or techniques.

Investment Strategies and Overview of Investment Process

The Fund seeks to offer the following attributes to investors when considering an investment in the Shares:

●	High current income: The majority of the underlying assets in the Fund will generate a contractual cash income stream which will be distributed quarterly to investors in the form of a dividend.

●	Diversified exposure to credit: Through a single investment in the Fund, investors gain exposure to a diversified portfolio of credit investments. The Fund’s multi-strategy approach is devised with the aim of reducing volatility and the correlation of the Fund’s overall performance to the broader public markets.

●	Differentiated access: Due to the scale, depth, and history of the Sub-Adviser’s investment program, the Sub-Adviser expects to have preferred access to what the Sub-Adviser believes to be top tier investment managers via Portfolio Funds, co-investments and loan participations. These relationships are expected to enable the Sub-Adviser to negotiate preferred terms and access to investments that will benefit the Fund.

●	Deep knowledge and expertise in credit and private markets: The Sub-Adviser has been investing in private credit and related strategies for over 12 years, making over $12 billion in commitments since 2012.

The Fund seeks to achieve its investment objectives by investing primarily in lending directly or indirectly to performing businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as receivables factoring or a sale and leaseback of real estate or equipment. In receivables factoring, companies sell their accounts receivable (unpaid invoices) at a discount to a third-party manager (a “Factor”) for cash. The Factor may create a fund of such transactions in which investors may participate. The Factor assumes responsibility for collecting payment from the customers, seeking to generate a payment greater than the negotiated purchase price and a return for investors. Under normal market conditions, the Fund will have at least 80% of its assets (plus any borrowings for investment purposes) invested in lending investments or loans that are expected to generate income (“Lending Investments”) (the “80% Policy”). For the purpose of the 80% Policy, Lending Investments are investments that the Sub-Adviser believes are likely to generate an interest payment, pay dividends or have other forms of distributions that generally accrue value over time, or securities that provide the Fund with exposure to such investments. The Fund’s Lending Investments may include, but are not limited to corporate loans, real estate loans, loans backed by other hard assets or receivables, securitizations, preferred securities, and royalties. Investments may be made directly, or indirectly through a range of investment vehicles that the Sub-Adviser believes will ultimately achieve the investment objectives of the Fund, including but not limited to general or limited partnerships, funds, corporations, trusts or other investment vehicles (collectively, “Portfolio Funds”). The Fund may invest in Portfolio Funds that are registered under the Investment Company Act, including mutual funds, exchange-traded funds (“ETFs”), registered closed-end funds and business development companies (“BDCs”), as well as private fund that are not registered under the Investment Company Act. Further, the Fund may invest in private equity, investments made in private or public companies through privately negotiated transactions, which may be structured using common equity, preferred equity, subordinated debt, warrants, or other instruments. The Fund’s investments may also include secondary purchases of interests in private funds (“Secondary Investment Funds”), which are investments in existing private funds through the acquisition of an existing interest in a private fund by one investor from another in a negotiated transaction. The Sub-Adviser will allocate dynamically and diversify across investment vehicle type, collateral, geography, and other relevant factors based on the Sub-Adviser's assessment of the market environment and relative attractiveness of various credit opportunities.

The Advisers believe that the Fund can benefit investors and achieve its investment objectives by diversifying across multiple credit strategies. Unlike many other asset classes, credit is highly fragmented and requires specialist knowledge of the specific underlying assets. As such, due diligence requires assessing the return and risk opportunities for individual types of credit strategies as well as selecting the best managers/funds to implement those credit strategies.

Strategy Selection

The table below describes the strategies that the Fund may utilize. The Sub-Adviser expects that the Fund will invest in a minimum of three strategies at any one time, depending upon the Sub-Adviser’s assessment of the relative attractiveness of the opportunity set in those strategies. Each of the strategies below constitutes a Lending Investment for purposes of the Fund’s 80% Policy. Credit strategies may change over time, may provide regular or irregular payment streams, and the Fund may invest outside of the following strategies.

Strategy	General Description	Usual Characteristics
Corporate Credit
Direct Corporate Lending (US, Non-US)	Directly originated by bank or non-bank entities, typically senior secured or unitranche loans to middle market companies underwritten on a cash flow or EBITDA basis.	Current income, low loss rate, low volatility, some structures may be deemed covenant lite. Likely to be focused on the middle market, but with scope to lend to larger or smaller issuers.

Strategy	General Description	Usual Characteristics
Capital Solutions	Directly originated senior or subordinate loans (or structured equity) to companies undergoing some form of transition or restructuring. Can be secured by assets or unsecured.	Focus on total return, combination of cash and payment-in-kind (“PIK”) income plus attached equity or warrants, typically more comprehensive covenant packages.
Mezzanine Lending	Directly originated corporate loans (or structured equity) subordinate to senior debt. Can be secured by assets or unsecured but have priority to ordinary equity.	Focus on total return, combination of cash and PIK income plus equity or warrants, typically more comprehensive covenant packages.
Specialist Corporate Lending	Directly originated by non-bank entities, senior or subordinate loans (or structured equity) to companies in niche sectors or less easily underwritten sectors such as Information Technology, Technology, Healthcare and Life Sciences. May be secured by recurring revenues, intellectual property, cash flow or assets.	Focus on total return, combination of cash and PIK income plus equity/warrants, more comprehensive covenant packages.
Structured Corporate Credit	Typically highly levered investments in diverse pools of credit assets.	High cash flow driven by structural leverage, potentially a higher volatility investment.
Venture/Growth Debt	Directly originated loans to venture-capital backed companies that may not yet be profitable. May be secured by recurring revenues, intellectual property, or equity value.	Focus on total return via a combination of cash and PIK income plus equity/warrants. Potential for meaningful upside with baseline contractual returns from the debt component.
Alternative Credit
Insurance-linked	Principally reinsurance policies tied to weather events (including wind events) and other natural disasters. May also include investments related to life insurance assets, including life settlements, which are existing life insurance contracts sold to third parties by policy holders.	Cyclical, uncorrelated, and potentially high losses in extreme events.
Legal Finance	Lending to law firms or claimants to fund litigation costs and/or general working capital needs, secured by future proceeds from either ongoing or settled cases.	Duration may vary according to the underlying asset. Typically uncorrelated to credit markets.
Royalties	Investments in intellectual property rights with credit-like cash flow characteristics, or debt investments to companies collateralized by intellectual property rights (e.g. in pharmaceuticals, music rights).	Cash flowing, uncorrelated to credit markets, typically backed by intellectual property rights in pharmaceuticals, entertainment, or other intellectual property rights.
Marketplace Lending	Loans to consumers and/or small businesses either originated individually or rediscount lending to platforms that originate loans.	Short duration, highly diversified portfolios, typically self-liquidating.

Real Asset Credit
Strategy	General Description	Usual Characteristics
Asset Based Lending	Debt or structured equity backed by assets and underwritten to asset value or a combination of asset value and cash flows derived from those assets. Collateral may include hard assets or financial assets such as consumer receivables and trade claims.	Rapid amortization, high cash flow, shorter duration, typically self-liquidating.
Infrastructure Debt	Senior debt, mezzanine debt, or structured equity investments backed by infrastructure assets and their cash flows.	Long duration, high quality asset collateral, long term contractual cashflows. Some residual value contribution in structured equity investments
Leasing (Aircraft, Equipment, Other)	Leasing equipment or mission critical assets to a counterparty over a defined term.	Fixed payment structures, some residual value risk in some asset types. Duration and amortization may vary.
Real Estate Debt	Loans collateralized by real estate, either in the form of a whole loan with the senior piece syndicated to a bank partner or alternative lender, a second mortgage, or a mezzanine unsecured loan.	Cash interest, hard asset collateral, typically higher leverage than in corporate credit strategies.

The Fund will invest in credit strategies either directly, or through Portfolio Funds managed by an investment managers selected by the Sub-Adviser (each a “Portfolio Fund Manager” and collectively, “Portfolio Fund Managers”). As an added feature of its investments in credit strategies, the Fund may invest opportunistically in equity and equity-related strategies, including through investments in Secondary Investment Funds, where the underlying risk profile is consistent with the Fund’s objectives. See “INVESTMENT RELATED RISKS - Private Equity Investments” and “RISKS SPECIFIC TO SECONDARY INVESTMENT FUNDS”.

Portfolio Fund Manager and Portfolio Fund Selection

The Sub-Adviser collects data on credit investment strategies through its due diligence process, which comprises the review of hundreds of opportunities every year. This continuous due diligence process allows the Sub-Adviser to analyze the credit risk metrics and evaluate the historical performance of each strategy and the relative attractiveness of prospective Portfolio Fund Managers within that strategy. The Sub-Adviser also conducts qualitative analysis on each strategy which is primarily used to assess downside risk, complexity and relative Portfolio Fund Manager quality and execution capability. Qualitative analysis is conducted on both the investment and operational functions of the underlying credit Portfolio Fund Managers. Furthermore, the Sub-Adviser supplements its proprietary data with publicly available market data and indices, as well as access to specialist research sources, which are used for determining market sizing and growth as well as comparing historical performance to other asset classes.

The collected data is used to construct portfolios which reflect not only the Sub-Adviser’s view of the investment worthiness of the credit strategy over an entire credit cycle, but also near term (~3 year) drivers of risk or value which may impact the relative attractiveness of individual strategies. The Sub-Adviser will increase or decrease strategy weights depending upon its tactical outlook for the credit strategy relative to alternative opportunities and forward-looking expectations for economic and corporate performance. The Sub-Adviser will overweight strategies that offer appropriate return for the risk assumed over the current cycle and underweight strategies that are less well compensated for the anticipated risk. The Sub-Adviser believes that investors benefit by selecting management firms that specialize in each strategy.

The due diligence process comprises 6 stages, which are described below:

Opportunity: The initial phase of due diligence is to build the investment case for an opportunity in the form of strategy analysis (focused on supply of opportunities versus capital available to exploit these opportunities). Information is gathered from meetings that the Sub-Adviser’s investment team hold with prospective Portfolio Fund Managers, from publicly available data sources, from proprietary data and from third-party research organizations. The attractiveness of specific strategies is measured against other potential investment opportunities to identify those offering the most attractive return for the risk assumed over a full credit cycle, and with consideration of potential near-term risks and opportunities for that strategy. The Sub-Adviser is not compelled to invest in any given strategy and will underweight or exclude entirely those where the risk is not adequately compensated.

Long-List and Sourcing: Potential long-list investments are sourced from the Sub-Adviser’s existing and prior relationships, external ‘third-party’ marketing sources and placement agents, internal and external databases and the Sub-Adviser’s high-quality network of clients, asset managers, board members, market counterparties, and service providers.

Initial Screening: Long list investments are screened to a ‘short list’ of prospective Portfolio Fund Managers via an initial process which considers the quality and experience of the Portfolio Fund Manager’s team, their apparent competitive edge, their investment and risk management processes, their fees and terms, the quality of the existing investor base and their historical performance. The Sub-Adviser performs quantitative analysis of each Portfolio Fund Manager’s historical performance using proprietary investment analytics. Analysis of credit Portfolio Fund Managers includes, but is not limited to, a review of historical loss experience, an analysis of the strength of structuring, documentation and covenant protections, a review of restructuring capabilities, an assessment of the depth and quality of the investment team and ongoing asset management and monitoring capacity. High level operational due diligence factors (including but not limited to regulatory exposures, technology and infrastructure security, segregation of duties, etc.) are also considered during this early screening phase.

Short list due diligence: The short list is then subjected to detailed due diligence, including a series of due diligence meetings which result in a full side-by-side comparison against the peer set on the basis of the Sub-Adviser’s framework covering several topics, including but not limited to: people, process, philosophy (strategy), performance, references (LPs), terms (price) and ESG (progress). Time is spent reviewing individual investments to understand and test the Portfolio Fund Manager’s competitive advantage. At this stage, the Sub-Adviser will make use of its network of clients, asset managers, board members and other high quality sophisticated investors to fully reference the individuals, checking for integrity and quality of investment insights, including discussions with competitors, borrowers, and other market participants.

Operational Due Diligence: In addition to the above, detailed operational due diligence is undertaken to ensure that the manager has robust operational processes, controls and a strong risk culture across areas of operations and compliance, including legal, finance, and technology. This operational due diligence process is independent and has veto rights over any investment, regardless of the investment characteristics.

Decision/Monitoring: Final due diligence is presented at the Sub-Adviser’s Investment Committee, with a clear recommendation on the preferred investment. Once an investment is approved, the Sub-Adviser monitors the risks and performance through a routine schedule of meetings. Investments are reviewed at least quarterly for changes which could impact the likelihood of future outperformance. This includes changes to the applicable Portfolio Fund Manager’s team, assets under management (“AUM”), opportunity set, competitive landscape, strategy, and exposures. The Sub-Adviser seeks to engage in deep discussion and shared analysis to understand and address any issues.

Portfolio Allocation

In constructing the Fund’s portfolio, the Sub-Adviser will seek to achieve three goals: meeting the Fund’s target returns and level of income generation, generating sufficient liquidity for the quarterly share repurchase program, and mitigating downside risk. The Sub-Adviser will dynamically allocate the portfolio among the available credit strategies to optimize for these goals. There can be no assurance that the Fund will provide any particular level of return, liquidity or volatility.

The projected long-term asset allocation targets shown below reflect the Sub-Adviser’s current assessment of the appropriate mix of asset classes and investment types. Over time, these targets may change. Over shorter periods, the portfolio composition may reflect the allocation of capital more opportunistically in accordance with the Fund’s investment objectives. The Sub-Adviser currently expects that the Fund’s asset allocation will tilt more heavily toward corporate credit funds in the early months of the Fund.

Asset Allocation
Investment Strategy Category	Range
Corporate Credit	40-70%
Alternative Credit	10-40%
Real Asset Credit	10-40%
Asset Seniority	Range
Senior Secured / First Lien	60-90%
Mezzanine / Second Lien	10-30%
Preferred / Ordinary Equity	0-15%
Geographic Region	Range
North America	70-80%
Europe	5-15%
Rest of World	0-15%

There can be no assurance that all investment types will be available, will be consistent with the Fund’s investment objectives, will satisfy the Sub-Adviser’s due diligence considerations, or will be selected for the Fund.

The Fund’s allocations to Portfolio Funds may be made in the form of capital commitments which are called down by a Portfolio Fund over time. Thus, in general, the Fund’s investments (each a “Fund Investment” and collectively, the “Fund Investments”) will consist of both funded and unfunded commitments. Only the funded commitments are reflected in the Fund’s NAV. Over time, the allocation ranges and commitment strategy may be adjusted based on the Sub-Adviser’s analysis of the private markets, the Fund’s existing portfolio at the relevant time, and other pertinent factors.

Portfolio Construction

The Sub-Adviser will seek to mitigate certain investment risks associated with credit-oriented portfolios through portfolio construction and diversification:

●	The Sub-Adviser intends to have at least three credit strategies represented in a fully-invested portfolio, with long-term allocations to any one strategy generally maintained below 30%.

●	The Sub-Adviser seeks to manage the Fund’s portfolio to comply with the asset diversification requirements under Subchapter M of Title A, Chapter 1, of the Code (“Subchapter M”). See “INVESTMENT RELATED RISKS - Failure to Qualify as a RIC or Satisfy Distribution Requirement.

●	Interest rate risk will largely be limited as most assets pay floating rate cash interest, however it is reasonable to expect that up to 25% of credit assets may be fixed rate at certain points in the cycle.

●	The Sub-Adviser seeks to diversify asset origination across calendar years (“vintages”) in order to balance out the impact of credit cycles on valuation, unless the Sub-Adviser, based upon its assessment, believes certain vintage years are particularly attractive or unattractive.

●	The Sub-Adviser seeks a portfolio that is diversified across industries unless in its view certain industries provide an attractive or unattractive return/risk tradeoff.

●	The Sub-Adviser seeks a high level of interest income and therefore may attempt to take advantage of debt opportunities that extend lower in the capital structure than traditional senior secured loans or strategies that utilize leverage. In so doing the Sub-Adviser will seek to mitigate credit risk as much as possible through increased number of credits the Fund has exposure to and the selection of managers underwriting individual credits. The Sub-Adviser may seek to reduce credit risk at any time through allocations to senior secured loans or holdings of cash equivalents.

●	The Sub-Adviser may use leverage which is capped by regulation by a minimum 33.33% asset coverage ratio.

Other Information Regarding Investment Strategy

There is no limit on the duration, maturity or credit quality of any investment in the Fund’s portfolio.

The Fund may invest directly in foreign debt and equity securities, including those from emerging markets, issued in both U.S. dollars and foreign currencies. It is not anticipated that investments in foreign securities and/or emerging markets will constitute a significant portion of the Fund’s investments. The Fund’s allocations among assets will vary over time in response to changing market opportunities. There can be no assurance that the Fund will achieve its investment objectives.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) may vary from year to year. It is anticipated that the Fund’s annual portfolio turnover rate will ordinarily be between 20% and 50%. The portfolio turnover rate is not expected to exceed 100%, but may vary from year to year and will not be a limiting factor when the Sub-Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Sub-Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. If securities are not held for the applicable holding periods, gain or loss from sales will be short-term capital gain or loss and dividends paid on them will not qualify for the advantageous federal tax rates.

Hedging Techniques

From time to time, the Sub-Adviser may employ various hedging techniques in an attempt to reduce certain potential risks (including interest rate risk, currency exchange rate fluctuation risk, and credit risk) to which the Fund’s portfolio may be exposed. These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts. The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

There are certain risks associated with the use of such hedging techniques. See “INVESTMENT RELATED RISKS - Derivative Instruments” and “INVESTMENT RELATED RISKS - Currency Risk.”

Investments in Other Registered Investment Companies

The Fund may invest in the securities of other investment companies, including mutual funds (including money market funds), BDCs, closed-end funds, ETFs and other investment companies that are registered under the Investment Company Act, to the extent that such investments are consistent with the Fund’s investment objective and permissible under the Investment Company Act.

Temporary and Defensive Strategies

The Fund may, from time to time in the Sub-Adviser’s sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objectives. In addition, subject to applicable law, the Fund may, in the Sub-Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated repurchases, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Sub-Adviser. See “USE OF PROCEEDS.”

GENERAL RISKS

The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and can assume the risks of an investment in the Fund.

Limited Operating History

The Fund was formed on March 26, 2024. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objectives and that the value of Shares could decline substantially.

Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares

The Fund has been organized as a non-diversified, closed-end management investment company and designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. Shares are considerably less liquid than Shares of funds that trade on a stock exchange, or Shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that an investor tenders due to the illiquidity of the Fund Investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase

The Fund is structured as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% and not more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to it and cause its expense ratio to increase.

Notices of each repurchase offer are sent to shareholders no more than 42 days and no less than 21 days before the “Repurchase Request Deadline” (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the fourteen (14) days after the Repurchase Request Deadline (or the next business day, which is any day the New York Stock Exchange is open for business (“Business Day”), if the 14th day is not a Business Day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three Business Days after the Repurchase Pricing Date and will distribute payment no later than seven (7) calendar days after such date. If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the Repurchase Request Deadline. Because the NAV applicable to a repurchase is calculated 14 days after the Repurchase Request Deadline, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.” Shareholders may be subject to market risk in relation to the tender of their Shares for repurchase because like other market investments, the value of the Fund’s Shares may move up or down, sometimes rapidly and unpredictably, between the date a repurchase offer terminates and the repurchase date. Likewise, because the Fund’s investments may include securities denominated in foreign currencies, changes in currency values between the date a repurchase offer terminates and the repurchase date may also adversely affect the value of the Fund’s shares.

An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Also, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the Investment Company Act.

Non-Diversified Status

The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more Fund Investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by such Fund Investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. However, the Fund will be subject to diversification requirements applicable to RICs under the Code. See “CERTAIN TAX CONSIDERATIONS” in this Memorandum and “TAX MATTERS” in the Fund’s SAI.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund and Portfolio Funds. For example, the regulatory and tax environment for leveraged investors and for private markets funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private markets funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objectives.

In addition, it is possible that government regulation of various types of derivative instruments and/or regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objectives. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy.

On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all tender option bonds or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all tender option bonds or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4.

In addition, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund or Portfolio Funds invest could have a material effect on the tax consequences to the Shareholders. In the event of any such change in law, each Shareholder is urged to consult its own tax advisers.

Certain tax risks associated with an investment in the Fund are discussed in “CERTAIN TAX CONSIDERATIONS.”

Private Offering Exemption

This offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance, in part, on the exemptive provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Substantial Repurchases

Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares. See “GENERAL RISKS - Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares.”

Temporary Investments

Delays in investing the proceeds of the offering of Shares may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objectives or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest proceeds on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Before making investments, the Fund may invest proceeds to the Fund in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, and other high-quality debt instruments maturing in one year or less from the time of investment (“Temporary Investments”). This will produce returns that are significantly lower than the returns which the Fund expects to achieve when the Fund’s portfolio is fully invested in securities meeting the Fund’s investment objectives. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in securities meeting its investment objectives may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in securities meeting the Fund’s investment objectives.

In addition, a portion of the Fund’s assets may be invested Temporary Investments as well as other liquid investments such as a diversified set of publicly traded equities or exchange traded funds, when, for example, investments in target asset classes are unattractive, or to provide a reserve for anticipated obligations of the Fund or for other temporary purposes. Although such a practice may assist in the preservation of capital and the management of liquidity, the assumption of such positions may also impact overall investment return. Cash investment practices of the Fund may be expected, therefore, to affect total investment performance of the Fund. Although a money market fund seeks to preserve a $1.00 per share NAV, it cannot guarantee it will do so. The sponsor of a money market fund has no legal obligation to provide financial support to the money market fund and investors in money market funds should not expect that the sponsor will provide support to a money market fund at any time.

Dilution from Subsequent Offerings of Shares

The Fund may accept additional subscriptions for Shares as determined by the Board, in its sole discretion. Additional purchases will dilute the indirect interests of existing Shareholders in the Fund Investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund Investments underperform the prior investments. Further, in certain cases Portfolio Fund Managers may structure performance-based compensation, with such compensation being paid only if gains exceed prior losses. The value attributable to the fact that no performance-based compensation is being paid to a Portfolio Fund Manager until its gains exceed prior losses is not taken into account when determining the NAV of the Fund. New purchases of Shares will dilute the benefit of such compensation structures to existing Shareholders.

Valuation of Fund Investments

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. Due to the lack of centralized information and trading, the valuation of Portfolio Funds, loans, fixed-income instruments and other Fund holdings may result in more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such instrument carried on the Fund’s books.

Shareholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. As a result, the NAV of the Fund, as determined based on the fair value of its investments, may vary from the amount ultimately received by the Fund from its investments. This could adversely affect Shareholders whose Shares are repurchased as well as new Shareholders and remaining Shareholders. For example, in certain cases, the Fund might receive less than the fair value of its investment, resulting in a dilution of the value of the Shares of Shareholders who do not tender their Shares in any coincident repurchase offer and a windfall to tendering Shareholders; in other cases, the Fund might receive more than the fair value of its investment, resulting in a windfall to Shareholders remaining in the Fund, but a shortfall to tendering Shareholders.

Under the Investment Company Act, the Fund is required to value its assets at market value or, if there is no readily available market value, at fair value. The Board has approved valuation procedures for the Fund and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Fund’s investment adviser, Privacore Capital Advisors, LLC (in this capacity, the “Valuation Designee”), subject to the oversight of the Board. Because there is not a public market or active secondary market for many of the securities in which the Fund intends to invest, the Fund will value these securities at fair value as determined in good faith by the Valuation Designee. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 - Fair Value Measurements and Disclosures (“ASC 820”). The Sub-Adviser assists the Valuation Designee in determining the fair value of Fund Investments and provides regular reports to the Valuation Designee. The Sub-Adviser will initially and periodically review each Portfolio Fund Manager’s valuation methods, techniques, inputs and assumptions, to ensure that appropriate fair value methodologies are consistently applied to Fund investments and that such methodologies are consistent with ASC 820. The Valuation Designee initially reviewed and will periodically review the Sub-Adviser’s valuation methods, techniques, inputs and assumptions used in the pricing of Fund holdings and in the reports to the Valuation Designee. The Valuation Designee utilizes the services of a third-party vendor in monitoring and validating the pricing of Fund Investments.

The determination of fair value, and thus the amount of unrealized losses the Fund may incur in any year, is to a degree subjective, and the Valuation Designee and the Sub-Adviser have a conflict of interest in making the determination. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s net asset value on a given date to understate or overstate materially the value that the Fund may ultimately realize upon the sale of one or more Fund investments. See “CALCULATION OF NET ASSET VALUE; VALUATION.”

The valuations of Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include:

●	changes in regulatory policies or tax guidelines;

●	changes in earnings or variations in operating results;

●	changes in the value of the Fund Investments;

●	changes in accounting guidelines governing valuation of the Fund Investments;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

●	departure of the Advisers or certain of their respective key personnel;

●	general economic trends and other external factors; and

●	loss of a major funding source.

Cybersecurity Risk

Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates, the Fund’s third-party service providers, Portfolio Funds and Portfolio Fund Managers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund could suffer such losses in the future. The Fund’s and its affiliates’, the Fund’s third-party service providers’, Portfolio Funds’ and Portfolio Fund Managers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. The Advisers have procedures and systems in place that they believe are reasonably designed to protect confidential information and prevent data loss and security breaches. However, such measures cannot provide absolute security. In addition, the Fund and the Advisers have limited ability to prevent or mitigate cybersecurity incidents affecting third-party service providers, Portfolio Funds or Portfolio Fund Managers. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of its respective affiliates and third-party service providers, the Portfolio Funds and Portfolio Fund Managers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposure.

Operational Risk

An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

Reliance on Technology

The Fund’s business is highly dependent on the communications and information systems of the Advisers. In addition, certain of these systems are provided to the Advisers by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Fund’s activities. This, in turn, could have a material adverse effect on the Fund’s operating results.

Pandemic Risk

The spread of COVID-19 has caused volatility, severe market dislocations and liquidity constraints in many markets and may adversely affect the Fund’s investments and operations. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The Fund and Advisers have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund, the Advisers and service providers, or the Fund’s portfolio companies, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Advisers rely and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

To satisfy any repurchase requests during periods of extreme volatility, such as those associated with COVID-19, it is more likely the Fund will be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. In addition, any repurchase completed while the Fund has unrealized losses may cause the investors whose shares were repurchased to crystalize their losses even if such unrealized losses do not ultimately convert into realized losses. You should review this Memorandum and the SAI to understand the Fund’s discretion to implement temporary defensive measures.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates, such as policy changes implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The full effect of efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. Although vaccines for COVID-19 have become more widely available, the duration of the COVID-19 outbreak and its variants and its full impacts are also unknown and the pace of recovery may vary from market to market, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Fund may make investments.

General Economic and Market Conditions

The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

The United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020, and a transition period during which the UK and EU negotiated terms of departure ended on December 31, 2020. The departure is commonly referred to as “Brexit”. The UK and EU reached an agreement, effective January 1, 2021, on the terms of their future trading relationship, which principally relates to the trading of goods. Further discussions are expected to be held between the UK and the EU in relation to matters not covered by the trade agreement, such as financial services. Brexit may have significant political and financial consequences for the Eurozone markets and broader global economy, including greater volatility in the global stock markets and illiquidity, fluctuations in currency and exchange rates, and an increased likelihood of a recession in the UK. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s investments. Market disruption in the EU and globally may have a negative effect on the value of the Fund’s investments. Additionally, there could be additional risks if one or more additional EU member states seek to leave the EU.

In addition, armed conflicts between Russia and Ukraine in Europe and Hamas and Israel in the Middle East could adversely affect global energy and financial markets and, therefore, could affect the value of Fund Investments, including beyond the Fund’s direct exposure to issuers operating in the applicable geographic regions. The extent and duration of these conflicts, related sanctions and resulting market disruptions are impossible to predict and could be substantial. These events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, global energy and financial markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. The price and liquidity of investments may fluctuate widely as a result of these conflicts and related events. Any such disruptions caused by these conflicts or resulting sanctions may magnify the impact of other risks described in this Memorandum.

Interest rates in the United States and many other countries have risen in recent periods and may rise in the future. See “INVESTMENT RELATED RISKS - Interest Rate Risk” below for more information. Additionally, reserves held by banks and other financial institutions in bonds and other debt securities could face a significant decline in value relative to deposits and liabilities, which coupled with general economic headwinds resulting from a changing interest rate environment, creates liquidity pressures at such institutions, as evidenced by the bank run on the Silicon Valley Bank Financial Group (“SVB”) causing it to be placed into receivership. As a result, certain sectors of the credit markets could experience significant declines in liquidity, and it is possible that the Fund (or a Portfolio Fund) will not be able to manage this risk effectively. It is yet to be determined how the bank run on SVB will fully impact the overall performance of the Fund or one or more of its portfolio investments and how similar events may affect the ability of the Fund to execute its investment strategy.

Reporting Requirements

Shareholders who beneficially own Shares that constitute more than 5% or 10% of the Fund’s Shares are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Shareholders or to notify Shareholders that such reports are required to be made. Shareholders who may be subject to such requirements should consult with their legal advisers.

BUSINESS AND STRUCTURE RELATED RISKS

The Adviser

The Fund is dependent upon the services and resources provided by the Adviser. The Adviser has not previously served as an investment adviser to a registered investment company. As a result, the Adviser will be addressing certain operational and compliance requirements of the Investment Company Act for the first time in connection with the commencement of operations of the Fund.

Reliance on the Sub-Adviser

The Sub-Adviser has full discretionary authority to identify, structure, allocate, execute, administer, monitor and liquidate Fund Investments and, in doing so, has no responsibility to consult with any Shareholder. Accordingly, an investor in the Fund must rely upon the abilities of the Sub-Adviser, and no person should invest in the Fund unless such person is willing to entrust all aspects of the investment decisions of the Fund to the Sub-Adviser.

Reliance on the Key Personnel

The Fund will depend on the investment expertise, skill and network of business contacts of the Advisers. The Advisers will evaluate, negotiate, structure, execute, monitor and service Fund Investments. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Advisers and their investment management team. The departure of certain key personnel of the Advisers or their affiliates could have a material adverse effect on the Fund’s ability to achieve its investment objectives.

The Fund’s ability to achieve its investment objectives depends on the Advisers’ ability to identify, analyze, invest in, finance and monitor Portfolio Funds and other Fund Investments that meet the Fund’s investment criteria. The Advisers’ capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objectives, the Advisers may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Advisers may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

It is anticipated that the Advisers will depend on the relationships of the Advisers and/or their affiliates with private equity sponsors, investment banks and commercial banks, and the Fund will rely to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If the Advisers or their affiliates fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the Advisers and their affiliates have relationships are not obligated to provide the Fund, the Advisers or any of their affiliates with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Competition for Investment Opportunities

The Fund will compete for investments with other investment vehicles (including registered investment companies, private equity funds, mezzanine funds and collateralized loan obligation (“CLO”) funds), as well as traditional financial services companies such as commercial banks, finance companies, business development companies (“BDCs”), small business investment companies (“SBICs”) and other sources of funding. The current market in which Portfolio Funds and the Fund participate is competitive and rapidly changing. The Portfolio Funds and the Fund may face increasing competition for access to corporate loans and especially direct loans as the lending industry continues to evolve. They may also face competition from other institutional lenders such as pooled investment vehicles and commercial banks that are substantially larger and have considerably greater financial and other resources than the Portfolio Funds or the Fund. These potential competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments as compared to the Portfolio Funds or the Fund and establish relationships with direct lending managers. A direct lending manager may have similar arrangements with other parties, thereby reducing the potential investments of the Portfolio Funds or the Fund through such manager. There can be no assurance that the competitive pressures they may face will not erode their ability to deploy capital. If the Portfolio Funds or the Fund are limited in their ability to invest in corporate and/or direct loans, the Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through investments in corporate and direct loans. If a Portfolio Fund’s or the Fund’s access to corporate and/or direct loans is limited, it would also be subject to increased concentration and counterparty risk.

The commercial lending business is highly competitive. Without a sufficient number of new qualified loan requests, there can be no assurances that the Portfolio Funds or the Fund will be able to compete effectively for corporate and direct loans with other market participants. General economic factors and market conditions, including the general interest rate environment, unemployment rates, and perceived consumer demand may affect borrower willingness to seek corporate and/or direct loans and investor ability and desire to invest in such loans.

If the Fund is forced to match its competitors’ pricing, terms and structure, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant part of the Fund’s competitive advantage stems from the fact that the market for investments in privately held companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of the Fund’s competitors in this target market could force the Fund to accept less attractive investment terms. Furthermore, many of the Fund’s competitors are not subject to the source-of-income, asset diversification and distribution requirements the Fund must satisfy to maintain its qualification as a RIC.

Distribution Policy

Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to make quarterly distributions of substantially all of its net investment income beginning no later than the first calendar quarter after the one-year anniversary of the Fund’s commencement of operations. Distributions cannot be assured, and the amount of each distribution is likely to vary. The Fund cannot assure you that the Fund will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Memorandum.

In addition, distributions will be paid at least annually in amounts representing substantially all of the net investment income not previously distributed in a quarterly distribution and net capital gains, if any, earned each year. All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income. Shareholders should not assume that the source of a distribution from the Fund is net investment income. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the proceeds from the offering of Shares, including any fees payable to the Advisers. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their Shares.

Uncertain Source and Quantity of Funding

Proceeds from the sale of Shares will be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses such as the Investment Management Fee and other fees. Any working capital reserves the Fund maintains may not be sufficient for investment purposes, and it may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to the Fund. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, the ability to acquire investments and to expand operations will be adversely affected. As a result, the Fund would be less able to achieve portfolio diversification and the investment objectives, which may negatively impact the Fund’s results of operations and reduce the Fund’s ability to make distributions to Shareholders.

Fluctuations in Performance

The Fund could experience fluctuations in its performance due to a number of factors, including, but not limited to, the Fund’s ability or inability to make investments that meet the Fund’s investment criteria, the interest rate payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

Large Shareholder Transactions Risk

Shares of the Fund may be offered to certain other investment companies, large retirement plans and other large investors. As a result, the Fund is subject to the risk that those Shareholders may purchase or redeem a large amount of Shares of the Fund. In addition, large purchases of Fund Shares could adversely affect the Fund’s performance to the extent that the Fund does not immediately invest cash it receives and therefore holds more cash than it ordinarily would. Large Shareholder activity could also generate increased transaction costs and cause adverse tax consequences. While the Fund’s structure as an interval fund would limit the impact of significant Shareholder repurchase requests, Shareholders may receive only a prorated portion of their requested repurchase amount if the Fund’s periodic repurchase offers are oversubscribed.

MANAGEMENT RELATED RISKS

Management Risk

The NAV of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities or the financial performance of portfolio companies in which the Fund invests may prove to be incorrect and may not produce the desired results.

Divergence of Resources

Neither the Advisers nor their affiliates, including individuals employed by the Advisers or their affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of the Advisers, whose primary businesses include the origination of investments, engage in investment advisory business with accounts that compete with the Fund. Affiliates of the Advisers have no obligation to make their originated investment opportunities available to the Advisers or to the Fund.

Transactions with Affiliates

Affiliates of the Advisers engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund or Fund Investments. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund or Fund Investments. Affiliates of the Advisers may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund Investments) which (i) may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, (ii) may compete with the Fund for investment opportunities, and (iii) may invest alongside the Fund in certain transactions that are in compliance with Section 17 of the Investment Company Act. The Fund has applied for exemptive relief from the SEC that would permit the Fund to participate in certain negotiated direct equity investments alongside other funds managed by the Advisers or certain of their affiliates outside the parameters of Section 17 of the Investment Company Act, subject to certain conditions including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Trustees of the Board who are not “interested persons,” as defined in the Investment Company Act, approve the 17(d) investment and (ii) that the price, terms and conditions of the 17(d) investment will be identical for each fund participating pursuant to the exemptive relief. There is no assurance that the Fund will be granted the exemptive order. In addition, affiliates of the Advisers and their respective clients may themselves invest in securities that would be appropriate for the Fund’s investments and may compete with the Fund Investments for investment opportunities.

INVESTMENT RELATED RISKS

This section discusses the types of investments that may be made, directly or indirectly, by the Fund, and some of the risks associated with such investments. It is possible that the Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Limited Operating History of Fund Investments

Fund Investments may have limited operating histories and the information the Fund will obtain about such investments may be limited. As such, the ability of the Advisers to evaluate past performance or to validate the investment strategies of such Fund Investments will be limited. Moreover, even to the extent a Fund Investment has a longer operating history, the past investment performance of any of the Fund Investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Advisers rely upon information provided to it by the issuer of the securities that is not, and cannot be, independently verified. Further, the results of other funds or accounts managed by the Advisers, which have or have had investment objectives similar to or different from those of the Fund, may not be indicative of the results that the Fund achieves.

Unspecified Investments; Dependence on the Advisers

The Advisers have complete discretion to select the Fund Investments as opportunities arise. The Fund, and, accordingly, Shareholders, must rely upon the ability of the Advisers to identify and implement Fund Investments consistent with the Fund’s investment objectives. Shareholders will not receive or otherwise be privy to due diligence or risk information prepared by or for the Advisers in respect of the Fund Investments. The Sub-Adviser has the authority and responsibility for asset allocation, the selection of Fund Investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of the Advisers to develop and implement investment strategies that achieve the investment objectives of the Fund. Shareholders will have no right or power to participate in the management or control of the Fund or the Fund Investments, or the terms of any such investments. There can be no assurance that the Advisers will be able to select or implement successful strategies or achieve their respective investment objectives. See also “BUSINESS AND STRUCTURE RELATED RISKS - The Adviser” and “BUSINESS AND STRUCTURE RELATED RISKS - Reliance on the Sub-Adviser.”

Failure To Obtain 17(d) Exemptive Relief

The Investment Company Act prohibits the Fund from making certain investments alongside affiliates unless it receives an order from the SEC permitting it to do so. The Fund and the Advisers have sought exemptive relief from the provisions of Sections 17(d) of the Investment Company Act to invest in certain privately negotiated investment transactions alongside current or future BDCs, private funds, separate accounts, or registered investment companies that are advised by the Adviser or the Sub-Adviser or their affiliates or any company that is a direct or indirect, wholly-owned subsidiary of the Adviser or Sub-Adviser or their affiliates, collectively, the Fund’s “co-investment affiliates,” subject to the satisfaction of certain conditions. There is no assurance that the Fund or the Advisers will receive such exemptive relief, and if they are not able to obtain the exemptive relief, the Fund will not be permitted to participate in 17(d) investments. This may reduce the Fund’s ability to deploy capital and invest its assets. The Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through 17(d) investment opportunities.

Failure to Qualify as a RIC or Satisfy Distribution Requirement

To qualify for and maintain RIC qualification under the Code, the Fund must meet the following annual distribution, source-of-income, and asset diversification requirements under Subchapter M. See “CERTAIN TAX CONSIDERATIONS” in the Memorandum and “TAX MATTERS” in the Fund’s SAI.

●	The annual distribution requirement for a RIC will be satisfied if the Fund distributes to Shareholders on an annual basis at least 90% of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

●	The source-of-income requirement will be satisfied if the Fund obtains at least 90% of its income for each year from dividends, interest, gains from the sale of stock or securities or similar passive sources. If the source-of-income requirement is not met, the Fund may fail to qualify for RIC tax treatment and be subject to corporate income tax.

●	The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.”

Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Fund fails to qualify for or maintain RIC status for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.

Each of the above ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Advisers obtain information from or about the Portfolio Funds in which the Fund is invested. However, Portfolio Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Advisers to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise to comply with Subchapter M. Ultimately this may limit the universe of Portfolio Funds in which the Fund can invest.

Portfolio Funds classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the source-of-income requirement, described above. In order to meet the source-of-income requirement, the Fund may structure its investments in a way potentially increasing the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount and sources of such a Portfolio Fund’s income until such income has been earned by the Portfolio Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the source-of-income requirement.

In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in a Portfolio Fund that limit utilization of this cure period. Because the Fund’s allocable portion of a Portfolio Fund’s taxable income will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to Shareholders in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain its qualification as a RIC under the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for or maintain RIC tax status and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “CERTAIN TAX CONSIDERATIONS” in this Memorandum and “TAX MATTERS” in the Fund’s SAI.

Restrictions on Raising Capital and Borrowing

As a result of the annual distribution requirement to qualify as a RIC under the Code, the Fund may need to periodically access the capital markets to raise cash to fund new investments of the Fund. The Fund may issue “senior securities,” as defined in the Investment Company Act (including borrowing money from banks or other financial institutions) only in amounts such that the Fund’s asset coverage, as defined in the Investment Company Act, equals at least 300% after such incurrence or issuance. Compliance with these requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which it can borrow and the rates at which it can lend.

The Fund may borrow for investment purposes. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test, which would prohibit the Fund from paying distributions and could prevent the Fund from qualifying as a RIC. If the Fund cannot satisfy the asset coverage test, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of the Fund’s indebtedness at a time when such sales may be disadvantageous. In addition, any amounts that the Fund uses to service its indebtedness would not be available for distribution by the Fund to Shareholders.

Debt Securities

One of the fundamental risks associated with debt and debt-related securities is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make such payments and result in defaults on, and declines in, the value of its debt. The Fund’s return to Shareholders would be adversely impacted if issuers of debt securities in which Portfolio Funds or the Fund invest become unable to make such payments when due. Other risk factors include interest rate risk (a rise in interest rates causes a decline in the value of debt securities) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Default Risk

The ability of the Fund to generate income through its investments in Portfolio Funds that make loan investments (or in such investing directly) is dependent upon payments being made by the borrower underlying such loan investments. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan.

A portion of the loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. The Fund may need to rely on the collection efforts of third parties, which also may be limited in their ability to collect on defaulted loans. The Fund may not have direct recourse against borrowers, may not be able to contact a borrower about a loan and may not be able to pursue borrowers to collect payment under loans. To the extent a loan is secured, there can be no assurance as to the amount of any funds that may be realized from recovering and liquidating any collateral or the timing of such recovery and liquidation and hence there is no assurance that sufficient funds (or, possibly, any funds) will be available to offset any payment defaults that occur under the loans. Loans are credit obligations of the borrowers and the terms of certain loans may not restrict the borrowers from incurring additional debt. If a borrower incurs additional debt after obtaining a loan through a platform, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency or bankruptcy of the borrower. This circumstance would ultimately impair the ability of that borrower to make payments on its loans and the Fund’s ability to receive the principal and interest payments that it expects to receive on such loan. To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of that borrower may impair the borrower’s ability to repay its loans, or it may impair a third party’s ability to collect, on behalf of the Fund, on the loan upon default. To the extent that a loan is unsecured, borrowers may choose to repay obligations under other indebtedness (such as loans obtained from traditional lending sources) before repaying an unsecured loan because the borrowers have no collateral at risk. The Fund will not be made aware of any additional debt incurred by a borrower or whether such debt is secured.

If a borrower files for bankruptcy, any pending collection actions will automatically be put on hold and further collection action will not be permitted absent court approval. It is possible that a borrower’s liability on its loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured loan, unsecured creditors will receive only a fraction of any amount outstanding on the loan, if anything.

Secured Debt

Secured debt holds the most senior position in the capital structure of a borrower. Secured debt in most circumstances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the loans held by Portfolio Funds or by the Fund may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. Also, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Portfolio Funds’ or the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that a Portfolio Fund or the Fund will receive principal and interest payments according to the investment terms or at all, or that the Portfolio Fund or the Fund will be able to collect on the investment if one of them is forced to enforce its remedies. Moreover, the security for a Portfolio Fund’s or the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Portfolio Fund or the Fund may not have priority over other creditors as anticipated.

Secured debt usually includes restrictive covenants, which must be maintained by the borrower. A Portfolio Fund or the Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans, including delayed draw term loans and revolving facilities, upon demand by the borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Secured debt typically will be secured by pledges of collateral from the borrower in the form of tangible and intangible assets. In some instances, a Portfolio Fund or the Fund may invest in secured debt that is secured only by stock of the borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by a Portfolio Fund or the Fund.

Second Lien and Subordinated Loans

Portfolio Fund or the Fund may invest in secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, the rights a Portfolio Fund or the Fund may have with respect to the collateral securing the loans made to borrowers with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that a Portfolio Fund or the Fund may enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: (i) the ability to cause the commencement of enforcement proceedings against the collateral; (ii) the ability to control the conduct of such proceedings; (iii) the approval of amendments to collateral documents; (iv) releases of liens on the collateral; and (v) waivers of past defaults under collateral documents. A Portfolio Fund or the Fund may not have the ability to control or direct such actions, even if the Portfolio Fund’s or Fund’s rights are adversely affected.

Unsecured Loans and Mezzanine Investments

Portfolio Fund or the Fund may make unsecured loans to borrowers, meaning that such loans will not benefit from any interest in collateral of such borrowers. Liens on such a borrower’s collateral, if any, will secure the borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Portfolio Fund or the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Portfolio Fund’s or the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Portfolio Fund’s or the Fund’s unsecured claims generally would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.

A portion of the Fund’s debt investments may be made in certain securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Fund’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights. Mezzanine investments share all of the risks of other high yield securities and are subject to greater risk of loss of principal and interest than higher-rated securities. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of those securities may tend to fluctuate more than those for higher-rated securities. The Fund does not anticipate a market for its mezzanine investments, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of those lower-rated securities. Mezzanine securities are often even more subordinated than other high yield debt, as they often represent the most junior debt security in an issuer’s capital structure.

Royalties

A Portfolio Fund or the Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as music and healthcare, among others. Included in these risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s and the Portfolio Fund’s control. Investments by a Portfolio Fund or the Fund in royalties are considered to be Lending Investments for purposes of the Fund’s 80% Policy.

Small and Middle-Market Companies

Investment in private and small or middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Sub-Adviser’s or the Portfolio Fund Managers’ investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If they are unable to uncover all material information about these companies, they may not make a fully informed investment decision, and the Portfolio Fund or the Fund may lose money on its investments. Small and middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Portfolio Fund or the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, small and middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies in which a Portfolio Fund or the Fund invests. Small and middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence.

Real Estate Investments Risk

The Fund (or Portfolio Funds) may gain exposure to loans collateralized or secured by, or relating to, real property, or may invest in equity or debt securities issued by real estate investment trusts (“REITs”). The value of an investment in REIT securities or of the real property underlying a loan will be subject to the risks generally incident to the ownership of improved and unimproved real estate. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in operations costs and property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition, and other risks related to local and regional market conditions. The value of these investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, mortgagors may elect to prepay, which prepayment may diminish the yield on mortgage-backed securities.

Some borrowers may intend to use resale proceeds to repay their loans. A decline in property values could result in a loan that is greater than the property value, which could increase the likelihood of borrower default.

The payment schedules with respect to many real estate-related loans are based on projected revenues generated by the property over the term of the loan. These projections are based on factors such as expected vacancy rates, expense rates and other projected income and expense figures relating to the property. The actual revenues generated by a property could fall short of projections, due to factors such as lower-than-expected rental revenues, or greater-than-expected vacancy rates or property management expenses. In such cases, a borrower may be unable to repay a loan. To the extent the Fund (or a Portfolio Fund) has exposure to construction or rehabilitation/renovation loans, it may be adversely impacted by, among other things, risks involving the timeliness of the project’s completion, the integrity of appraisal values, whether or not the completed property can be sold for the amount anticipated and the length of the construction and/or sale process.

A borrower’s ability to repay a loan relating to real property or the value of securities issued by a REIT that holds real property might also be adversely affected if toxic environmental contamination were to be discovered to exist on the property. Environmental contamination may give rise to a diminution in value of the underlying property or may lead to liability for clean-up costs or other remedial actions. A platform or third-party servicer could be forced to take on potential additional liabilities and responsibilities in the event of foreclosure. A platform may choose not to foreclose on a contaminated property as the potential liability could exceed the value of the real property or the principal balance of the related loan. The failure to perform the required remedial actions could, in some jurisdictions, give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs, which could decrease the value of the property that serves as collateral.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender (which may, under certain circumstances, include an alternative lending platform, the Fund or a Portfolio Fund). If the Fund, a Portfolio Fund or a platform does become liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

Infrastructure Sector Risk

A Portfolio Fund or the Fund may invest its assets in securities issued by companies in the infrastructure industry. Infrastructure companies are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown including surplus capacity, government budgetary constraints and other factors. Additionally, infrastructure companies may be subject to regulation by various governmental authorities and also may be affected by governmental regulation of rates charged to customers, service interruptions and/or legal challenges due to environmental, operational or other issues and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. There is also the risk that publicly-funded infrastructure projects, especially in emerging markets, may be subject to changing regulations and the effects of public corruption, resulting in delays and cost overruns. Other risks include environmental damage due to a company’s operations or an accident, changes in market sentiment toward infrastructure and terrorist acts. Infrastructure securities may also be highly illiquid investments.

These investments may be in units of master limited partnerships (“MLPs”). MLP common units represent an equity ownership interest in an MLP. Some infrastructure companies in which a Portfolio Fund or the Fund may invest are organized as LLCs which are treated in the same manner as MLPs for U.S. federal income tax purposes. The Fund may invest in LLC common units which represent an ownership interest in the LLC. Interests in MLP and LLC common units entitle the holder to a share of the company’s success through distributions and/or capital appreciation. Shares represent an indirect ownership interest in MLP common units issued by an MLP affiliate, which is typically a publicly traded LLC. Securities of MLP affiliates also include publicly traded equity securities of LLCs that own, directly or indirectly, general partner interests of an MLP.

Warehouse Investment Risk

The Fund or a Portfolio Fund may invest in “Warehouses”, which are financing structures created prior to and in anticipation of closings of CLOs or collateralized debt obligations (“CDOs”) and issuing securities and are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles. To finance the acquisition of a Warehouse’s assets, a financing facility (a “Warehouse Facility”) is often opened by (i) the entity or affiliates of the entity that will become the collateral manager of the CLO or CDO upon its closing and/or (ii) third-party investors that may or may not invest in the CLO or CDO. The period from the date that a Warehouse is opened and asset accumulation begins to the date that the CLO or CDO closes is commonly referred to as the “warehousing period.” In practice, investments in Warehouses (“Warehouse Investments”) are structured in a variety of legal forms, including subscriptions for equity interests or subordinated debt investments in SPVs that obtain a Warehouse Facility secured by the assets acquired in anticipation of a CLO or CDO closing.

The Fund may invest in Warehouses initiated and maintained by third-party asset managers. For example, a third-party asset manager may hold a portfolio of loans within a Warehouse, and the Fund may then purchase a portion of those loans from the third-party asset manager. The Sub-Adviser will not maintain its own Warehouse facility. The Fund may invest in loans held in a Warehouse either at the same time as the third-party asset manager in its Warehouse, or subsequent to the purchase of the loans. All purchases made from these third-party Warehouses will be performed at fair market value. Affiliates of the Fund may engage in similar transactions alongside the Fund in a Warehouse, but will not guarantee the Fund’s direct investments in a Warehouse nor will the Fund purchase or sell assets to any of its affiliates through Warehouses.

A Warehouse Investment generally bears the risk that (i) the warehoused assets (typically senior secured corporate loans) will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in a CLO or CDO and a loss is incurred upon their disposition, and (iii) the anticipated CLO or CDO is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular CLO or CDO may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.

There can be no assurance that a CLO or CDO related to Warehouse Investments will be consummated. In the event a planned CLO or CDO is not consummated, investors in a Warehouse (which may include the Fund or a Portfolio Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is typically used in Warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments. This could expose a Portfolio Fund or the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.

The Fund or a Portfolio Fund may invest in Warehouse Investments and in CLOs or CDOs that acquire warehoused assets, including from Warehouses in which the Fund or other clients of the Adviser and/or the Sub-Adviser have directly or indirectly invested. This involves certain conflicts and risks.

The Warehouse Investments represent leveraged investments in the underlying assets of a Warehouse. Therefore, the value of a Warehouse Investment is often affected by, among other things, (i) changes in the market value of the underlying assets of the Warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the Warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the leveraged nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by a Portfolio Fund or by the Fund may not be repaid.

Structured Product Risk

When investing in a structured product (including CLOs and CDOs), the Fund or the Portfolio Funds may have the right to receive payments only from the structured product and generally will not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund. Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold. As a result, investments in structured products may be characterized by the Fund as illiquid securities. In addition to the general risks associated with fixed-income securities, structured products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in structured products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Structured Products – Collateralized Loan Obligations and Collateralized Debt Obligations

CLOs and CDOs are structured products created by the grouping of certain private loans and other lender assets/collateral into pools. Holders of structured products bear the risks of the underlying assets and are subject to counterparty risks. A sponsoring organization establishes an SPV to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

Investors in CLOs and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CLO’s or CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P Global Ratings (“S&P”) ratings of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, CLOs and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CLOs and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CLOs and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs and CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CLOs and CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CLO or CDO may perform poorly.

Asset-Backed Securities Risk

Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.

Mortgage-Backed Securities Risk

The Fund’s (and Portfolio Funds’) investments in securitization vehicles or other special purpose entities that hold mortgages or mortgage-backed securities may involve risks that differ from or are greater than risks associated with other types of investments. The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. For example, the COVID-19 pandemic impacted the rate of loan modification, forbearance and other forms of relief that may extend the effective duration of a mortgage-backed security.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates.

The mortgage-backed securities in which the Fund or a Portfolio Fund invests are also subject to risks associated with their structure and the nature of the underlying mortgages and the servicing of those mortgages; for this reason, many of the other risks described herein are relevant to the mortgage-backed securities to which the Fund has exposure. There is risk that the underlying debt securities will default. In the event of default, the holder of a mortgage-backed security may not have a security interest in the underlying collateral, and even if such a security interest exists, the recovery on repossessed collateral might be unavailable or inadequate to support payments on the underlying investments. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. For example, the COVID-19 pandemic has impacted, and is likely to continue to impact, loan repayment and default rates. The risks and returns for investors like the Fund and Portfolio Funds in mortgage-backed securities depend on the tranche in which the investor holds an interest. Many mortgage-backed securities in which the Fund or a Portfolio Fund invests may be difficult to value and may be deemed illiquid. Mortgage-backed securities may have the effect of magnifying the Fund’s exposure to changes in the value of the underlying mortgages and may also result in increased volatility in the Fund’s NAV. This means the Fund may have the potential for greater gains, as well as the potential for greater losses, than if the Fund owned the underlying mortgages directly. The value of an investment in the Fund may be more volatile and other risks tend to be compounded if and to the extent that the Fund is exposed to mortgage-backed securities. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

High Yield Debt

The Fund and Portfolio Funds may invest in high yield debt (or “junk bonds”). A substantial portion of the high yield debt in which the Fund and Portfolio Funds may invest is rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparable credit quality to obligations rated below investment-grade, and have greater credit and liquidity risk than more highly rated debt obligations. Lower-rated securities may include securities that have the lowest rating or are in default. High yield debt is generally unsecured and may be subordinate to other obligations of the obligor. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of high yield debt may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. High yield debt may be more susceptible to real or perceived adverse economic and individual corporate developments than would investment grade debt securities. Certain of these securities may not be publicly traded, and therefore, it may be difficult to accurately value certain portfolio securities and to obtain information as to the true condition of the issuers. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield debt is often less liquid than higher rated securities. Because investment in high yield debt involves greater investment risk, achievement of the Fund’s investment objectives will be more dependent on the Sub-Adviser’s analysis than would be the case if the Fund were investing in higher quality debt securities.

High yield debt is often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield debt has historically experienced greater default rates than has been the case for investment-grade securities. The Fund and Portfolio Funds may also invest in equity securities issued by entities with unrated or below investment-grade debt.

High yield debt may also be in the form of zero-coupon or deferred interest bonds, which are bonds that are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero-coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Such investments experience greater volatility in market value due to changes in the interest rates than bonds that provide for regular payments of interest.

Investing in lower-rated securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities, including a high degree of credit risk. Lower-rated securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers/issues of lower-rated securities may be more complex than for issuers/issues of higher quality debt securities. Securities that are in the lowest rating category are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default and/or to be unlikely to have the capacity to pay interest and repay principal. The secondary markets on which lower-rated securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the value of the Fund’s or a Portfolio Fund’s portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

The use of credit ratings as the sole method of evaluating lower-rated securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of lower-rated securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was rated.

Preferred Securities

The Fund and Portfolio Funds may invest in preferred securities. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

Convertible Securities

The Fund and Portfolio Funds may invest in convertible securities. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed-income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed-income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed-income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed-income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. In addition, the Fund and Portfolio Funds may invest in fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Fixed-income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund or a Portfolio Fund is called for redemption, the Fund or Portfolio Fund, as applicable, will be required to surrender the security for redemption, convert it into the issuing company’s common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund or Portfolio Fund. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price. Convertible securities with a conversion value that is the same as the value of the bond or preferred share have characteristics similar to common stocks. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.

Bank Loans

The Fund and Portfolio Funds may invest in loans originated by banks and other financial institutions. The loans invested in by the Fund and Portfolio Funds may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Fund or a Portfolio Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s and a Portfolio Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s or Portfolio Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund or a Portfolio Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Fund’s and Portfolio Funds’ investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

PIK Interest

To the extent that a Portfolio Fund or the Fund invests in loans with a payment in kind (“PIK”) interest component and the accretion of PIK interest constitutes a portion of the Portfolio Fund’s or the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; and (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan.

Litigation Finance

A Portfolio Fund or the Fund may invest in litigation finance-related investments. Below are risks specific to this kind of investment.

Evaluation and Disclosure of Cases and Case Performance. Due to competitive and legal considerations and restrictions, the Fund and the Adviser and/or the Sub-Adviser may not be able to provide to investors details regarding any underlying investment opportunity. Investors will be wholly dependent upon the Adviser and/or the Sub-Advisers’ ability to assess and manage investments made by the Fund.

Recovery Risks and Timing Uncertainty. Parties to a litigation, arbitration or settlement agreement must have the ability to pay a fee, judgment, award or the agreed upon amount if a case outcome or transaction is ultimately successful or completed. Part of the investment process involves the Sub-Adviser’s or the Portfolio Fund Manager’s assessment of this ability to pay. However, if the party is unable to pay or further challenges the validity of a judgment or award, the Fund may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, a Portfolio Fund or the Fund will not always control the ultimate timing of an amount recovered, and there is no assurance that the Sub-Adviser will be able to predict the timing of any such payments.

Legal Professional Duties. For most investments, neither the Portfolio Fund nor the Fund will be the client of the law firm representing the party to the litigation or transaction and will not have the ability to control decisions made by the parties or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to the Portfolio Fund or the Fund. The law firms involved also will be subject to an overriding duty to the courts and not the Portfolio Fund or the Fund.

Reliance on Outside Counsel and Experts. As part of the due diligence process in which the Fund or the Portfolio Fund engages, the Portfolio Fund (or the Fund) might rely on the advice and opinion of outside counsel and other experts in assessing potential opportunities. Further, the applicable Portfolio Fund, or the Fund and the Sub-Adviser, will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm’s or expert’s initial assessment.

Settlements. Some litigation finance investments pertain to litigation in which a settlement agreement or some form of agreement in principle between the parties exists. However, in some circumstances, these settlements, whether finalized or under a memorandum of understanding, require court approval or procedural steps beyond the Sub-Adviser’s or the Fund’s control. If parties to an agreement or agreement in principle, or the relevant judicial authorities, terminate or reject a settlement, the Fund could suffer losses in its litigation finance investments.

Life Settlements

Portfolio Funds or the Fund may invest in life settlements, which are sales to third parties, such as the Portfolio Funds or the Fund, of existing life insurance contracts by policy holders for more than their cash surrender value, but less than the net benefits to be paid under the policies. When a Portfolio Fund or the Fund acquires such a contract, it pays the policy premiums in return for the expected receipt of the net benefit as the beneficiary under the policy. Life expectancy estimates compared to actual results may vary and any extension to the estimated life of the insured person will reduce the Portfolio Fund’s and the Fund’s returns on investment. If the insured (the “viator”) lives longer than anticipated, the payment of death benefits by the insurance company is not at risk, but the return on investment will diminish with time. In extreme circumstances, it is possible the viator may live well beyond their life expectancy in which case the cost of paying premiums, in addition to the initial cost of the policy, may result in a loss to the Portfolio Fund and the Fund when the policy matures. A Portfolio Fund or the Fund is unlikely to be provided with detailed information regarding the sourcing of life policies and therefore will be reliant on the due diligence of third parties. Any error in this due diligence could have a materially adverse effect on the Fund. Furthermore, a Portfolio Fund and the Fund may encounter losses on its investments if there is an inaccurate estimation of the life expectancies of viators. In addition, it is unclear whether income from life settlements is qualifying income for purposes of the Internal Revenue Service 90% gross income test that the Fund must satisfy each year to qualify as a RIC. The Fund intends to monitor its investments to ensure that the Fund remains qualified as a RIC.

Reinsurance-Related Securities

The principal risk of an investment in a reinsurance-related security is that a triggering event - for example - (i) a natural event, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) a non-natural event, such as large aviation disaster - will occur and the Fund (or a Portfolio Fund) will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of a Portfolio Fund or the Fund, the Fund could suffer substantial losses and an investor will lose money. There is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and, because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, a Portfolio Fund or the Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to a Portfolio Fund or the Fund. Catastrophe bonds are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder the Portfolio Fund’s or the Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay the Portfolio Fund’s or the Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities. As a relatively new type of financial instrument, there is limited trading history for these securities, and in certain instances there may be a limited or no active trading market, which may impair the ability of a Portfolio Fund or the Fund to realize full value in the event of the need to liquidate such assets.

Direct Lending Risk

To the extent a Portfolio Fund or the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.

Direct Origination Risk

A significant portion of the Fund’s investments (and those of Portfolio Funds) may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s (or a Portfolio Fund’s) target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund or a Portfolio Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments may be limited in the future, and the Fund (and the Portfolio Funds) may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Sub-Adviser or any Portfolio Fund Manager will be able to identify and make investments that are consistent with its investment objective.

In addition, the Fund (or a Portfolio Fund) may originate certain of its investments with the expectation of later syndicating a portion of such investment to third parties. Prior to such syndication, or if such syndication is not successful, the Fund’s (or a Portfolio Fund’s) exposure to the originated investment may exceed the exposure that the Sub-Adviser (or the Portfolio Fund Manager) intended to have over the long-term or would have had had it purchased such investment in the secondary market rather than originating it.

“Covenant-Lite” Loans Risk

There may be instances in which the Fund or a Portfolio Fund invests in covenant-lite loans, which means the obligation contains fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. An investment by the Fund or a Portfolio Fund in a covenant-lite loan may potentially hinder the ability to reprice credit risk associated with the issuer and reduce the ability to restructure a problematic loan and mitigate potential loss. As a result, the Fund’s or the Portfolio Fund’s exposure to losses may be increased, which could result in an adverse impact on the Fund’s revenues, net income and NAV.

Illiquid Portfolio Investments

The Fund will invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities may be volatile and the Fund may not be able to sell them when the Sub-Adviser desires to do so or to realize what the Sub-Adviser perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

Investors acquiring direct loans hoping to recoup their entire principal must generally hold their loans through maturity. Direct loans may not be registered under the Securities Act and are not listed on any securities exchange. Accordingly, those loan investments may not be transferred unless they are first registered under the Securities Act and all applicable state or foreign securities laws or the transfer qualifies for an exemption from such registration. A reliable secondary market has yet to develop, nor may one ever develop for direct loans and, as such, these investments should be considered illiquid. Until an active secondary market develops, the Fund intends to primarily hold its direct loans until maturity. The Fund may not be able to sell any of its direct loans even under circumstances when the Sub-Adviser believes it would be in the best interests of the Fund to sell such investments. In such circumstances, the overall returns to the Fund from its direct loans may be adversely affected. Moreover, certain direct loans may be subject to certain additional significant restrictions on transferability. Although the Fund may attempt to increase its liquidity by borrowing from a bank or other institution, its assets may not readily be accepted as collateral for such borrowing.

Lender Liability Considerations and Equitable Subordination

A number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Advisers may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Participation on Creditors’ Committees and Board of Directors

The Advisers and their respective affiliates, on behalf of the Fund or of other funds or accounts they manage, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Advisers may also seek to negotiate directly with debtors with respect to restructuring issues. In the situation where a representative of the Advisers choose to join a creditors’ committee, the representative would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interest. There can be no assurance that the representative would be successful in obtaining results most favorable to the Fund in such proceedings, although the representative may incur significant legal fees and other expenses in attempting to do so. As a result of participation by the representative on such committees, the representative may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the representative’s actions.

It is possible that the Advisers and/or their respective affiliates will be represented on the boards of some of the companies in which the Fund makes investments. Such representation may have the effect of impairing the ability of the Adviser and/or Sub-Adviser to sell the Fund’s related securities when, and upon the terms, it might otherwise desire, including as a result of applicable securities laws.

Loan Participation and Assignments

The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

Non-Performing Loans

The Fund may invest in non-performing and sub-performing loans which often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund’s investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund’s investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time.

An investment in subordinated (residual) classes of asset-backed securities is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of asset-backed securities include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.

Defaulted Debt Securities and Other Securities of Distressed Companies

The Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Marketplace Lending

The Adviser and/or Sub-Adviser may also invest, directly or through Portfolio Funds, in marketplace lending investments. The Fund’s marketplace lending investments may be made through a combination of: (i) investing in loans to consumers, small- and mid-sized companies (“SMEs”) and other borrowers, including borrowers of student loans, originated through online platforms (or an affiliate) that provide a marketplace for lending (“Marketplace Loans”) through purchases of whole loans (either individually or in aggregations); (ii) investing in notes or other pass-through obligations issued by a marketplace lending platform (or an affiliate) representing the right to receive the principal and interest payments on a Marketplace Loan (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of Marketplace Loans; (iv) investing in private investment funds that purchase Marketplace Loans, (v) acquiring an equity interest in a marketplace lending platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to a marketplace lending platform (or an affiliate) (the foregoing listed investments are collectively referred to herein as the “Marketplace Lending Instruments”). Marketplace Lending Instruments are generally not rated and constitute a highly risky and speculative investment. There can be no assurance that payments due on underlying Marketplace Loans will be made. The Shares therefore should be purchased only by investors who could afford the loss of the entire amount of their investment.

A substantial portion of the Marketplace Loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. Accordingly, the platforms and any third-party collection agencies will be limited in their ability to collect on defaulted Marketplace Loans. With respect to Marketplace Loans secured by collateral, there can be no assurance that the liquidation of any such collateral would satisfy a borrower’s obligation in the event of a default under its Marketplace Loan. Furthermore, Marketplace Loans may not contain any cross-default or similar provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. The effect of this can be to allow other creditors to move more quickly to claim any assets of the borrower. To the extent a Marketplace Loan does not contain a cross-default provision, the loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations, unless there are relevant independent grounds for a default on the loan. In addition, the Marketplace Loan will not be referred to a third-party collection agency for collection because of a borrower’s default on debt obligations other than the Marketplace Loan. If a borrower first defaults on debt obligations other than the Marketplace Loan, the creditors to such other debt obligations may seize the borrower’s assets or pursue other legal action against the borrower, which may adversely impact the ability to recoup any principal and interest payments on the Marketplace Loan if the borrower subsequently defaults on the loan. In addition, an operator of a platform is generally not required to repurchase Marketplace Loans from a lender except under very narrow circumstances, such as in cases of verifiable identity fraud by the borrower or as may otherwise be negotiated by the Fund when purchasing whole loans.

Regulatory Risk/Loan Industry

The loan industry is highly regulated and the alternative lending-related securities in which the Fund or a Portfolio Fund invests are subject to extensive rules and regulations issued by governmental authorities in each of the jurisdictions in which the Fund or a Portfolio Fund invests. These authorities also may impose obligations and restrictions on the activities of platforms that originate loans, or those of other entities involved in the alternative lending process. These rules and regulations, as well as any change thereof, could increase the Fund’s or the platforms’ expenses and/or decrease the value of the Fund’s investments in alternative lending-related securities. As a result of COVID-19, changes to federal, state or local law or regulation may negatively affect the Fund’s ability to receive payments of interest and repayments of principal on its investments.

The platforms’ failure to comply with the requirements of applicable law may cause, among other things, the platforms to be required to register with or be licensed by governmental authorities and/or the revocation of requisite licenses, the voiding of loan contracts, impairment of the enforcement of loans or collection of interest, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and/or civil and criminal liability in the relevant jurisdiction. The evolving nature of the platforms’ respective business models may complicate their ability to determine the applicability of, and to effect compliance with, such requirements. Moreover, legal and regulatory requirements and any interpretations of those requirements are subject to periodic changes. Any such failure to comply with, or change in, applicable law necessitating new significant compliance obligations could have an adverse effect on the platforms’ compliance costs and ability to operate. The platforms could seek to pass through any increase in their costs to their borrowers or investors, such as the Fund (or a Portfolio Fund), in the form of higher origination or servicing fees.

In connection with the sale and servicing of the whole loans, fractions of whole loans or pools of whole loans, the platforms typically make representations and warranties to investors, such as the Fund or a Portfolio Fund, that the loans were originated and are being serviced in accordance with and in compliance with applicable laws (and in some cases specifically with the laws described herein) in all material respects. Despite these representations and warranties, the Fund and a Portfolio Fund cannot guarantee that the platforms have been and will continue to be in compliance with all applicable laws. If those representations and warranties were not correct, the platforms could be required to repurchase the loans or indemnify the Fund (or a Portfolio Fund) for losses, but the Fund cannot be certain that the platform would be required and able to repurchase loans or indemnify the Fund (or a Portfolio Fund) for losses in all such cases.

In addition to laws governing the activities of lenders and servicers, a limited number of states require purchasers of certain loans, primarily consumer loans, to be licensed or registered in order to own the loans or, in certain states, to collect a rate of interest above a specified rate.

In addition, regulators, enforcement agencies and courts are increasingly considering the role of non-bank lenders. There is no guarantee that laws and regulations applicable to non-bank lenders will not change in a manner that adversely affects or restricts the Fund or a Portfolio Fund, including the ability of the Fund or a Portfolio Fund to acquire loans from the platforms, or otherwise restricts or materially increases the cost to the Fund of pursuing potential investment strategies.

Finally, increased reporting, registration, and compliance requirements may divert the attention of personnel and the management team of the Advisers, and may furthermore place the Fund at a competitive disadvantage to the extent that the Advisers or companies in which the Fund (or a Portfolio Fund) invests are required to disclose sensitive business information. The Fund will be required to bear the Fund’s expenses relating to compliance-related matters and regulatory filings.

Servicer Risk

The Fund’s (and Portfolio Funds’) direct and indirect investments in loans originated or sourced by alternative lending platforms are typically serviced by that platform or a third-party servicer. In the event that the servicer is unable to service the loan, there can be no guarantee that a backup servicer will be able to assume responsibility for servicing the loans in a timely or cost-effective manner; any resulting disruption or delay could jeopardize payments due to the Fund or a Portfolio Fund in respect of its investments or increase the costs associated with these investments. If the servicer becomes subject to a bankruptcy or similar proceeding, there is some risk that the Fund’s (or a Portfolio Fund’s) investments could be recharacterized as a secured loan to the platform, as described more fully (with respect to the potential bankruptcy of a platform) above under “Regulatory Risk/Loan Industry,” which could result in uncertainty, costs and delays from having the Fund’s investment deemed part of the bankruptcy estate of the platform, rather than an asset owned outright by the Fund or a Portfolio Fund.

Business Development Companies

The Fund may invest in private BDCs and publicly traded BDCs. A BDC is a type of closed-end investment company regulated under the Investment Company Act. BDCs typically invest in and lend to small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. BDCs invest in such diverse industries as healthcare, chemical and manufacturing, technology and service companies. At least 70% of a BDC’s investments must be made in private and certain public U.S. businesses, and BDCs are required to make available significant managerial assistance to their portfolio companies. BDCs are not taxed on income at the corporate level, provided the income is distributed to their shareholders and that the BDC complies with the applicable requirements of Subchapter M for RIC taxation.

Investments in BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and its portfolio may carry risks similar to those of a private equity or venture capital fund. Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value. Small and medium-sized companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on the value of their stock than is the case with a larger company. To the extent a BDC focuses its investments in a specific sector, the BDC will be susceptible to adverse conditions and economic or regulatory occurrences affecting the specific sector or industry group, which tends to increase volatility and result in higher risk. Investments in BDCs are subject to various risks, including management’s ability to meet the BDC’s investment objective and to manage the BDC’s portfolio when the underlying securities are redeemed or sold, during periods of market turmoil and as investors’ perceptions regarding a BDC or its underlying investments change. Private BDCs are illiquid investments, and there is no guarantee the Fund will be able to liquidate or sell its private BDC investments.

Certain BDCs may use leverage in their portfolios through borrowings or the issuance of preferred stock. While leverage may increase the yield and total return of a BDC, it also subjects the BDC to increased risks, including magnification of any investment losses and increased volatility. In addition, a BDC’s income may fall if the interest rate on any borrowings of the BDC rises.

To comply with the Investment Company Act, the Adviser and/or the Sub-Adviser may be required to vote shares of a BDC held by the Fund in the same general proportion as shares held by other shareholders of the BDC.

Please see “INVESTMENT RELATED RISKS – Other Investment Company Risk” for additional information regarding recent SEC regulations with respect to the Fund’s investments in other investment companies.

Other Investment Company Risk

The Fund will incur higher and duplicative expenses, including advisory fees, when it invests in shares of mutual funds (including money market funds), BDCs, closed-end funds, exchange-traded funds (“ETFs”) and other investment companies. The Fund’s ability to achieve its investment objectives depends largely on the performance of the investment companies selected. Each investment company has its own investment risks, and those risks can affect the value of the investment companies’ securities and therefore the value of the Fund’s investments. There can be no assurance that the investment objective of any investment company will be achieved. An investment company may change its investment objective or policies without the Fund’s approval, which could force the Fund to withdraw its investment from such investment companies at a time that is unfavorable to the Fund. In addition, one investment company may buy the same securities that another investment company sells. Therefore, the Fund would indirectly bear the costs of these trades without accomplishing any investment purpose. There is also the risk that the ETFs in which the Fund invests that attempt to track an index may not be able to replicate exactly the performance of the indices they track, due to transactions costs and other expenses of the ETFs. The existence of extreme market volatility or potential lack of an active trading market for an ETF’s shares could result in such shares trading at a significant premium or discount to their NAV. The shares of listed closed-end funds may also frequently trade at a discount to their NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease, and it is possible that the discount may increase. The Fund may also be unable to liquidate its investment in a private Portfolio Funds when desired. This risk is described in more detail under “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS” below.

The Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Fund’s investment objectives and permissible under the Investment Company Act. Under one provision of the Investment Company Act, the Fund may not acquire the securities of other investment companies if, as a result, (i) more than 10% of the Fund’s total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one investment company being held by the Fund or (iii) more than 5% of the Fund’s total assets would be invested in any one investment company. In some instances, the Fund may invest in an investment company in excess of these limits. For example, the Fund may invest in other registered investment companies, such as mutual funds, closed-end funds and ETFs, and in BDCs in excess of the statutory limits imposed by the Investment Company Act in reliance on Rule 12d1-4 under the Investment Company Act. These investments would be subject to the applicable conditions of Rule 12d1-4, which in part would affect or otherwise impose certain limits on the investments and operations of the underlying fund. Accordingly, if the Fund serves as an “underlying fund” to another investment company, the Fund’s ability to invest in other investment companies, private funds and other investment vehicles may be limited and, under these circumstances, the Fund’s investments in other investment companies, private funds and other investment vehicles will be consistent with applicable law and/or exemptive relief obtained from the SEC. The requirements of Rule 12d1-4 have been implemented by the Fund with respect to its fund of funds arrangements.

Cost of Capital and Net Investment Income

If the Fund uses debt to finance investments, its net investment income may depend, in part, upon the difference between the interest rate at which it borrows funds and the interest rate of investments made using those funds. As a result, a significant change in market interest rates can have a material adverse effect on the Fund’s net investment income. In periods of rising interest rates when it has debt outstanding, the Fund’s cost of funds will increase, which could reduce the Fund’s net investment income. The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the Investment Company Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Counterparty Risk

Many of the markets in which the Fund effects its transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating its investments with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

Equity Investments

When the Fund invests in loans and debt securities, the Fund may acquire warrants or other equity securities of borrowers as well. The Fund may also invest in warrants and equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon the disposition of such equity investments. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.

Warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. The price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Foreign Investments

Foreign securities may be issued and traded in foreign currencies. As a result, changes in exchange rates between foreign currencies may affect their values in U.S. dollar terms. For example, if the value of the U.S. dollar goes up, compared to a foreign currency, a loan payable in that foreign currency will go down in value because it will be worth fewer U.S. dollars. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Fund may employ hedging techniques to minimize these risks, but the Fund can offer no assurance that the Fund will, in fact, hedge currency risk or, that if the Fund does, such strategies will be effective.

The political, economic, and social structure of some foreign countries may be less stable and more volatile than those in the United States. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. A government may take over assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise stockholder rights, and pursue legal remedies with respect to foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and to take into account with respect to the Fund’s investments in foreign securities. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the United States. The procedures and rules governing foreign transactions and custody (holding of the Fund’s assets) may involve delays in payment, delivery or recovery of money or investments. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies, and some countries may lack uniform accounting and auditing standards. Thus, there may be less information publicly available about foreign companies than about most U.S. companies. Certain foreign securities may be less liquid (harder to sell) and more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices. Dividend and interest income from foreign securities may be subject to withholding taxes by the country in which the issuer is located, and the Fund may not be able to pass through to its Shareholders foreign tax credits or deductions with respect to these taxes.

The Fund may invest in foreign securities of issuers in so-called “emerging markets” (or less developed countries). Such investments are particularly speculative and entail all of the risks of investing in foreign securities but to a heightened degree. “Emerging market” countries generally include all countries in the following regions: Asia (excluding Japan), Eastern Europe, Middle East, Africa and Latin America, or such countries as reasonably determined by the Sub-Adviser from time to time. Emerging markets generally have less developed trading markets and exchanges, thus securities of issuers in emerging and developing markets may be more difficult to sell at acceptable prices and may show greater price volatility than securities of issuers in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Investments in securities of issuers located in certain emerging countries involve the risk of loss resulting from problems in share registration, settlement or custody and the imposition of exchange controls (including repatriation restrictions). Since emerging markets generally have less developed legal systems, the legal remedies for investors in emerging markets may be more limited than the remedies available in the U.S., and the ability of U.S. authorities (e.g., SEC and the U.S. Department of Justice) to bring actions against bad actors may be limited. In addition, emerging markets countries may have more or less government regulation and generally do not impose as extensive and frequent accounting, auditing, financial and other reporting requirements as the securities markets of more developed countries. There may be significant differences between financial statements prepared in accordance with an emerging market’s accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Further, investments in securities of issuers located in certain emerging countries involve the risk of loss resulting from substantial economic, political and social disruptions.

Currency Risk

The Fund may engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, in which case the Fund will be subject to foreign currency risk. The Fund’s shares are priced in U.S. dollars and the distributions paid by the Fund to Shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Shareholders. The Fund intends to hedge exposure to reduce the risk of loss due to fluctuations in currency exchange rates relative to the U.S. dollar. There is no assurance, however, that these strategies will be available or will be used by the Fund or, if used, that they will be successful. As a result, the Fund’s investments in foreign currency-denominated securities may reduce the returns of the Fund.

Currency risk may be particularly high to the extent that the Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

RIC-Related Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Advisers based on accruals that may never be realized. In addition, the deferral of payment-in-kind interest also reduces a loan’s loan-to-value ratio at a compounding rate.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

Reinvestment Risk

Income from the Fund’s portfolio will decline if and when the Fund (or a Portfolio Fund) invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund or a Portfolio Fund to invest in lower-yielding securities. The Fund or the Portfolio Fund may also choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund or a Portfolio Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Fund’s Shares.

Risks of Securities Activities

The Fund will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Sub-Adviser attempts to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

Sourcing Investment Opportunities Risk

On an ongoing basis, it cannot be certain that the Sub-Adviser will be able to continue to locate a sufficient number of suitable investment opportunities to allow the Fund to fully implement its investment strategy. In addition, privately negotiated investments in Portfolio Funds, loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and the Fund may not be able to achieve its anticipated investment pace. These factors increase the uncertainty, and thus the risk, of investing in the Fund. To the extent the Fund is unable to deploy its capital, its investment income and, in turn, the results of its operations, will likely be materially adversely affected.

Private Equity Investments

Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in an operating company (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments, although the Fund may also co-invest directly in an operating company in conjunction with a Portfolio Fund Manager. The investments held by private equity funds and co-investments made by the Fund involve the same types of risks associated with an investment in any operating company. However, securities of private equity funds, as well as the underlying companies these funds invest in, tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity funds to obtain the required financing or reducing their expected rate of return.

The regulatory environment for private investment funds continues to evolve, and changes in the regulation of private investment funds may adversely affect the value of the Fund’s investments and the ability of the Fund to implement its investment strategy (including the use of leverage). The financial services industry generally and the activities of private investment funds and their investment advisers, in particular, have been the subject of increasing legislative and regulatory scrutiny. Such scrutiny may increase the Fund’s and/or the Advisers’ legal, compliance, administrative and other related burdens and costs as well as regulatory oversight or involvement in the Fund and/or the Advisers’ business. There can be no assurances that the Fund or the Advisers will not in the future be subject to regulatory review or discipline. The effects of any regulatory changes or developments on the Fund may affect the manner in which it is managed and may be substantial and adverse.

Concentration of Investments

Except to the extent required by applicable law and the Fund’s fundamental policies, there are no limitations imposed by the Advisers as to the amount of Fund assets that may be invested in (i) any one Portfolio Fund, (ii) in Portfolio Funds managed by a particular Portfolio Fund Manager or its affiliates, (iii) indirectly in any single industry or group of industries, subject to the Fund’s policy not to concentrate in a particular industry or group of industries as concentration is defined under the Investment Company Act, the rules and regulations thereunder or any exemption therefrom (see “Statement of Additional Information – Fundamental Policies”), or (iv) in any issuer. In addition, a Portfolio Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group. Accordingly, the Fund’s investment portfolio may at times be significantly concentrated, both as to managers, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio. The Fund is, however, subject to the asset diversification requirements applicable to RICs. See “CERTAIN TAX CONSIDERATIONS” in this Memorandum and “TAX MATTERS” in the Fund’s SAI.

To the extent that the Fund invests more heavily in a particular industry, the Fund’s NAV will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to concentration risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.

From time to time, the Fund may have significant portfolio exposure to investments in the following sectors:

●	Healthcare Sector. The healthcare sector is subject to extensive government regulation and the performance of companies in this sector may be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting) and limited product lines. Companies in the healthcare sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Healthcare companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

●	Information Technology Sector. The information technology sector includes, for example, companies that offer software and information technology services, manufacturers and distributors of technology hardware and equipment, such as communications equipment, cellular phones, computers, electronic equipment and related instruments, and semiconductors and related equipment and materials. This sector can be significantly affected by, among other things, the supply and demand for specific products and services, rapid changes in product cycles, rapid product obsolescence and government regulation. In addition, information technology companies tend to be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect their performance.

●	Life Sciences Sector. The life sciences sector includes, for example, companies in the pharmaceuticals, biotechnology, agriculture, cosmetic/personal care and medical devices industries. Many companies in this sector are highly regulated and may be dependent upon certain types of technology. Changes in government funding or subsidies, new or anticipated legislative changes, or technological advances could affect the value of such companies. To the extent that the Fund invests in life sciences companies in the biotechnology sector, the Fund may be exposed to additional risks because these companies invest heavily in research and development, which may not necessarily lead to commercially successful products. In addition, biotechnology companies can be more volatile because they are subject to competitive pressures and are heavily dependent on patents on intellectual property rights.

●	Technology Sector. Companies in the technology sector may have limited product lines, markets or financial resources, or may depend on a limited management group. Technology and technology-related companies are significantly affected by competitive pressures and worldwide technological developments, and the products and services offered by such companies may not be economically successful or may quickly become outdated. In addition, businesses in the technology sector often progress at an accelerated rate and are subject to aggressive pricing, which may increase their volatility.

In addition, the Fund may have significant exposure to investments in the infrastructure sector. See “INVESTMENT RELATED RISKS – Infrastructure Sector Risk” above.

Nature of Portfolio Companies

The Fund Investments may include direct and indirect investments in various companies, ventures and businesses (“Portfolio Companies”). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund Investments may also include Portfolio Companies that are in a state of distress or which have a poor record, and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Economic Recession or Downturn Risk

Many of the Fund’s investments may be issued by companies susceptible to economic slowdowns or recessions. Therefore, the Fund’s non-performing assets are likely to increase, and the value of its portfolio is likely to decrease, during these periods. A prolonged recession may result in losses of value in the Fund’s portfolio and a decrease in the Fund’s revenues, net income and NAV. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to it on terms it deems acceptable. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.

Extension Risk

Rising interest rates tend to extend the duration of long-term, fixed rate securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment

The Fund is subject to the risk that the investments it makes in Portfolio Companies may be repaid prior to maturity (e.g., “prepayment risk”). When this occurs, the Fund will generally reinvest these proceeds in Temporary Investments, pending their future investment in new Portfolio Companies. These Temporary Investments will typically have substantially lower yields than the debt being prepaid and the Fund could experience significant delays in reinvesting these amounts. Any future investment in a new Portfolio Company may also be at lower yields than the debt that was repaid. As a result, the Fund’s results of operations could be materially adversely affected if one or more of the Fund’s Portfolio Companies elect to prepay amounts owed to the Fund. Additionally, prepayments, net of prepayment fees, could negatively impact the Fund’s return on equity. In addition, when interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund or a Portfolio Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.

Follow-on Investments

Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, including exercising warrants, options or convertible securities that were acquired in the original or subsequent financing; in seeking to: (i) increase or maintain in whole or in part the Fund’s position as a creditor or the Fund’s equity ownership percentage in a portfolio company; or (ii) preserve or enhance the value of the Fund’s investment. The Fund has discretion to make follow-on investments, subject to the availability of capital resources. Failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of an underlying portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, the Adviser and/or the Sub-Adviser may elect not to make a follow-on investment because the Adviser and/or the Sub-Adviser may not want to increase the Fund’s level of risk or because the Adviser and/or the Sub-Adviser prefers other opportunities for the Fund.

Commitment Strategy

The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

If the Fund defaults on its unfunded commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment. Any failure by the Fund to make timely capital contributions in respect of its unfunded commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) cause the Fund, and, indirectly, the Shareholders, to be subject to penalties, or (iv) otherwise impair the value of the Fund’s investments.

Control Positions

The Fund (in the case of direct investments) and the Portfolio Funds may take control positions in Portfolio Companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Leverage

The Portfolio Fund Managers and (subject to applicable law) the Fund may employ leverage through borrowings or derivative instruments and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Fund Investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund or the Portfolio Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Derivative Instruments

The Fund may use options, swaps, futures contracts, forward agreements, reverse repurchase agreements and other similar transactions. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Sub-Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain. See “GENERAL RISKS - Legal, Tax and Regulatory Risks” for a discussion of Rule 18f-4 under the Investment Company Act.

Futures. A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment, and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Fund’s initial investment in such contracts.

Options. If the Fund buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium paid by the Fund. If the Fund sells an option, it sells to another person the right to buy from or sell to the Fund a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium received by the Fund. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived option transaction may be unsuccessful because of market behavior or unexpected events. The prices of options can be highly volatile, and the use of options can lower total returns.

Swaps. A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (i.e., the two payment streams are netted out, with only the net amount paid by one party to the other). The Fund’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements, and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Fund or if the reference index, security or investments do not perform as expected. The Fund’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Fund is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Fund would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Fund’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect. The Fund will “cover” its swap positions by segregating an amount of cash and/or liquid securities as required by the Investment Company Act and applicable SEC interpretations and guidance from time to time.

Reverse Repurchase Agreements. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on Fund Investments and the investment opportunities and, accordingly, have a material adverse effect on the Fund’s investment objectives and their respective rates of return on invested capital. To mitigate such interest rate exposure, the Fund may invest a portion of its portfolio in investments with floating interest rates. In addition, an increase in interest rates would make it more expensive to use debt for the Fund and the Fund’s financing needs, if any.

In addition, in the event of a significant rising interest rate environment, the Fund’s Portfolio Companies with floating interest rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s Portfolio Companies who are unable or unwilling to repay their loans. Fund Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, Fund Investments with fixed rates may decline in value because they are locked in at below market yield.

Interest rates in the United States and many other countries have risen in recent periods and may continue to rise in the future. Because longer-term inflationary pressure may result from the U.S. government’s fiscal policies, the Fund may experience rising interest rates, rather than falling rates, over its investment horizon. To the extent the Fund or a Portfolio Company borrows money to finance its investments, the Fund’s or a Portfolio Company’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s or a Portfolio Company’s financial condition and results of operations.

In addition, a decline in the prices of the debt the Fund or a Portfolio Company owns could adversely affect the Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Fund or a Portfolio Company invests to service debt, which could materially impact the Fund or a Portfolio Company in which the Fund may invest, thus impacting the Fund.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities and may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

LIBOR Transition Risk

The London Interbank Offered Rate (“LIBOR”) has been used extensively in the U.S. and globally as a “benchmark rate” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. Instruments in which the Fund invests may have historically paid interest at floating rates based on LIBOR or may have been subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the Fund invests may have also historically obtained financing at floating rates based on LIBOR.

As of June 30, 2023, almost all settings of LIBOR have ceased to be published, except that certain widely used U.S. dollar LIBORs will continue to be published on a temporary, synthetic and non-representative basis through at least September 30, 2024. In some instances, regulators have restricted new use of LIBORs prior to the date when synthetic LIBORs will cease to be published. The Secured Overnight Financing Rate (“SOFR”), which has been used increasingly on a voluntary basis in new instruments and transactions, is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement market. On December 16, 2022, the Federal Reserve Board adopted regulations implementing the Adjustable Interest Rate Act, which provides a statutory fallback mechanism to replace LIBOR, by identifying benchmark rates based on SOFR that replaced LIBOR in certain financial contracts after June 30, 2023. These regulations apply only to contracts governed by U.S. law, among other limitations. The regulations include provisions that (i) provide a safe harbor for selection or use of a replacement benchmark rate selected by the Federal Reserve Board; (ii) clarify who may choose the replacement benchmark rate selected by the Federal Reserve Board; and (iii) ensure that contracts adopting a replacement benchmark rate selected by the Federal Reserve Board will not be interrupted or terminated following the replacement of LIBOR. Uncertainty related to the liquidity impact of the change in rates, and how to appropriately adjust these rates at the time of transition, poses risks for the Fund. The transition away from LIBOR could have a significant impact on the financial markets in general and may also present heightened risk to market participants, including public companies, investment advisers, investment companies, and broker-dealers. The risks associated with this discontinuation and transition will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. For example, current information technology systems may be unable to accommodate new instruments and rates with features that differ from LIBOR. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Fund until new reference rates and fallbacks for both legacy and new instruments and contracts are commercially accepted and market practices become settled.

SOFR Risk

SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Inflation Risk

If a Fund Investment is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. Many of the Fund Investments may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, a Fund Investment may earn more revenue but may incur higher expenses. As inflation declines, a Fund Investment may not be able to reduce expenses commensurate with any resulting reduction in revenue. There is a risk of a rise in real interest rates, which is likely to create higher financing costs and may reduce the amount of levered, after-tax cash flow generated by a Fund Investment.

Eurozone Risk

The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the EU or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Hedging

The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the Investment Company Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Shareholders. See “INVESTMENT RELATED RISKS - Derivative Instruments.”

Risks Relating to Accounting, Auditing and Financial Reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund Investments may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. The accounting, auditing and financial reporting standards and practices applicable to foreign companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Although the Fund will be using U.S. GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Fund Investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments. In addition, privately held companies may not have third-party debt ratings or audited financial statements. As a result, the Fund must rely on the ability of the Advisers to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in a privately held company. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations that govern public companies. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on Fund Investments. Finally, certain Fund Investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS

This section discusses certain risks related to the fact that the Fund invests in Portfolio Funds.

Investments in the Portfolio Funds Generally; Dependence on the Portfolio Fund Managers

Because the Fund invests in Portfolio Funds, a Shareholder’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “INVESTMENT RELATED RISKS” above. The success of the Fund depends upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives. Shareholders will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments. In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Fund. There can be no assurance that the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Lack of Control Over Private Portfolio Funds and Other Similar Investments

Once the Fund has invested in a private Portfolio Fund or other similar investment vehicle, the Sub-Adviser generally will have no control over the investment decisions made by such Portfolio Fund. The Sub-Adviser may be constrained by the withdrawal limitations imposed by private Portfolio Funds, which may restrict the Fund’s ability to terminate investments in private Portfolio Funds that are performing poorly or have otherwise had adverse changes. The Sub-Adviser will be dependent on information provided by the private Portfolio Funds, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Sub-Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives and/or the Fund’s ability to calculate its NAV accurately. By investing in the Fund, a Shareholder will not be deemed to be an investor in any Portfolio Fund and will not have the ability to exercise any rights attributable to an investor in any such Portfolio Fund related to its investment.

Portfolio Funds Not Registered

The Fund is registered as an investment company under the Investment Company Act. The Investment Company Act is designed to afford various protections to investors in pooled investment vehicles. For example, the Investment Company Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons and requires that the investment company’s operations be supervised by a board of managers, a majority of whose members are independent of management. However, most of the Portfolio Funds in which the Fund invests are not subject to the provisions of the Investment Company Act. Many Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act. As an indirect investor in the Portfolio Funds managed by Portfolio Fund Managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

In addition, private Portfolio Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Portfolio Funds in which the Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that a Portfolio Fund Manager could convert assets committed to it by the Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund Manager to its own use. There can be no assurance that the Portfolio Fund Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund Managers will be protected.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment company vehicles.

Portfolio Funds are Generally Non-diversified

While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits. Portfolio Funds may at certain times hold large positions in a relatively limited number of investments. Portfolio Funds may target or concentrate their investments in particular markets, sectors or industries. Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry and sensitivity to overall market swings. As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset value of the Fund.

Portfolio Funds’ Securities are Generally Illiquid

The securities of the Portfolio Funds in which the Fund invests or plans to invest will generally be illiquid. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

Portfolio Fund Operations Not Transparent

The Advisers do not control the investments or operations of the Portfolio Funds. A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Advisers and that involve risks that are not anticipated by the Advisers. Some Portfolio Fund Managers may have a limited operating history, and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, there is no guarantee that the information given to the Administrator and reports given to the Advisers with respect to the Fund Investments will not be fraudulent, inaccurate or incomplete.

Valuation of the Fund’s Interests in Private Portfolio Funds

The valuation of the Fund’s investments in private Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds, which valuations are generally not audited. A majority of the securities in which the private Portfolio Funds invest will not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. See “GENERAL RISKS – Valuation of Fund Investments.”

A Portfolio Fund Manager’s information could be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time. Even if the Sub-Adviser elects to cause the Fund to sell its interests in such a Portfolio Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Valuation Designee may determine to discount the value of the interests or value them at zero.

Shareholders should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Fund’s judgments regarding valuations should prove incorrect. Prospective investors who are unwilling to assume such risks should not make an investment in the Fund.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund. By investing in Portfolio Funds indirectly through the Fund, the investor bears asset-based and performance-based fees charged by the Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things and as applicable, offering expenses, operating costs, sales charges, brokerage transaction expenses, management fees, distribution fees, administrative and custody fees, and repurchase offer expenses) and, indirectly, similar expenses of the Portfolio Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund which did not invest through Portfolio Funds.

Each Portfolio Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Fund Manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Shareholders, even if the overall performance of the Fund is negative. Generally, asset-based fees payable to Portfolio Fund Managers of the Portfolio Funds will range from 1% to 2.5% (annualized) of (depending on the structure and strategy of the Portfolio Fund) the commitment amount of the Fund’s investment, the capital amount invested by the Fund or the net asset value of the Fund’s investment. Performance or incentive fees or allocations payable to Portfolio Fund Managers of the Portfolio Funds will vary depending on the structure and strategy of the relevant Portfolio Fund. The performance-based compensation received by a Portfolio Fund Manager also may create an incentive for that Portfolio Fund Manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to Vote

To the extent that the Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of the Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Fund and other clients of the Advisers). To limit its voting interest in certain Portfolio Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund. These voting waiver arrangements may increase the ability of the Fund and other clients of the Advisers to invest in certain Portfolio Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to the Fund’s interests. There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of a Portfolio Fund. If the Fund is considered to be affiliated with a Portfolio Fund, transactions between the Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Fund has entered into a voting waiver arrangement.

Consortium or Offsetting Investments

One or more Portfolio Fund Managers may work with other Portfolio Fund Managers to invest collectively in the same underlying company, which could result in increased concentration risk where multiple Portfolio Funds in the Fund’s portfolio each invest in a particular underlying company. In other situations, Portfolio Funds may hold economically offsetting positions. To the extent that the Portfolio Fund Managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s net asset values may have decreased during such period. Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Advisers may be competing with each other for investments in one or more markets.

Limitations on Ability to Invest in Portfolio Funds

Certain Portfolio Fund Managers’ investment approaches can accommodate only a certain amount of capital. Portfolio Fund Managers typically endeavor not to undertake to manage more capital than such Portfolio Fund Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Portfolio Fund Manager has the right to refuse to manage some or all of the Fund’s assets that the Advisers may wish to allocate to such Portfolio Fund Manager. Further, continued sales of Shares would dilute the indirect participation of existing Shareholders with such Portfolio Fund Manager.

In addition, it is expected that the Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety). As a result, the Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds. To the extent that the Fund’s assets are not invested in Portfolio Funds, the Fund may be unable to meet its investment objectives.

Indemnification of Portfolio Funds and Portfolio Fund Managers

The Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments. If the Fund were required to make payments (or return distributions received from such Portfolio Funds or direct investments) in respect of any such indemnity, the Fund could be materially adversely affected.

Termination of the Fund’s Interest in a Portfolio Fund

A Portfolio Fund may, among other things, terminate the Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

RISKS SPECIFIC TO SECONDARY INVESTMENT FUNDS

General Risks of Secondary Investment Funds

Fund Investments may include secondary purchases of interests in Portfolio Funds (“Secondary Investment Funds”). The overall performance of the Fund’s Secondary Investment Funds will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain Secondary Investment Funds may be purchased as a portfolio, and in such cases the Fund may not be able to exclude from such purchases those investments that the Sub-Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund will generally not have the ability to modify or amend such Portfolio Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Secondary Investment Funds

Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.

Risks Relating to Secondary Investment Funds Involving Syndicates

The Fund may acquire Secondary Investment Funds as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk or the risk that a syndicate member will not perform its contractual obligations, (ii) reputation risk or the risk that the Fund may suffer damage to its reputation), (iii) breach of confidentiality by a syndicate member and (iv) execution risk or the risk of financial loss if a transaction is not executed appropriately.

LIMITS OF RISKS DISCLOSURE

The above discussions relate to the various principal risks associated with the Fund, Fund Investments and Shares and are not intended to be a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum, the SAI, and the Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Portfolio Funds or Fund Investments selected will produce positive returns, or that the Fund will achieve its investment objectives.

MANAGEMENT OF THE FUND

The Board of Trustees

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or service providers. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

The Adviser and Sub-Adviser

Privacore Capital Advisors, LLC (the “Adviser” or “Privacore”), serves as the investment adviser to the Fund. The Adviser is responsible for the management of the Fund and supervises the activities of the investment sub-adviser described below. Its principal place of business is located at 1411 Broadway, New York, NY 10018. The Adviser is registered with the SEC under the Advisers Act as a newly formed investment adviser. As of June 30, 2024, it had approximately $28 million in assets under management. The Adviser is a wholly owned subsidiary of Privacore Capital, LLC. Privacore Capital, LLC is a joint venture, 51% of which is owned by William Cashel and Brendan Boyle, and 49% of which is indirectly owned by Janus Henderson Group plc. Janus Henderson Group plc is an asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Partners Capital Investment Group, LLP(the “Sub-Adviser” or “Partners Capital”) serves as investment sub-adviser of the Fund. The Sub-Adviser is responsible for the daily investment and portfolio management activities for the Fund. Its principal place of business is located at 600 Atlantic Avenue, 30th Floor, Boston MA 02210. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act. As of June 30, 2024, it had approximately $59.6 billion in assets under management. As of the close of business on July 31, 2024, General Atlantic Service Company, L.P. (“General Atlantic”), through its investment funds, acquired a minority but controlling stake in the Sub-Adviser (the “Transaction”). General Atlantic is a global growth investor with more than four decades of experience providing capital and strategic support for over 500 growth companies.

The Advisers and their affiliates may serve as investment managers to other persons or entities (including prospective investors in the Fund) that have investment programs which are similar to the investment program of the Fund, and the Advisers or one of their respective affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

Portfolio Managers

The key personnel of the Adviser and the Sub-Adviser who currently have primary responsibility for management of the Fund (the “Portfolio Managers”) are as follows:

●	John Beil: John joined Partners Capital in January 2022 as a Managing Director and Head of Private Equity and Real Estate based in the San Francisco office. Prior to Partners Capital, John was Managing Director of Private Equity at the University of California Investment Office where he oversaw a $12B private equity portfolio. John also worked at the IFC Asset Management Company, International Finance Corporation and Citigroup. He holds an MBA from the George Washington University where he was a Potomac Fellow and a BA degree from Tulane University. John will act in practice as the Lead Portfolio Manager for the Fund.

●	Emma Bewley: Emma joined Partners Capital in 2019 and was made Partner in 2022. She is the Head of Credit and Non-correlated Strategies, based in London. Previously, Emma was at Connection Capital where she was Head of Fund Investments; a Portfolio Manager at Pamplona Capital Management; and she also spent five years at Morgan Stanley. Emma graduated from Girton College, Cambridge University with a BA in Modern and Medieval Languages.

●	David Shushan: David joined Partners Capital in 2008 and was made Partner in 2017 as a part of the Investment Team. He is the Head of the Boston office and a member of the Credit & Uncorrelated Strategies Investment Committee. He manages many of the largest US private client and institutional accounts. David previously led US Equities, Real Estate and Private Debt investment research. Prior to Partners Capital, David was an Engagement Manager at McKinsey & Company, where he was a part of the Wealth and Asset Management practice, and was a Consultant with the Boston Consulting Group. David graduated with a BA with honors in Economics and Applied Math from Northwestern University and earned an MBA from Harvard Business School, graduating with honors.

●	Alex Band: Alex joined Partners Capital in 2013 and was made Partner in 2020. He is the Chief Investment Officer and was previously Head of Public Equities, covering long only and long/short strategies. He is a member of the Global Investment Committee. Prior to joining Partners Capital, Alex was at Bain Capital, located in Boston and New York. He was a part of the global private equity group, responsible for investment due diligence, deal execution and portfolio management. Previously, Alex was a Consultant at Bain & Company in San Francisco. Alex holds an MBA from Harvard Business School. He graduated from Harvard College with a BA in Biochemical Sciences.

●	Richard Scarinci: Rich Scarinci joined Partners Capital in 2016 as a Partner. He is the Head of North America and responsible for the investment programs of many of the largest North American relationships, both institutions and private clients. Rich is a member of the Global Investment Committee as well as the Absolute Return Investment Committee. Previously, Rich was at Blackstone Alternative Asset Management, where he was a Managing Director and Co-Portfolio Manager within the Hedge Fund Solutions Group. Rich holds a BA in Economics with a concentration in Finance from Princeton University.

Additional information regarding Portfolio Manager compensation, other accounts managed by the Portfolio Managers, and Portfolio Manager ownership of the Fund (if any) can be found in the SAI.

Investment Management Agreements

The Investment Management Agreement between the Adviser and the Fund became effective as of June 27, 2024, and a sub-advisory agreement (the “Pre-Transaction Sub-Advisory Agreement”) among the Adviser, the Sub-Adviser and the Fund was effective from June 28, 2024 through July 31, 2024. Upon consummation of the Transaction, a new sub-advisory agreement (the “Sub-Advisory Agreement” and together with the Investment Management Agreement, the “Agreements”) among the Adviser, the Sub-Adviser and the Fund became effective from August 1, 2024. The Agreements received Board and Shareholder approval and will continue in effect for an initial two-year period, subject to terms of the respective Agreements. Thereafter, the Agreements will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Agreements will terminate automatically if assigned (as defined in the Investment Company Act) and are terminable by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund at any time without penalty upon sixty (60) days’ written notice to the Adviser or the Sub-Adviser, as applicable. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement, the Pre-Transaction Sub-Advisory Agreement, and Sub-Advisory Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders.

The Investment Management Agreement provides that, in the absence of willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund, the Adviser, and any partner, member, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives (collectively, the “Adviser Parties”), shall not be liable to the Fund for any act or omission by an Adviser Party in connection with the performance of services to the Fund or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation, for any error of judgment, and for any mistake of law. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser Parties, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of an Adviser Party’s willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund.

The Sub-Advisory Agreement provides that none of the Sub-Adviser or any other of its respective principals, managers, members, partners, directors, officers, shareholders, employees, agents or other applicable representatives (collectively, the “Sub-Adviser Parties”) shall be liable, responsible or accountable in damages or otherwise to the Fund for any act or omission by the Sub-Adviser Parties in connection with the performance of services to the Fund, except when such action or inaction is found to have been the result of a Sub-Adviser Party’s fraud, bad faith, gross negligence, willful misconduct or reckless disregard of its obligations in the performance or non-performance of its duties to the Fund or the Sub-Adviser’s breach of the Sub-Advisory Agreement. The Sub-Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Sub-Adviser Parties against any liability or expense to which the Sub-Adviser Parties may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the Sub-Adviser Parties’ fraud, bad faith, gross negligence, willful misconduct or reckless disregard of its obligations in the performance or nonperformance of its duties to the Fund or the Sub-Adviser’s breach of the Sub-Advisory Agreement.

INVESTMENT MANAGEMENT FEE

The Fund will pay the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser an Investment Management Fee equal to 1.25% on an annualized basis, accrued daily and payable monthly in arrears, of the Fund’s average daily net assets. The Investment Management Fee is paid to the Adviser out of the Fund’s assets before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Adviser for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.

Pursuant to the Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser, monthly in arrears, 55% of the net management fees payable to the Adviser, provided that if the Adviser receives no management fees for any month, including because of the effect of any expense limitation or fee waivers agreed to with the Fund, the Adviser shall have no obligation to compensate the Sub-Adviser for such month pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month.

The Adviser may make payments from its own resources to affiliated and third parties in connection with the promotion and sale of the Fund’s shares, in addition to the sales-related and other compensation that these parties may receive from the Fund, if any. These payments do not change the price paid by investors for the purchase of a share, the amount the Fund will receive as proceeds from such sales or the fees and expenses paid by the Fund.

PLACEMENT AGENT

Janus Henderson Distributors US LLC (the “Placement Agent”), whose principal business address is 151 Detroit Street, Denver, CO 80206, acts as placement agent to the Fund on a commercially reasonable efforts basis, subject to various conditions, pursuant to a Private Placement Agent Agreement (the “Placement Agency Agreement”) between the Fund and the Placement Agent. The Placement Agent is the principal underwriter of the Fund.

Neither the Placement Agent nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased.

The Placement Agent may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares of the Fund. The Advisers and/or their affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into sub-placement agent agreements with the Placement Agent) from time to time in connection with the sale of Shares and/or the services provided to Shareholders. These payments will be made out of the Advisers’ and/or their affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares over other investment options.

Investors who purchase Shares through Financial Intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the Financial Intermediary through which they purchase Shares. Investors purchasing Shares of the Fund through Financial Intermediaries should acquaint themselves with their Financial Intermediary’s procedures and should read the Memorandum in conjunction with any materials and information provided by their Financial Intermediary. The Placement Agent does not receive compensation from the Fund for its distribution services, but may receive compensation for its distribution services from the Advisers. Subject to the receipt of an exemptive order from the SEC, the Fund intends to adopt a Distribution and Service Plan with respect to Class S Shares and Class D Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan will allow the Fund to pay distribution and servicing fees for the sale and servicing of its Class S Shares and Class D Shares to the Fund’s Placement Agent and/or other qualified recipients. The Placement Agent does not retain any of the distribution and servicing fees for profit.

The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers, dealers or other Financial Intermediaries that have agreed to participate in the distribution of the Fund’s Shares, including the Placement Agent, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services.

Pursuant to the Placement Agency Agreement, the Placement Agent is solely responsible for the costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Placement Agency Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities. The indemnification will not apply to actions of the Placement Agent, its officers, or employees in cases of their bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of their duties.

Class S Shares and Class D Shares in the Fund are offered at their current net asset value less a maximum sales charge or placement fee of 3.50% and 1.50% of the subscription amount, respectively. The Fund may elect to reduce, otherwise modify or waive the sales charge with respect to certain Shareholders, as described below. See “PURCHASING SHARES - Sales Charge - Class S Shares and Class D Shares”.

DISTRIBUTION AND SERVICE PLAN

Subject to the receipt of an exemptive order from the SEC, the Fund intends to adopt a Distribution and Service Plan with respect to Class S Shares and Class D Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan for Class S Shares and Class D Shares will not be implemented until the Fund receives an exemptive order from the SEC. There is no assurance that the Fund will be granted the exemptive order. The Distribution and Service Plan will allow the Fund to pay distribution and servicing fees for the sale and servicing of its Class S Shares and Class D Shares. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to a maximum of 0.85% per year on Class S Shares and a maximum of 0.25% per year on Class D Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class (the “Distribution and Servicing Fee”) to the Fund’s Placement Agent and/or other qualified recipients. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund, the Placement Agent and UMB Fund Services, Inc., as transfer agent, may enter into arrangements with one or more Financial Intermediaries to provide sub-transfer agency, or sub-administration, and other services associated with Shareholders whose Shares are held of record in omnibus accounts, including platforms that facilitate trading and recordkeeping by Financial Intermediaries. In return for these services, the Fund, the Distributor or UMB Fund Services, Inc. may pay sub-transfer agency fees to such Financial Intermediaries. If paid by the Fund, these expenses will be included in “Other Expenses” under “Summary of Fund Expenses” in this Memorandum and will not be used for distribution purposes. Class S Shares and Class D Shares will not be offered until the Fund has received an exemptive order from the SEC permitting the multi-class structure. Class I Shares are not subject to the Distribution and Servicing Fee.

The Distribution and Servicing Fee to be paid to the Placement Agent for distribution of each class of Shares under the Distribution and Service Plan is as follows:

Class	Distribution and Service Fee
Class S Shares	0.85%
Class D Shares	0.25%
Class I Shares	None

ADMINISTRATION

The Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Fund has entered into an Administration, Fund Accounting and Recordkeeping Agreement with the Administrator under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s net asset values and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator a tiered fee based on the Fund’s net assets, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services.

CUSTODIAN

UMB Bank, n.a., an affiliate of the Administrator (the “Custodian”), serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

FUND EXPENSES

The Fund will pay all of its expenses and/or reimburses the Advisers or their affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Shares; all costs, fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the purchasing, monitoring, identifying, evaluating, investigating, negotiating, acquiring, holding, operating and selling of investments (whether or not such investments are consummated), investment structuring (including forming and maintaining subsidiary investment vehicles) whether or not such investments are consummated, corporate actions, round-trip travel, lodging, meals and other incidentals associated with the due diligence and monitoring activities and enforcing the Fund’s rights in respect of the Fund Investments; quotation or valuation expenses; investment banking and appraisal costs, expenses related to other third-party service providers, the Investment Management Fee, and the Administration Fee; brokerage commissions; all principal, interest, fees, expenses and any other amounts incurred in connection with borrowings, financings, guarantees, hedging or derivative transactions, or the provision of security interests or other collateral (including, if applicable, fees and expenses of lender’s counsel associated with such transactions, including for review of side letters); professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign counsel; accounting, auditing and tax preparation expenses; expenses relating fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, sub-custodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund, as applicable; bank service fees; all unreimbursed expenses incurred in connection with the collection of amounts due to the Fund from any person or entity; expenses relating to the use of third-party vendors and service providers for establishing, developing, improving, populating or maintaining information technology, infrastructure or other similar or related systems (including software, databases and cloud-based services or products) to be used by or for the benefit of the Fund; costs and expenses relating to any amendment of the Declaration of Trust or other organizational documents of the Fund; expenses of preparing, amending, printing, and distributing the Memorandum, SAI, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Shareholders, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; Shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Advisers or their affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell Fund Investments to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of Shareholders (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Fund and/or the Adviser may also enter into agreements with certain Financial Intermediaries under which payments are made to the intermediaries in recognition of the transfer agency costs avoided by the Fund associated with the intermediaries’ maintenance of investor accounts or in recognition of the services provided by intermediaries through fund or similar platforms. Payments made by the Fund under such agreements are generally based on either (i) a percentage of the average daily net asset value of the Shares serviced by the intermediary, often up to a set maximum, or (ii) a per account fee assessed against each account serviced by such intermediary, often up to a set maximum. These payments may be in addition to other payments described herein.

The Advisers will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses. In addition, the Advisers are responsible for the payment of the compensation and expenses of those members of the Board and officers of the Fund affiliated with the Advisers, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Advisers and their affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar fees in connection with the purchase, monitoring or disposition of Fund Investments or from unconsummated transactions. Any such fees earned in respect of the Fund Investments shall be for the benefit of the Fund.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses excluding Specified Expenses (as defined below) do not exceed, on an annualized basis, 1.60%, 1.00% and 0.75% of the average daily net assets of Class S Shares, Class D Shares and Class I Shares, respectively, in the relevant period (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of one year, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board of Trustees upon thirty days’ written notice to the Adviser.

“Specified Expenses” that are not covered by the Expense Limitation Agreement include: (i) the Investment Management Fee; (ii) all fees and expenses of Fund Investments in which the Fund invests (including the underlying fees of the Portfolio Funds (the “Acquired Fund Fees and Expenses”)); (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of Fund Investments and other investments; (iv) interest payments incurred on borrowing by the Fund; (v) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vi) taxes; and (vii) Extraordinary Expenses.

The Portfolio Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Portfolio Funds will pay asset-based fees to their Portfolio Fund Managers and generally may pay performance-based fees or allocations to their Portfolio Fund Managers, which effectively reduce the investment returns of the Portfolio Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund directly. As an investor in the Portfolio Funds, the Fund will bear a portion of the expenses and fees of the Portfolio Funds. Such indirect fees and expenses are borne by the Fund.

The Fund’s expenses incurred and to be incurred in connection with the Fund’s organization are not expected to exceed $400,000. The Fund’s expenses incurred and to be incurred in connection with the initial offering of Shares will be amortized by the Fund over the 12-month period beginning on the Fund’s commencement of operations and are not expected to exceed $350,000.

The Fund will bear directly certain ongoing offering costs associated with any periodic offers of Shares, which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders for U.S. federal income tax purposes.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund.

VOTING

Each Shareholder will have the right to cast a number of votes, based on the value of such Shareholder’s Shares, at any meeting of Shareholders called by the (i) Board or (ii) Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

Affiliates

The Advisers and their affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Advisers and their affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager or placement agent to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; and which may compete with the Fund for investment opportunities. In addition, the Advisers, their affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities. Further, the Adviser may serve as placement agent for investment funds in which the Fund invests, and the Adviser may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described herein. By acquiring Shares of the Fund, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under the provisions of applicable state law or Federal securities law which cannot be waived or modified.

Although the Advisers and their affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Advisers or their affiliates will be appropriate for the Fund or will be referred to the Fund. The Advisers and their affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Advisers and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Advisers or their affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Advisers have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

Affiliates of the Advisers may in the future have other clients with investment objectives that are similar to or compete with the Fund’s investment objectives, including private funds and managed accounts. The Fund will not engage in 17(d) investments alongside affiliates unless the Fund has received an order granting exemption from Section 17 of the Investment Company Act or unless such investments are not prohibited by Section 17(d) of the Investment Company Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance.

In addition, conflicts may arise from time to time where the Fund, on the one hand, and other clients of the Advisers or funds managed by the Advisers, on the other hand, invest in different securities of the same Portfolio Fund. The Adviser and the Sub-Adviser each maintain a conflicts policy that contains procedures governing investments made in multiple classes of securities of the same Portfolio Fund that covers identifying and mitigating such conflicts, which conflicts policy may be updated from time to time. The Advisers will be authorized to resolve such conflicts on a case-by-case basis in its good faith discretion in accordance with their respective conflicts policy, taking into account the interests of the Fund and its other respective clients and the Advisers’ obligations under ERISA and other applicable laws. In certain circumstances, the Advisers may, in accordance with their respective conflicts policy, refrain from making a discretionary decision on how to exercise the Fund’s voting rights or consent rights by abstaining or by aligning with the majority of other investors or with the sponsor’s or agent’s recommendation, including in circumstances where the Advisers’ clients whose assets are “plan assets” subject to Title I of ERISA are invested in a junior class of securities in a Portfolio Fund relative to the Fund. There can be no assurance that the Advisers will be permitted to exercise voting discretion in such circumstances or that such conflicts will be resolved in favor of the Fund.

Allocation of the Advisers’ and their Affiliates’ Time

The Fund substantially relies on the Sub-Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Advisers and certain of their affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. For example, the Advisers and their affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Advisers. These activities could be viewed as creating a conflict of interest in that the time and effort of the Advisers, their affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Advisers and their affiliates. The Advisers and their employees will devote only as much of their time to the Fund’s business as the Advisers and their employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisers, their employees and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Fund.

Nevertheless, the Fund believes that the members of the Advisers’ senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Compensation Arrangements

The Advisers may receive substantial fees from the Fund in return for its services, and these fees could influence the advice provided by the Advisers. Among other matters, the compensation arrangements could affect the Advisers’ judgment with respect to offerings of equity by the Fund, which allow the Advisers to earn increased advisory fees.

DIVIDENDS AND DISTRIBUTIONS

Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to authorize and declare quarterly dividends beginning no later than the first calendar quarter after the one-year anniversary of the Fund’s commencement of operations. The Fund will then calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board. Unless Shareholders elect to receive distributions in the form of cash, the Fund intends to make its ordinary distributions in the form of additional Shares under the DRIP. Any distributions reinvested under the DRIP will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Shareholders. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund Investments), non-capital gains proceeds from the sale of assets (including Fund Investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and expense reimbursements from the Advisers. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions, will be mailed to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Advisers. See “CERTAIN TAX CONSIDERATIONS.” There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

The Fund intends to elect to be treated, beginning with the taxable year ending September 30, 2024, and intends to qualify annually, as a RIC under the Code. To qualify for and maintain RIC tax status, the Fund must, among other things, distribute at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its shareholders in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a spillover dividend, the amounts will be included in IRS Form 1099-DIV for the year in which the spillover dividend is paid.

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of the Fund’s borrowings. See “CERTAIN TAX CONSIDERATIONS” in this Memorandum and “TAX MATTERS” in the Fund’s SAI.

The Fund has adopted an “opt out” DRIP for Shareholders. As a result, if the Fund makes a distribution, then Shareholders have their distributions reinvested in additional Shares unless they specifically “opt out” of the DRIP so as to have their distributions paid in cash. See “CERTAIN TAX CONSIDERATIONS” in this Memorandum and “TAX MATTERS” in the Fund’s SAI.

DIVIDEND REINVESTMENT PLAN

The Fund has adopted an “opt-out” DRIP pursuant to which all Shareholders will have the full amount of their cash distributions reinvested in additional Shares unless a Shareholder elects otherwise. Any distributions of the Fund’s Shares pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Shares, rather than receiving the cash distributions. The Fund will use the same net asset value that is used for the daily closing date immediately preceding such distribution payment date to calculate the purchase net asset value for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

If you wish to participate in the DRIP and receive your distribution in additional Shares, no action will be required on your part to do so. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s application or by notifying the Administrator in writing at Privacore PCAAM Alternative Income Fund c/o UMB Fund Services, Inc., 235 West Galena Street Milwaukee, WI 53212. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Shareholder will receive such distribution in shares through the DRIP. If Shares are held by a broker or other Financial Intermediary, in some circumstances a Shareholder may “opt out” of the DRIP by notifying its broker or other Financial Intermediary of such election. Please check with your broker or other Financial Intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the Administrator’s fees under the DRIP. If you receive your ordinary cash distributions in the form of Shares as part of the DRIP, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

Your basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Shares are credited to your account. The Fund reserves the right to amend, suspend or terminate the DRIP. You may terminate your account under the DRIP by notifying the Administrator at Privacore PCAAM Alternative Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street Milwaukee, WI 53212, or by calling the Administrator at 855-685-3093.

All correspondence concerning the DRIP should be directed to the Administrator by mail at Privacore PCAAM Alternative Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street Milwaukee, WI 53212, or by calling the Administrator at 855-685-3093.

OUTSTANDING SECURITIES

As of October 1, 2024, the outstanding Shares of the Fund are as follows:

Title of Class*	Number of Shares Outstanding
Class I	2,800,000

*Class S Shares and Class D Shares are not offered to investors as of October 1, 2024.

REPURCHASES OF SHARES

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

The Fund provides a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly.

For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the date on which the repurchase price for shares is determined. Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

A 2.00% early repurchase fee (the “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. An Early Repurchase Fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Shareholder. Such waivers will be applied uniformly to all Shareholders. In addition, Shares acquired through the Fund’s DRIP are not subject to an Early Repurchase Fee.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Shares.

Notwithstanding the foregoing, under certain circumstances, the Fund may, in its discretion, accept Shares tendered by Shareholders who own fewer than 100 Shares and tender all of their Shares for repurchase in a repurchase offer. In that case, these Shares would be accepted before prorating the shares tendered by other Shareholders.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

A Shareholder who tenders for repurchase only a portion of his Shares in the Fund will be required to maintain a minimum account balance of $5,000. Such minimum capital account balance requirement may be waived by the Board, subject to applicable federal securities laws. If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $5,000, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares.

REPURCHASE PROCEDURES

Once each quarter, the Fund will offer to repurchase at NAV per Share no less than 5% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act). Shareholders will be notified in writing of each quarterly repurchase offer, how they may request that the Fund repurchase their Shares, and the date the repurchase offer ends (the “Repurchase Request Deadline”) (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). Shares will be repurchased at the per-class NAV per Share determined as of the close of business no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day (each a “Repurchase Pricing Date”).

The time between the notification to Shareholders and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase.

The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the Investment Company Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by Shareholders who own fewer than 100 Shares and who tender all of their Shares, before prorating other amounts tendered. With respect to any required minimum distributions from an individual retirement account (“IRA”) or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders in the aggregate tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder.

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notification is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

In the event that the Adviser, the Sub-Adviser or any of their affiliates hold Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, bankruptcy, insolvency, adjudicated incompetence of the Shareholder or dissolution of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). The Board has delegated the authority to approve investment transfers to any officer of the Fund.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “ELIGIBLE INVESTORS.” Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, each of the transferee and transferor own less than $10,000 worth of Shares. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, bankruptcy, insolvency, adjudicated incompetence of the Shareholder or dissolution of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Advisers, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Advisers or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Advisers or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

CREDIT FACILITY

The Fund, or SPVs that are wholly-owned subsidiaries of the Fund, may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions which may or may not be affiliated with the Advisers (each, a “Financial Institution”) as chosen by the Advisers and approved by the Board. The Fund may borrow under a credit facility for a number of reasons, including without limitation, in connection with its investment activities, to make quarterly income distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with temporary liquidity. To facilitate such Borrowing Transactions, the Fund may pledge its assets to the Financial Institution.

CALCULATION OF NET ASSET VALUE; VALUATION

The Fund will calculate its net asset value as of the close of business on each Business Day (which is any day that the New York Stock Exchange is open for business) and at such other times as the Board shall determine, including in connection with repurchases of Shares, in accordance with the procedures described above or as may be determined from time to time in accordance with policies established by the Board (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Board has approved valuation procedures for the Fund (the “Valuation Policy”), and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Valuation Designee, subject to the oversight of the Board. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 - Fair Value Measurements and Disclosures.

The Valuation Policy provides that the Fund will value its Fund Investments at fair value.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price.

Debt instruments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Valuation Designee considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Valuation Designee will typically apply widely recognized market and income valuation methodologies including, but not limited to, earnings and multiple analysis, discounted cash flow method and third-party valuations. In order to determine a fair value, these methods are applied to the latest information provided by the underlying portfolio companies or other business counterparties.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair values of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

Investments in private Portfolio Funds are generally valued based on the latest net asset value reported by the Portfolio Fund Managers.

If the net asset value of an investment in a Portfolio Fund is not available at the time the Fund is calculating its net asset value, the Fund will review any cash flows since the reference date of the last net asset value for a Portfolio Fund received by the Fund from a Portfolio Fund Manager until the Determination Date recognized by (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the Portfolio Fund Manager.

In addition to tracking the net asset value plus related cash flows of such Portfolio Funds, the Valuation Designee also intends to track relevant broad-based and issuer (or fund) specific valuation information relating to the assets held by each Portfolio Fund which is reasonably available at the time the Fund values its investments. The Valuation Designee will consider such information and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of a particular asset held by a Portfolio Fund. If the Valuation Designee concludes in good faith that the latest net asset value reported by a Portfolio Fund Manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the Valuation Designee will make a corresponding adjustment to reflect the current fair value of such asset within such Portfolio Fund. In determining the fair value of assets held by Portfolio Funds, the Valuation Designee applies valuation methodologies as outlined above.

In fair valuing co-investments, the Valuation Designee may consider a number of factors such as the Fund’s cost, latest round of financing, portfolio company operating performance, market-based performance multiples, announced capital markets activity and any other relevant information will be considered at the time the Valuation Designee values the Fund’s co-investments.

Determining fair value involves subjective judgments, and it is possible that the fair value determined by the Valuation Designee for an investment may differ materially from the value that could be realized upon the ultimate sale of the investment. There is no single standard for determining fair value of an investment. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Valuation Designee may consider pre-acquisition and annual financial reporting summaries from a Portfolio Fund, comparable company factors, including fundamental analytical data relating to the investment, the nature and duration of any restriction on the disposition of the investment, the cost of the investment at the date of purchase, the liquidity of the market for the investment, the price of such investment in a meaningful private or public investment or merger or acquisition of the issuer subsequent to the Fund’s investment therein, or the per share price of the investment to be valued in recent verifiable transactions. Fair value prices are estimates, and there is no assurance that such a price will be at or close to the price at which the investment is next quoted or next trades.

Notwithstanding the above, Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. None of the Valuation Designee, the Board or the Sub-Adviser will be able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

The Advisers and their affiliates act as investment advisers to other clients that invest in securities for which no public market price exists. Valuation determinations by the Advisers or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Management Fee, are accrued on a daily basis on the Determination Date and taken into account for the purpose of determining the Fund’s net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Valuation Designee regarding appropriate valuations should prove incorrect.

CERTAIN TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences applicable to the Fund and to an investment in Shares by a Shareholder. This summary does not discuss all of the tax consequences that may be relevant to a particular investor, including an investor who holds Shares as part of a hedging, straddle, conversion, constructive sale or other integrated transaction, or to certain investors (e.g., investors subject to the alternative minimum tax, tax-exempt organizations, dealers in securities, pension plans and trusts, financial institutions, certain foreign investors and insurance companies) subject to special treatment under U.S. federal income tax laws. In addition, this summary does not specifically address the special tax consequences that may be applicable to persons who hold interests in partnerships, grantor trusts and other pass-through entities that hold Shares. This summary assumes that investors hold Shares as capital assets (generally, property held for investment).

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSAL OF SHARES, INCLUDING APPLICABLE TAX REPORTING REQUIREMENTS.

This summary is based on the Code as in effect on the date of this Memorandum, the Treasury Regulations, rulings of the IRS, and court decisions in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership with respect to the Shares generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships considering an acquisition of Shares should consult their tax advisers with respect to the partnership’s purchase, ownership and disposition of Shares.

Taxation of U.S. Shareholders

A “U.S. Shareholder” for purposes of this discussion is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

●	a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such “qualifying dividends” (generally, dividend income received from investments in stock of U.S. corporations and stock of certain qualified foreign corporations, provided that certain holding period and other requirements are met by the Fund and the Shareholders) may be eligible for a reduced rate of U.S. federal income tax.

A dividend that is attributable to qualified dividend income of the Fund that is paid by the Fund to a Shareholder will not be taxable as qualified dividend income to such Shareholder (1) if the dividend is received with respect to any Share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Share became ex-dividend with respect to such dividend, (2) to the extent that the Shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, or (3) if the Shareholder elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest. The ex-dividend date is the date on which the owner of the Share at the commencement of such date is entitled to receive the next issued dividend payment for such Share even if the Share is sold by the owner on that date or thereafter.

Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum U.S. federal income tax rate of 20% (plus a 3.8% net investment income tax for certain Shareholders) in the case of individuals, trusts or estates, regardless of the U.S. Shareholder’s holding period for its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such Shareholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

In the event that the Fund retains any net capital gains, the Fund may designate the retained amounts as undistributed capital gains in a notice to the Fund’s Shareholders. If a designation is made, Shareholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate U.S. federal income tax paid by the Fund. In addition, the tax basis of Shares owned by a U.S. Shareholder would be increased by an amount equal to the difference between (i) the amount included in the U.S. Shareholder’s income as long-term capital gains and (ii) the U.S. Shareholder’s proportionate share of the corporate U.S. federal income tax paid by the Fund.

U.S. Shareholders generally will be treated as receiving a distribution in the taxable year in which the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the Fund and received by the Fund’s U.S. Shareholders on December 31 of the year in which the distribution was declared.

A U.S. Shareholder participating in the DRIP will be taxed on the amount of such distribution in the same manner as if such Shareholder had received such distribution in cash. Any stock received in a purchase under the DRIP will have a holding period for tax purposes commencing on the day following the day on which Shares are credited to a U.S. Shareholder’s account. Shareholders receiving distributions in the form of additional Shares, rather than cash, generally will have a cost basis in each such Share equal to the greater of the NAV or fair market value of a Share on the reinvestment date.

Shareholders will be notified annually as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the NAV of those Shares.

A dividend or distribution received shortly after the purchase of Shares reduces the NAV of the Shares by the amount of the dividend or distribution and, although in effect a return of capital will be taxable to the Shareholder. This adverse result is commonly referred to as “buying a dividend.” If the NAV of Shares were reduced below the Shareholder’s cost by dividends and distributions representing gains realized on sales of securities, such dividends and distributions, although also in effect returns of capital, would be taxable to the Shareholder in the same manner as other dividends or distributions.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held its Shares for more than twelve months. Otherwise, the gain will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed under “wash sale” rules if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition or in the event the Shareholder enters into a contract or option to repurchase Shares within such period. In that case, the disallowed loss will increase the U.S. Shareholder’s tax basis in the purchased shares.

In general, individual U.S. Shareholders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the same 21% rate that applies to ordinary income. Individual Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year but may carry back such losses for three years or carry forward such losses for five years.

The Code requires the Fund to report U.S. Shareholders’ cost basis, gain/loss, and holding period to the IRS on IRS Forms 1099 when “covered” securities are sold. For purposes of these reporting requirements, all of the Fund’s Shares acquired by non-tax-exempt Shareholders, including those acquired through the DRIP, will be considered “covered” securities. The Fund intends to choose FIFO (“first-in, first-out”) as the Fund’s default tax lot identification method for all Shareholders. A tax lot identification method is the way the Fund will determine which specific Shares are deemed to be sold when there are multiple purchases on different dates at differing transaction prices, and the entire position is not sold at one time. The Fund’s default tax lot identification method is the method “covered” securities will be reported on your IRS Form 1099 if you do not select a specific tax lot identification method. You may choose a method different from the Fund’s standing method and will be able to do so from the time you are admitted as a Shareholder up through and until the sale of the “covered” securities. For those securities defined as “covered” under current IRS cost basis tax reporting regulations, the Fund is responsible for maintaining accurate cost basis and tax lot information for tax reporting purposes. The Fund is not responsible for the reliability or accuracy of the information for those securities that are not “covered.” You are encouraged to refer to the appropriate Treasury Regulations or consult your tax adviser with regard to your personal circumstances and any decisions you may make with respect to choosing a tax lot identification method. You should carefully examine the cost basis information reported to you on your IRS Form 1099 or consult with your tax adviser, in order to determine whether any adjustments to the cost basis information may be needed.

A U.S. Shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to the Shares, and net gain attributable to the disposition of Shares (in each case, unless such Shares are held in connection with certain trades or businesses) but will be reduced by any deductions properly allocable to such distributions or net gain.

The Fund may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. Shareholder (i) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

If a U.S. Shareholder recognizes a loss on a disposition of Shares of $2 million or more for a Shareholder that is an individual or a trust, or $10 million or more for a corporate Shareholder, in any single taxable year (or certain greater amounts over a combination of years), the Shareholder must file with the IRS a disclosure statement on Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. In addition, significant penalties may be imposed for the failure to comply with the reporting requirements. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Shareholders may also be subject to state, local and foreign taxes on their Fund distributions. U.S. Shareholders should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares, including applicable tax reporting obligations.

Taxation of Tax-Exempt Investors

Under current law, the Fund serves to prevent the attribution to Shareholders of unrelated business taxable income (“UBTI”) from being realized by its tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt Shareholder borrows to acquire its Shares.

Taxation of Non-U.S. Shareholders

A “Non-U.S. Shareholder” generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Shareholders should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.

Distributions of “investment company taxable income” to Non-U.S. Shareholders (other than U.S.-source interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally will be free of withholding as discussed in the following paragraph) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

Properly designated dividends received by a Non-U.S. Shareholder are generally exempt from U.S. federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a Non-U.S. Shareholder must comply with applicable certification requirements relating to its Non-U.S. status (including, in general, furnishing an IRS Form W-8BEN (for individuals), IRS Form W-8BEN-E (for entities) or an acceptable substitute or successor form). In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale or redemption of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States,) or, in the case of an individual, the Non-U.S. Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For corporate Non-U.S. Shareholders, distributions (both cash and in Shares), and gains realized upon the sale or redemption of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Shareholder who is a non-resident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Shareholder provides the Fund or the Administrator with an IRS Form W-8BEN or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or otherwise establishes an exemption from backup withholding.

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, to a foreign financial institution, investment funds, and other non-U.S. persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any Non-U.S. Shareholder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the beneficial owner’s country of tax residence. Each Non-U.S. Shareholder should consult its tax adviser regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such Non-U.S. Shareholder, which may include providing certain information in respect of such Non-U.S. Shareholder’s beneficial owners).

* * * * *

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES, INCLUDING APPLICABLE TAX REPORTING OBLIGATIONS.

Additional information about taxes is contained in the SAI.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements on employee benefit plans to which ERISA applies, and on those persons who are fiduciaries with respect to such plans. The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans (and their fiduciaries)) that, although not subject to ERISA, are subject to certain similar rules of the Code (such employee benefit plans subject to ERISA and such other plans, collectively, “Plans.”) In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of Plan assets be maintained within the jurisdiction of district courts of the United States. Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries. These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity. Certain prospective Plan investors may currently maintain relationships with the Advisers and/or entities that are affiliated with the Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund is registered as an investment company under the Investment Company Act, the assets of the Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISERS OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

ELIGIBLE INVESTORS

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The criteria for qualifying as a “accredited investor” are set forth in the subscription document that must be completed by each prospective investor.

Shares are being offered only to investors that meet the criteria for qualifying as “accredited investors” who are either (i) U.S. persons for U.S. federal income tax purposes or (ii) non-U.S. persons that meet additional eligibility standards as defined by the Fund in its sole discretion. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor. Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP) will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase.

Prospective investors that are non-U.S. persons under the Securities Act or for U.S. federal income tax purposes must request a copy of supplemental offering materials without charge by writing to Privacore PCAAM Alternative Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street Milwaukee, WI 53212, or by calling the Fund toll-free at 855-685-3093. See “CERTAIN TAX CONSIDERATIONS - Taxation of Non-U.S. Shareholders.”

DESCRIPTION OF SHARES

The Fund is authorized to offer an unlimited amount of Shares. The Fund intends to offer three separate classes of Shares designated as Class S Shares, Class D Shares and Class I Shares, subject to the exemptive order permitting the multi-class structure. Class S and Class D Shares will not be offered to investors until the Fund has received exemptive relief from the SEC permitting the multi-class structure. There is no assurance that the Fund will be granted the exemptive order. While the Fund presently intends to offer three classes of Shares, it may offer other classes of Shares as well in the future. From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class S Shares, Class D Shares and Class I Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of placement fees or sales charges; and (7) any conversion features, as permitted under the Investment Company Act. The Fund’s repurchase offers will be made to all of its classes of Shares at the same time, in the same proportional amounts and on the same terms, except for differences in NAVs resulting from differences in fees under a distribution and/or service plan or in class expenses.

PURCHASING SHARES

Purchase Terms

The minimum initial investment in the Fund by any investor in Class S Shares is $10,000, the minimum initial investment for Class D Shares is $10,000 and the minimum initial investment for Class I Shares is $1,000,000. However, the Fund reserves the right, in its sole discretion, to waive the minimum initial investment amounts for investments by current or retired officers and Trustees of the Fund and other funds managed by the Adviser, as well as their family members; current or retired officers, directors and employees of the Adviser and certain participating affiliated companies of the Adviser; the immediate family members of any such officer, Trustee or employee (including parents, spouses, children, fathers/mothers-in-law, daughters/sons-in-law, and domestic partners); and a trust or plan established primarily for the benefit of any of the foregoing persons. In addition, the minimum initial investment amounts may be reduced in the discretion of the Adviser based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. The Fund, in the sole discretion of the Adviser, may also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $1,000 and incremental contributions are not less than $500. The purchase price of Shares is based on the net asset value per Share as of the date such Shares are purchased. Fractions of Shares will be issued to one one-thousandth of a Share.

The Fund has authorized one or more brokers to receive on its behalf purchase orders. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker, or if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at the Fund’s NAV next computed after they are received by the Administrator or an authorized broker or the broker’s authorized designee.

Class S Shares are sold at the offering price, which is the NAV plus an initial maximum 3.50% sales charge or placement fee, which varies with the amount you invest as shown in the chart below. Class D Shares are sold at the offering price, which is the NAV plus an initial maximum 1.50% sales charge or placement fee, which varies with the amount you invest as shown in the chart below. This means that part of your investment in the Fund will be used to pay the sales charge.

Sales Charge Schedule

	Front-End Sales Charge	Front-End Sales Charge	Dealer Reallowance
	As a % Of Offering Price	As a % Of Net Investment	As a % of Offering Price
Class S Shares	3.50%	3.63%	3.50%
Class D Shares	1.50%	1.52%	1.50%

Class I Shares are not subject to a sales charge; however, investors purchasing Shares through a Financial Intermediary could be required to pay transaction or other fees on purchases and sales of Class I Shares to their Financial Intermediary in such amounts as their Financial Intermediary may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their Financial Intermediary about the sales charge and any additional fees or charges their Financial Intermediary might impose on each class of Shares.

Shares will generally be offered for purchase on each Business Day, except that Shares may be offered less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator or an authorized broker or the broker’s authorized designee. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

In general, an investment will be accepted if a completed investor application and funds are received in good order in advance of the cut-off dates identified in a particular offering. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time.

Investors may also buy Shares of the Fund through Financial Intermediaries and their agents that have made arrangements with the Fund and are authorized to buy Shares of the Fund. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and received by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m. Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV per Share of that Class next computed after it is received by the Financial Intermediary. Investors may be charged a fee if they effect transactions through an intermediary, broker or agent.

Sales Charge – Class S Shares and Class D Shares

Investors in Class S Shares and Class D Shares may be charged a placement fee or sales charge of up to 3.50% and 1.50% of the subscription amount, respectively. The sales charge for Class S Shares and Class D Shares will be deducted out of the Shareholder’s subscription amount, and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. No sales charge may be charged without the consent of the Placement Agent.

The Fund may elect to reduce, otherwise modify or waive the sales charges for Class S Shares or Class D Shares with respect to any investor on behalf of: (i) purchasers for whom the Advisers, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, domestic partners, children, grandchildren, siblings or any dependent of the employee or retired employee, as defined in Section 152 of the Code) of the Advisers, and any affiliates of the Advisers; (iii) Trustees and retired Trustees of the Fund (including spouses, children, and parents of Trustees and retired Trustees); (iv) purchasers who use proceeds from an account for which the Advisers or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Shares; (v) clients of brokers, dealers, investment advisers, financial planners or other financial services firms with which the Fund has a special arrangement; and (vi) participants in an investment advisory or agency commission program under which such participant pays a fee to an investment adviser or other firm for portfolio management or brokerage services. To receive a sales load waiver in conjunction with any of the above categories, an investor must, prior to the time of purchase, inform the Fund about the investor’s eligibility for the waiver of the sales load and give the Fund sufficient information to permit the Fund to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Memorandum.

Financial Intermediaries typically receive the sales charge with respect to Class S Shares or Class D Shares purchased by their clients. Financial intermediaries may reduce or waive the sales charge under certain circumstances. The availability of any such sales charge reduction or waiver may depend on the particular Financial Intermediary, or type of account through which an investor purchases or holds Shares, or such other factors as determined by the Financial Intermediary. Investors should contact their Financial Intermediary for more information regarding applicable sales charge waivers and discounts that may be available to them and the Financial Intermediary’s related policies and procedures.

In addition, the Fund will combine purchases of Class S Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales charge. Similarly, the Fund will combine purchases of Class D Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales charge.

It is the Shareholder’s responsibility to determine whether a reduced sales charge would apply pursuant to the listed sales charge waivers listed above, including by communicating with his or her selling agent or Financial Intermediary through whom the purchase is made, as applicable. The Fund is not responsible for making such determination. To receive a reduced or waived sales charge, notification must be provided at the time of the purchase order. Notice should be provided to the selling agent or Financial Intermediary through whom the purchase is made so they can notify the Fund and give the Fund sufficient information to permit the Placement Agent to confirm that the Shareholder qualifies for such a reduction or waiver.

Payments to Financial Intermediaries

The Advisers, or their affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or Financial Intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or Financial Intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that Financial Intermediaries may receive from the Advisers or their affiliates, the amount of compensation that a Financial Intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

ADDITIONAL INFORMATION

Futures Transactions

The Adviser with respect to the Fund intends to file a notice of exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, the Fund will not be subject to registration or regulation as a commodity pool under the CEA. In February 2012, the Commodity Futures Trading Commission (the “CFTC”) adopted certain regulatory changes that will subject the adviser of an investment company to registration as a Commodity Pool Operator (“CPO”) if the investment company is unable to comply with certain trading and marketing limitations.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a CPO. First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed 5% of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of those positions, as determined at the time the most recent position was established, may not exceed 100% of the net asset value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop. A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4.

Subsidiaries

The Fund may make investments through wholly-owned subsidiaries or SPVs (a “Subsidiary” or the “Subsidiaries”). Such Subsidiaries will not be registered under the Investment Company Act. However, the Fund will wholly own and control any Subsidiaries. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Each investment adviser to any such Subsidiary will comply with Section 15 of the Investment Company Act with respect to advisory contract approval, including that (i) material amendments to any such Subsidiary’s advisory contract must be approved by the Fund’s shareholders or the Fund’s Board of Trustees in the manner and to the extent that the Fund’s advisory agreement must be approved by the Fund’s shareholders or the Fund’s Board of Trustees; and (ii) the Fund’s shareholders will have the ability to vote to terminate the Subsidiary’s advisory agreements to the extent that they can vote to terminate the Fund’s advisory agreement.

The Fund complies with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the Investment Company Act relating to affiliated transactions and custody. UMB Bank, n.a., the same service provider that serves as the primary custodian of the assets of the Fund, will serve as custodian to any Subsidiary.

By investing in a Subsidiary, the Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The Portfolio Funds and other Fund Investments held by a Subsidiary are subject to the same risks that would apply to similar investments if held directly by the Fund. The Subsidiaries are subject to the same principal risks to which the Fund is subject (as described in this Memorandum). There can be no assurance that the investment objective of any Subsidiary will be achieved. The Subsidiaries are not registered under the Investment Company Act, but the Subsidiaries will comply with certain sections of the Investment Company Act and be subject to the same policies and restrictions as the Fund.

Term, Dissolution, and Liquidation

The Fund shall be dissolved:

(1)       upon the affirmative vote to dissolve the Fund by a majority of the Trustees of the Board; or

(2)       as required by operation of law.

Upon the occurrence of any event of dissolution, one or more Trustees of the Board or the Advisers, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Advisers to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Shareholders; and (iii) finally to the Shareholders (including the Advisers, to the extent that they own Shares of the Fund) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Shareholders.

Derivative Actions/Exclusive Forum

No person, other than a Trustee, who is not a Shareholder of the Fund or of a particular Class is entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Fund or such Class. Further, each complaining Shareholder must have been a Shareholder of the Fund or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder must be a Shareholder of the Fund or the affected Class, as applicable, as of the time the written demand is made upon the Trustees. No Shareholder may maintain a derivative action with respect to the Fund or any Class of the Fund unless holders of at least ten percent (10%) of the outstanding Shares of the Fund, or 10% of the outstanding Shares of the Class to which such action relates, join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund or any Class of the Fund only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and (b) unless a demand is not required, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and will require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. If the demand for derivative action has been considered by the Board, and a majority of those Trustees who are not deemed to be Interested Persons of the Fund, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Fund or the affected Class, as applicable, the complaining Shareholders will be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board of Trustees determine that such a suit should be maintained, then the appropriate officers of the Fund will commence initiation of that suit, which will proceed directly rather than derivatively. The Board, or the appropriate officers of the Fund, will inform the complaining Shareholders of any decision reached in writing within ten business days of such decision having been reached.

A written demand upon the Trustees, as described above, must include at least the following: (a) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made; (b) a statement to the effect that the complaining Shareholder(s) believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Fund or the affected Class, as applicable, and an explanation of why the complaining Shareholders believe that to be the case; (c) a certification that each complaining Shareholder was a Shareholder of the Fund or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder was a Shareholder of the Fund or the affected Class, as applicable, as of the time the written demand upon the Trustees, as well as information reasonably designed to allow the Trustees to verify that certification; and (d) a certification that each complaining Shareholder will be a Shareholder of the Fund or the affected Class, as applicable, as of the commencement of the derivative action. The Declaration of Trust provides that the foregoing provisions will not apply to claims brought under the federal securities laws.

The Fund’s Declaration of Trust provides that each Trustee, officer and Shareholder irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund, the Declaration of Trust or the By-Laws, or asserting a claim governed by the internal affairs (or similar) doctrine will be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, then any other court in the State of Delaware with subject matter jurisdiction, and irrevocably waives any right to trial by jury. The exclusive forum provision may require shareholders to bring an action in an inconvenient or less favorable forum. The exclusive forum and jury waiver provisions do not apply to claims arising under the federal securities laws.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.

FISCAL YEAR

The Fund’s fiscal year-end is March 31. The Fund’s tax year-end is September 30.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, located at 601 South Figueroa Street, Los Angeles, CA 90017, serves as the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and provides other audit, tax and related services.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund.

INQUIRIES

Inquiries concerning the Fund and the Shares (including procedures for purchasing Shares) should be made by calling the Fund toll-free at 855-685-3093, or directed to: Privacore PCAAM Alternative Income Fund, c/o UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212.

PRIVACORE PCAAM ALTERNATIVE INCOME FUND

c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212
855-685-3093

Adviser	Transfer Agent/Administrator
Privacore Capital Advisors, LLC 1411 Broadway New York, NY 10018 Sub-Adviser Partners Capital Investment Group, LLP 600 Atlantic Avenue, 30th Floor Boston MA 02210	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212
Custodian Bank	Placement Agent
UMB Bank, n.a. 1010 Grand Blvd. Kansas City, MO 64106	Janus Henderson Distributors US LLC 151 Detroit Street Denver, CO 80206-4923
Independent Registered Public Accounting Firm	Fund Counsel
PricewaterhouseCoopers LLP 601 South Figueroa Street Los Angeles, CA 90017	Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103-6996

STATEMENT OF ADDITIONAL INFORMATION

Privacore PCAAM Alternative Income Fund

Class S Shares

Class D Shares

Class I Shares

Dated October 4, 2024

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212
855-685-3093

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Confidential Private Placement Memorandum (the “Memorandum”) of the Privacore PCAAM Alternative Income Fund (the “Fund”) dated October 4, 2024, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Memorandum. A copy of the Memorandum (as well as the Fund’s Annual Report and Semi-Annual report once available) may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

Janus Henderson Distributors US LLC (the “Placement Agent”) acts as the placement agent of the Fund’s Shares. The Fund’s Memorandum, which is dated July 26, 2024, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Memorandum.

TABLE OF CONTENTS

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GENERAL INFORMATION

Privacore PCAAM Alternative Income Fund (the “Fund”) is a Delaware statutory trust formed under an agreement and declaration of trust dated April 23, 2024 and registered as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund operates as an interval fund.

INVESTMENT POLICIES AND PRACTICES

The investment objectives of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. At the present time, the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

The Fund may:

(1)	borrow money and issue senior securities (as defined under the Investment Company Act), except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the Securities and Exchange Commission (“SEC”) from time to time.

(2)	underwrite securities issued by other persons, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(3)	make loans, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(4)	purchase or sell commodities or real estate, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(5)	not concentrate investments in a particular industry or group of industries, as concentration is defined under the Investment Company Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

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With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds, but will apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets). However, for purposes of the Fund’s concentration policy, the Fund will consider the investments of underlying Portfolio Funds and other underlying investment companies (such as exchange-traded funds and business development companies), to the extent that they are known to the Fund, when making additional investments. The Fund will not invest 25% or more of its total assets in one or more Portfolio Funds that it knows concentrate their assets in the same industry or group of industries.

In addition to the above, the Fund has adopted the following additional fundamental policies:

•	it will make quarterly repurchase offers for no less than 5% and not more than 25% (except as permitted by Rule 23c-3 under the Investment Company Act (“Rule 23c-3”) of the Shares outstanding at per-class net asset value (“NAV”) per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

•	each repurchase request deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the repurchase offer; and

•	each repurchase pricing date will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVES, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without Shareholder approval. The investment objectives of the Fund are not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

The following descriptions of the Investment Company Act may assist investors in understanding the above policies and restrictions.

Borrowing. The Investment Company Act restricts an investment company from borrowing in excess of 33 1/3% of its total assets (including the amount borrowed, but excluding temporary borrowings not in excess of 5% of its total assets). Transactions that are fully collateralized in a manner that does not involve the prohibited issuance of a “senior security” within the meaning of Section 18(f) of the Investment Company Act shall not be regarded as borrowings for the purposes of the Fund’s investment restriction.

Concentration. The SEC staff has defined concentration as investing 25% or more of an investment company’s total assets in any particular industry or group of industries, with certain exceptions such as with respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For purposes of the Fund’s concentration policy, the Fund may classify and re-classify companies in a particular industry and define and re-define industries in any reasonable manner, consistent with SEC guidance.

Senior Securities. Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The Investment Company Act generally prohibits funds from issuing senior securities unless immediately after the issuance of the leverage the fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the Investment Company Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the fund’s total assets, including assets attributable to leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on common shares unless, at the time of such declaration, this asset coverage test is satisfied. Rule 18f-4 under the Investment Company Act permits the Fund to enter into derivatives and other transactions, notwithstanding the prohibitions and restrictions on the issuance of senior securities under the Investment Company Act, provided that the Fund complies with the conditions of Rule 18f-4.

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Underwriting. Under the Investment Company Act, underwriting securities involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly.

Lending. Under the Investment Company Act, an investment company may only make loans if expressly permitted by its investment policies.

BOARD OF TRUSTEES AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Agreement and Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund and may be removed either by (i) the vote of at least a majority of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

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INDEPENDENT TRUSTEES

Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[2] Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Sarah Dyer Year of Birth: 1968	Trustee	Since Inception	Adjunct Professor and Leader-in-Residence, The City College of New York (2023-Present); Head of Communications, Skillful.ly, Inc. (service and consulting company for workforce hiring and training) (February 2021-November 2021); Chief Marketing and Communications Officer, 100 Women in Finance (non-profit organization for professionals in the finance industry) (2019-2020).	2	None
Brian Devaney Year of Birth: 1954	Trustee	Since Inception	Managing Director, Seaport Global Holdings LLC (brokerage firm) (2020-Present); Executive Director, Natixis Securities Americas LLC (brokerage firm) (2013-2019).	2	None
Arthur Liao Year of Birth: 1972	Trustee	Since Inception	Managing Member, Daigo LLC (Business Consultation and Advisory Firm) (2023-Present); Chief Operating Officer/Chief Financial Officer, Stride Capital Group, LP (alternative asset management firm) (2022-2023); Senior Managing Director, The Blackstone Group (alternative asset management Firm) (2016-2021).	2	None

1.	The address for each Trustee is c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212.
2.	The fund complex consists of the Fund and the Privacore PCAAM Alternative Growth Fund.

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INTERESTED TRUSTEES AND OFFICERS

Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[2] Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Lenia M. Ascenso[3] Year of Birth: 1973	Trustee	Since Inception	Managing Director and Chief Operating Officer of Investment Research, Partners Capital Investment Group (investment advisory firm) (2021-Present); Partner and Head of Portfolio Services at NEPC, LLC (investment consulting firm) (2018-2021).	2	None
David Mehenny[3] Year of Birth: 1973	Board Chair and Trustee	Since Inception	Executive Vice President, Privacore Capital, LLC (2023-Present); Managing Director and Head of Product Strategy, CBC Group (Private Equity) (April 2023-August 2023); Consultant/ Entrepreneur (2020-2022); Managing Director, The Blackstone Group (alternative asset management firm) (2010-2020).	2	None
William S. Cashel IV Year of Birth: 1973	President	Since Inception	Head of Business Development, Principal and Co-founder of Privacore Capital, LLC (2023-Presdent); Global Head of Financial Intermediary Distribution, Fiera Capital Corporation (asset management firm) (2021-2022); President, Partner and Head of US Intermediary Distribution, AQR Capital Management (2009-2020).	N/A	N/A
John Beil Year of Birth: 1979	Vice President	Since Inception	Managing Director and Head of Private Equity & Real Estate, Partners Capital Investment Group (2022-Present); Managing Director of Private Equity, Regents of the University of California (2016-2021).	N/A	N/A
Emma Bewley Year of Birth: 1977	Vice President	Since Inception	Partner and Head of Credit, Partners Capital Investment Group (2019-Present).	N/A	N/A
Kieran Murray Year of Birth: 1974	Secretary	Since Inception	Chief Operating Officer, Privacore Capital, LLC (2023-Present); Chief Operating Officer, Janus Henderson (2019-2023).	N/A	N/A

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Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[2] Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Peter Sattelmair Year of Birth: 1977	Treasurer and Principal Financial Officer	Since Inception	Director of CFO Services, PINE Advisor Solutions LLC (2021-Present); Director of Fund Operations, Transamerica Asset Management (2014-2021).	N/A	N/A
Cory J. Gossard Year of Birth: 1972	Chief Compliance Officer	Since Inception	Managing Director, PINE Advisor Solutions LLC (2021-Present); Chief Compliance Officer, Vident Investment Advisory (2020); Chief Compliance Officer, SS&C ALPS (2014-2020).	N/A	N/A

1.	The address for each Trustee/Officer is c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212.
2.	The fund complex consists of the Fund and the Privacore PCAAM Alternative Growth Fund.
3.	Lenia M. Ascenso and David Mehenny are deemed to be interested persons of the Fund because of their affiliations with the Fund’s Sub-Adviser and Adviser, respectively.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Trustees, lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, the Sub-Adviser, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

Independent Trustees:

Sarah Dyer. Ms. Dyer has more than 30 years of experience in the business consulting and financial services industry.

Brian Devaney. Mr. Devaney has more than 40 years of experience in the business consulting and financial services industry.

Arthur Liao, CFA. Mr. Liao has more than 30 years of experience in the business consulting and financial services industry.

Interested Trustees:

Lenia M. Ascenso. Ms. Ascenso has more than 27 years of experience in the financial services industry.

David Mehenny. Mr. Mehenny has more than 21 years of experience in the financial services industry.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

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Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser, the Sub-Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s Agreement and Declaration of Trust. The Board is currently composed of five members, three of whom are Independent Trustees. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees meet with their independent legal counsel in person prior to and/or during each quarterly in-person board meeting. As described below, the Board has established an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David Mehenny, an Interested Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, the Sub-Adviser and other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser, the Sub-Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser, the Sub-Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser, the Sub-Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board requires senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer, and the Adviser and the Sub-Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board also receives reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, placement agent and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees.

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Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees.

Trustee Ownership of Securities

As of the date of this SAI, none of the Trustees own Shares of the Fund.

Independent Trustee Ownership of Securities

As of September 30, 2024, none of the Independent Trustees (or their immediate family members) owned securities of the Adviser, Sub-Adviser or of an entity (other than a registered investment company or business development company) controlling, controlled by or under common control with the Adviser or Sub-Adviser.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, the Fund pays each Independent Trustee an annual retainer of $40,000, as well as reimbursement for any reasonable expenses incurred attending the meetings and $250 per Independent Trustee for each special telephonic meeting (exclusive of one special telephonic meeting per year). The Audit Chair is paid an additional annual retainer of $15,000. The other Chairs are paid an additional annual retainer of $5,000. Trustees who are interested persons are compensated by the Adviser, the Sub-Adviser, and/or their affiliates and will not be separately compensated by the Fund, including the Chair of the Board.

CODES OF ETHICS

The Fund, the Adviser and the Sub-Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, the Adviser and the Sub-Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

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INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Privacore Capital Advisors, LLC (the “Adviser”) serves as the investment adviser to the Fund. The Adviser is located at 1411 Broadway, New York, NY 10018 and is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the general supervision of the Board, and in accordance with the investment objectives, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Adviser provides such services to the Fund pursuant to the Investment Management Agreement.

The Adviser is a wholly owned subsidiary of Privacore Capital, LLC. Privacore Capital, LLC is a joint venture, 51% of which is owned by William Cashel and Brendan Boyle, and 49% of which is indirectly owned by Janus Henderson Group plc. Janus Henderson Group plc is an asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Investment Management Agreement

The Investment Management Agreement became effective as of June 27, 2024 and will continue in effect for an initial two-year period. Thereafter, the Investment Management Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

Pursuant to the Investment Management Agreement, the Fund pays the Adviser an Investment Management Fee equal to 1.25% on an annualized basis, accrued daily and payable monthly in arrears, of the Fund’s average daily net assets. The Investment Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. “Net assets” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Adviser for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding Specified Expenses (as defined in Memorandum)) do not exceed, on an annualized basis, 1.60%, 1.00% and 0.75% of the average daily net assets of Class S Shares, Class D Shares and Class I Shares, respectively, in the relevant period (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement will have a term ending one-year from the date the Fund commences operations, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board of Trustees upon thirty days’ written notice to the Adviser.

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The Sub-Adviser

Partners Capital Investment Group, LLP (the “Sub-Adviser”, and collectively with the Adviser, the “Advisers”) serves as the investment sub-adviser to the Fund. The Sub-Adviser, selected by the Adviser, is responsible for the daily investment and portfolio management activities for the Fund and is located at 600 Atlantic Avenue, 30th Floor, Boston MA 02210. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act. As of June 30, 2024, it had approximately $59.6 billion in assets under management. As of the close of business on July 31, 2024, General Atlantic Service Company, L.P. (“General Atlantic”), through its investment funds, acquired a minority but controlling stake in the Sub-Adviser (the “Transaction”). General Atlantic is a global growth investor with more than four decades of experience providing capital and strategic support for over 500 growth companies.

Sub-Advisory Agreement

A sub-advisory agreement (the “Pre-Transaction Sub-Advisory Agreement”) among the Adviser, the Sub-Adviser and the Fund was effective from June 28, 2024 through July 31, 2024. Upon consummation of the Transaction, a new sub-advisory agreement (the “Sub-Advisory Agreement”) among the Adviser, the Sub-Adviser and the Fund became effective from August 1, 2024 and will continue in effect for an initial two-year period, subject to terms of the Sub-Advisory Agreement. Thereafter, the Sub-Advisory Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

Pursuant to the Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser, monthly in arrears, 55% of the net management fees payable to the Adviser, provided that if the Adviser receives no management fees for any month, including because of the effect of any expense limitation or fee waivers agreed to with the Fund, the Adviser shall have no obligation to compensate the Sub-Adviser for such month pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month.

All fees and expenses are deducted before payment of dividends to investors. Information regarding the Board’s approval of the Investment Management Agreement, the Pre-Transaction Sub-Advisory Agreement and the Sub-Advisory Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders.

The Portfolio Managers

The persons who have primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Managers”) are John Beil, Emma Bewley, Alex Band, David Shushan, and Richard Scarinci. Information provided below regarding other accounts managed by the Portfolio Managers is as of June 30, 2024.

Other Accounts Managed by the Portfolio Managers

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
John Beil
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	53	$5,729	53	$5,729
Other Accounts	1	$0.1	0	$0

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	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Emma Bewley
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	2	$2,626	2	$2,626
Other Accounts	0	$0	0	$0

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Alex Band
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	1	$1,139	1	$996

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
David Shushan
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$39.8	1	$39.8
Other Accounts	46	$8,495	20	$2,204

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Richard Scarinci
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	2	$91	2	$59
Other Accounts	38	$10,913	21	$2,140

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Conflicts of Interest

The Advisers and Portfolio Managers may manage multiple funds and/or other accounts, and as a result may be presented with one or more of the following actual or potential conflicts:

The management of multiple funds and/or other accounts may result in the Advisers or Portfolio Managers devoting unequal time and attention to the management of each fund and/or other accounts. These activities could be viewed as creating a conflict of interest in that the time and effort of the Advisers, their affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Advisers and/or their affiliates. Nevertheless, the Fund believes that the members of the Advisers’ senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved.

If the Sub-Adviser or Portfolio Managers identify a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Sub-Adviser has adopted procedures for allocating portfolio transactions across multiple accounts.

The Advisers have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of the Portfolio Managers

A competitive base salary and a performance-based bonus structure are in place for all Portfolio Managers. Portfolio Managers are paid a competitive base salary and discretionary bonus based on, amongst other factors, their fiduciary investment responsibilities, performance of the individual, and the general performance of the Sub-Adviser. The discretionary bonus structure gives the Sub-Adviser the ability to remain competitive under current market conditions affecting compensation across the industry.

Portfolio Manager’s Ownership of Shares

Name of Portfolio Manager:	Dollar Range of Shares Beneficially Owned by Portfolio Manager(1)
David Shushan	None
Alex Band	None
Emma Bewley	None
John Beil	None
Richard Scarinci	None

(1)	As of June 30, 2024.

BROKERAGE

In following the Fund’s investment strategy, the Advisers expect few of the Fund’s transactions to involve brokerage. To the extent the Fund’s transactions involve brokerage, the Fund does not expect to use one particular broker or dealer. It is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

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In addition, the Sub-Adviser may place a combined order for two or more accounts it manages, including the Fund, that are engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Fund may obtain, it is the opinion of the Adviser and Sub-Adviser that the advantages of combined orders outweigh the possible disadvantages of separate transactions. The Adviser and Sub-Adviser believe that the ability of the Fund to participate in higher volume transactions will generally be beneficial to the Fund.

As described below, the Sub-Adviser may place orders with brokers that provide research services. Such transactions shall comply with the safe harbor under Section 28(e) of the Securities and Exchange Act of 1934, as amended, with respect to the receipt of such services. Consistent with the principle of seeking best price and execution, the Sub-Adviser may place brokerage orders with brokers that provide the Fund and the Sub-Adviser with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

TAX MATTERS

The following is intended to be a general summary of certain U.S. federal income tax consequences of investing, holding and disposing of Shares of the Fund. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. INVESTORS ARE THEREFORE ADVISED TO CONSULT WITH THEIR TAX ADVISORS BEFORE MAKING AN INVESTMENT IN THE FUND.

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

The Fund intends to elect to be treated as a regulated investment company (a “RIC”) under the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships (the “Source of Income Test”); (b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, in the securities (other than securities of other RICs) of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”); and (c) distribute for each taxable year an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses, and other taxable income (other than any net capital gain), reduced by deductible expenses, determined without regard to the deduction for dividends paid) and 90% of its net tax exempt interest income (which is the excess of the Fund’s gross tax-exempt interest income over certain disallowed deductions).

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The Fund generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gains that the Fund distributes to its Shareholders. The Fund might not distribute all of its net investment income, and the Fund is not required to distribute any portion of its net capital gain. If the Fund qualifies for treatment as a RIC but does not distribute all of its net capital gain and net investment income, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount of capital gain as undistributed capital gain in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains: (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed amount and will be entitled to credit that amount of tax against their federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the Shareholder’s gross income and the tax deemed paid by the Shareholder.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that the Fund distributes to the Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its net investment income and net capital gain. Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years. While the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, given the difficulty of estimating Fund income and gains in a timely fashion, each year the Fund may be liable for a 4% excise tax on some portion of its income and gains in some years. the Fund will be liable for the Excise Tax only on the amount by which the Fund does not meet the Excise Tax Avoidance Requirement.

In the event the Fund owns equity interests in operating businesses conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes), income from such equity interests may not qualify for purposes of the Source of Income Test and, as a result, the Fund may be required to hold such interests through a subsidiary corporation. In such a case, any income from such equity interests should not adversely affect the Fund’s ability to meet the Source of Income Test, although such income generally would be subject to U.S. federal income tax, which the Fund would indirectly bear through its ownership of such subsidiary corporation.

The Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the Investment Company Act, the Fund is not permitted to make distributions to its Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the Fund’s distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and/or (ii) other requirements relating to the Fund’s qualification as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the annual distribution requirement or to avoid the 4% excise tax, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

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If the Fund fails to satisfy the Source of Income or Diversification Tests in any taxable year, the Fund may be eligible for certain relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the Diversification Tests, the Fund may be required to dispose of certain assets. If these relief provisions are not available to the Fund and it fails to qualify for treatment as a RIC for a taxable year, the Fund will be taxable at regular corporate tax rates (and, to the extent applicable, at corporate alternative minimum tax rates). In such an event, all distributions (including capital gain distributions) will be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits, subject to the dividends-received deduction for corporate Shareholders and to the tax rates applicable to qualified dividend income distributed to non-corporate Shareholders. In such an event, distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions will be treated as a capital gain. To requalify for treatment as a RIC in a subsequent taxable year, the Fund would be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund failed to qualify for tax treatment as a RIC. In addition, if the Fund were to fail to qualify as a RIC for a period greater than two taxable years, it would generally be required to pay a Fund-level tax on certain net built-in gains recognized with respect to certain of its assets upon a disposition of such assets within five years of qualifying as a RIC in a subsequent year.

The Board reserves the right not to maintain the qualification of the Fund for treatment as a RIC if it determines such course of action to be beneficial to the Shareholders.

Capital Loss Carryforwards

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to offset capital gains in future years. The Fund is permitted to carry forward indefinitely a net capital loss from any taxable year to offset its capital gains, if any, in years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to the Fund and may not be distributed as capital gains to Shareholders. Generally, the Fund may not carry forward any losses other than net capital losses. Under certain circumstances, the Fund may elect to treat certain losses as though they were incurred on the first day of the taxable year immediately following the taxable year in which they were actually incurred.

Investments in Partnerships

The Fund may invest a portion of its assets in Portfolio Funds that are classified as partnerships for U.S. federal income tax purposes.

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to federal income tax. Instead, each partner of the partnership must take into account its allocable share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that the Fund receives corresponding cash distributions from a Portfolio Fund. In such case, the Fund might have to borrow money or dispose of investments, including interests in Portfolio Funds, and the Fund might have to sell shares of the Fund, in each case including when it is disadvantageous to do so, in order to make the distributions required in order to maintain its status as a RIC and to avoid the imposition of a federal income or excise tax.

In addition, the character of a partner’s allocable share of items of partnership income, gain and loss generally will be determined as if the partner had realized such items directly. Portfolio Funds classified as partnerships for federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the Source of Income Test. In order to meet the Source of Income Test, the Fund may structure some of its investments in a way potentially increasing the taxes imposed thereon or in respect thereof. Moreover, because the Fund may not have timely or complete information concerning the amount and sources of a Portfolio Fund’s income until such income has been earned by the Portfolio Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the Source of Income Test.

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Furthermore, it may not always be entirely clear how the asset diversification rules for RIC qualification will apply to the Fund’s investments in Portfolio Funds that are classified as partnerships for federal income tax purposes. The Fund will engage the services of a third-party service provider to collect, aggregate and analyze data on the Fund’s direct and indirect investments in order to ensure that the Fund meets the asset diversification test. In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification test or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in a Portfolio Fund that limit utilization of this cure period.

As a result of the considerations described in the preceding paragraphs, the Fund’s intention to qualify and be eligible for treatment as a RIC can limit its ability to acquire or continue to hold positions in Portfolio Funds that would otherwise be consistent with their investment strategy or can require the Fund to engage in transactions in which it would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to Investors.

Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain, and loss include the direct investments, activities, income, gain, and loss of the Fund, as well as those indirectly attributable to the Fund as result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation).

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may: (i) disallow, suspend, or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction; (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income; (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. The Fund will monitor its transactions and may decide to make certain tax elections, may be required to borrow money, or may be required to dispose of securities to mitigate the effect of these rules and prevent disqualification of the Fund as a RIC.

Original Issue Discount Securities

Investments by the Fund in paid-in-kind, zero coupon, or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. This income is included in determining the amount of income that the Fund must distribute to avoid the payment of federal income tax and the 4% excise tax. Because such income may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its Shareholders.

16

Investments in Non-U.S. Securities

The Fund may invest in non-U.S. securities, which investments could subject the Fund to complex provisions of the Code applicable to equity interests in passive foreign investment companies (each, a “PFIC”). A PFIC is an equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations (i) that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of the corporation’s assets (computed based on average fair market value) either produce or are held for the production of passive income. If the Fund invests in PFICs, the Fund could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its Shareholders. The Fund would not be able to pass through to its Shareholders any credit or deduction for such a tax. A “qualified electing fund” election or a “mark-to-market” election may be available that would ameliorate these adverse tax consequences, but such elections could require the Fund to recognize taxable income or gain (subject to the distribution requirements applicable to RICs, as described above) without the concurrent receipt of cash. In order to satisfy the distribution requirements and avoid a tax at the Fund level, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for the Fund to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Fund on an annual basis, which it might not agree to do. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability or maximize its returns from these investments.

Dividends received by the Fund on foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders of the Fund generally will not be entitled to a credit or deduction with respect to any such taxes paid by the Fund.

Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Investment in Domestic Subsidiaries

The Fund contemplates investing up to 25% of its assets in one or more U.S. subsidiaries to enable it to indirectly make investments that would not generate qualifying income for a RIC. Any net income that such a subsidiary recognizes will be subject to federal and state corporate income tax, but the dividends that the subsidiary pays to the Fund (i.e., those gains, net of the tax paid and any other expenses of the subsidiary, such as its management and advisory fees) will be eligible to be treated as “qualified dividend income” under the Code. Although it is possible that multiple subsidiaries may be required to be aggregated for purposes of the 25% value limit described above, losses of one subsidiary will not offset income of another subsidiary.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Shares should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, located at 601 South Figueroa Street, Los Angeles, CA 90017, has been selected as the independent registered public accounting firm for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund.

17

ADMINISTRATOR

The Fund has contracted with UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative and accounting services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund are not held by the Adviser, the Sub-Adviser, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

PLACEMENT AGENT

Janus Henderson Distributors US LLC, (the “Placement Agent”) is the placement agent of Shares and is located at 151 Detroit Street, Denver, CO 80206. The Placement Agent is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Placement Agency Agreement, the Placement Agent acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Placement Agent continually distributes Shares of the Fund on a commercially reasonable efforts basis. The Placement Agent has no obligation to sell any specific quantity of Shares. The Placement Agent and its officers have no role in determining the investment policies of the Fund.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Sub-Adviser. The Sub-Adviser will vote such proxies in accordance with its proxy policies and procedures. A copy of the Sub-Adviser’s proxy policies and procedures is included as Appendix A to this SAI.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1 (888) 442-4420 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of October 1, 2024, the name, address and percentage of ownership of each entity or person that owned of record or beneficially 5% or more of the outstanding Shares of the Fund were as follows:

Class I Shares
Name & Address	Percentage of Fund
Janus Henderson Investors US LLC 151 Detroit St. Denver, CO 80206	100%

As of October 1, 2024, the Fund’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

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ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Memorandum and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

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APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES

Partners Capital Investment Group, LLP

Background

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●	Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions.

Policies and Procedures

Proxy Voting

Partners Capital generally does not have the authority to vote Client proxies, as disclosed in Partners Capital’s standard advisory contract and Part 2 of Form ADV. If Partners Capital inadvertently receives any proxy materials on behalf of a Client who retains the responsibility for voting their proxies, the Company will promptly forward such materials to the Client.

Where Partners Capital has authority to vote Client proxies, Partners Capital will vote each proxy in accordance with its fiduciary duty to its Clients. Partners Capital will generally seek to vote proxies in a way that maximizes the value of Clients’ assets. However, Partners Capital will document and abide by any specific proxy voting instructions conveyed by a Client with respect to that Client’s securities.

Partners Capital has retained Institutional Shareholders Services Inc. (“ISS”) to assist in the proxy voting process. Partners Capital requires ISS to notify the Company if ISS experiences a material conflict of interest in the voting of Clients’ proxies.

Absent specific Client instructions, Partners Capital has adopted the following proxy voting procedures designed to ensure that proxies are properly identified and voted, and that any conflicts of interest are addressed appropriately:

●	Absent specific Client instructions, Partners Capital votes Client proxies according to recommendations made by ISS. Investment professionals deviating from these recommendations must provide the Compliance with a written explanation of the reason for the deviation, as well as a representation that the Employee and Partners Capital are not conflicted in making the chosen voting decision.

●	Partners Capital will not neglect its proxy voting responsibilities, but the Company may abstain from voting if it deems that abstaining is in its Clients’ best interests. For example, Partners Capital may be unable to vote securities that have been lent by the custodian. Also, proxy voting in certain countries involves “share blocking,” which limits Partners Capital’s ability to sell the affected security during a blocking period that can last for several weeks. Partners Capital believes that the potential consequences of being unable to sell a security usually outweigh the benefits of participating in a proxy vote, so Partners Capital generally abstains from voting when share blocking is required.

●	Paragraph (c)(ii) of Rule 204-2 under the Advisers Act requires Partners Capital to maintain certain books and records associated with its proxy voting policies and procedures. ISS will retain the following information in connection with each proxy vote:

o	The Issuer’s name;

o	The security’s ticker symbol or CUSIP, as applicable;

o	The shareholder meeting date;

o	The number of shares that Partners Capital voted;

o	A brief identification of the matter voted on;

o	Whether the matter was proposed by the Issuer or a security-holder;

o	Whether Partners Capital cast a vote;

o	How Partners Capital cast its vote (for the proposal, against the proposal, or abstain); and

o	Whether Partners Capital cast its vote with or against management.

●	If Partners Capital votes the same proxy in two directions, the Company will maintain documentation describing the reasons for each vote (e.g., Partners Capital believes that voting with management is in Clients’ best interests, but one Client gave specific instructions to vote against management).

●	Any attempt to influence the proxy voting process by Issuers or others not identified in these policies and procedures should be promptly reported to Compliance. Similarly, any Client’s attempt to influence proxy voting with respect to other Clients’ securities should be promptly reported to Compliance.

●	Proxies received after a Client terminates its advisory relationship with Partners Capital will not be voted. The Company will promptly return such proxies to the sender, along with a statement indicating that Partners Capital’s advisory relationship with the Client has terminated, and that future proxies should not be sent to Partners Capital.

Class Actions

Partners Capital does not direct Clients’ participation in class actions, as disclosed in Part 2 of Form ADV. Compliance will determine whether to return any documentation inadvertently received regarding Clients’ participation in class actions to the sender, or to forward such information to the appropriate Clients.

Disclosures to Clients and Investors

Partners Capital includes a description of its policies and procedures regarding proxy voting and class actions in Part 2 of Form ADV.

Any request for information about proxy voting or class actions should be promptly forwarded to Compliance, who will respond to any such requests.

PART C: OTHER INFORMATION

Privacore PCAAM Alternative Income Fund (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	Financial Statements:

Not applicable.

(2)	Exhibits

(a)(1)	Agreement and Declaration of Trust is incorporated by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-2 (Reg. No. 811-23961) as previously filed on April 25, 2024.

(a)(2)	Certificate of Trust is incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement on Form N-2 (Reg. No. 811-23960) as previously filed on April 25, 2024.

(b)	By-Laws are filed herewith.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1), (b).

(e)	Terms and Conditions of Dividend Reinvestment Plan are filed herewith.

(f)	Not applicable.

(g)(1)	Investment Management Agreement is filed herewith.

(g)(2)	Sub-Advisory Agreement is filed herewith.

(h)(1)	Placement Agency Agreement is filed herewith.

(h)(2)	Distribution and Service Plan is to be filed by amendment.

(i)	Not applicable.

(j)	Custody Agreement is filed herewith.

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement is filed herewith.

(k)(2)	Transfer Agency Agreement is filed herewith.

(k)(3)	Multiple Class Plan is to be filed by amendment.

(k)(4)	Expense Limitation and Reimbursement Agreement is filed herewith.

(k)(5)	Joint Insured Bond Agreement is filed herewith.

(k)(6)	Joint Liability Insurance Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Subscription Agreement is filed herewith.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is filed herewith.

(r)(2)	Code of Ethics of Privacore Capital Advisors, LLC (also the Code of Ethics of Janus Henderson Investors) is filed herewith.

(r)(3)	Code of Ethics of Partners Capital Investment Group, LLP is filed herewith.

(r)(4)	Code of Ethics of Janus Henderson Distributors US LLC (also the Code of Ethics of Janus Henderson Investors) is filed herewith.

(s)	Not applicable.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$20,669
Legal fees	$240,000
Printing fees	$15,000
Blue Sky fees	$55,641
Transfer Agent fees	$61,908
Total	$393,218

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Trustees of the Registrant is identical or substantially identical to the board of trustees of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Shareholders*
Class S	0
Class D	0
Class I	1

*	As of July 31, 2024.

Item 30. Indemnification

Sections 8.1-8.5 of Article VIII of the Registrant’s Agreement and Declaration of Trust state:

Section 8.1	Limitation of Liability. Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission in his capacity as Trustee or as an officer of the Trust, or for any act or omission of any other officer or any employee of the Trust or of any other person or party, provided that nothing contained herein or in the Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer hereunder.

Section 8.2	Indemnification. The Trust shall indemnify each of its Trustees, officers, and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative, regulatory, or legislative body, in which he may be involved or with which he may be threatened, while as a Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”). Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and (b) any of (i) such Covered Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8.3	Indemnification Determinations. Indemnification of a Covered Person pursuant to Section 8.2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8.4	Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 8.5

Shareholders. Each Shareholder of the Trust and each Class shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

In case any Shareholder or former Shareholder of any Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Class, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Class and satisfy any judgment thereon from the assets of the Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Classes whose Shares were held by said Shareholder at the time the act or event occurred that gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

In addition, the Fund’s various agreements with its service providers provide for indemnification.

Item 31. Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Registrant’s investment adviser, Privacore Capital Advisors, LLC (the “Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-130552), and is incorporated herein by reference.

Information as to the directors and officers of the Registrant’s investment sub-adviser, Partners Capital Investment Group, LLP (the “Sub-Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Sub-Adviser, and each director, executive officer, managing member or partner of the Sub-Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-61234), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Adviser, and/or (3) the Sub-Adviser. The address of each is as follows:

1.	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

2.	Privacore Capital Advisors, LLC 1411 Broadway New York, NY 10018

3.	Partners Capital Investment Group, LLP 600 Atlantic Avenue, 30th Floor Boston MA 02210

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston in the State of Massachusetts on the 4th day of October, 2024.

Privacore PCAAM Alternative Income Fund

By:	/s/ William S. Cashel IV
Name: William S. Cashel IV
Title: President (Principal Executive Officer)

Exhibit Index

(b)	By-Laws

(e)	Terms and Conditions of Dividend Reinvestment Plan

(g)(1)	Investment Management Agreement

(g)(2)	Sub-Advisory Agreement

(h)(1)	Placement Agency Agreement

(j)	Custody Agreement

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement

(k)(2)	Transfer Agency Agreement

(k)(4)	Expense Limitation and Reimbursement Agreement

(k)(5)	Joint Insured Bond Agreement

(k)(6)	Joint Liability Insurance Agreement

(p)	Subscription Agreement

(r)(1)	Code of Ethics of Registrant

(r)(2)	Code of Ethics of Privacore Capital Advisors, LLC (also the Code of Ethics of Janus Henderson Investors)

(r)(3)	Code of Ethics of Partners Capital Investment Group, LLP

(r)(4)	Code of Ethics of Janus Henderson Distributors US LLC (also the Code of Ethics of Janus Henderson Investors)